EXHIBIT 2.1
                         AGREEMENT AND PLAN OF MERGER

                                 BY AND AMONG

                       THE MERIDIAN RESOURCE CORPORATION
                            LOPI ACQUISITION CORP.
                    SHELL LOUISIANA ONSHORE PROPERTIES INC.
                     AND LOUISIANA ONSHORE PROPERTIES INC.

                             DATED MARCH 27, 1998

                               THIS AGREEMENT IS
                        SUBJECT TO BINDING ARBITRATION

                                TABLE OF CONTENTS
                                                                            PAGE
                                                                            ----
ARTICLE I - CERTAIN DEFINITIONS..............................................2

ARTICLE II - THE MERGER
            SECTION 2.1       THE MERGER.....................................6
            SECTION 2.2       EFFECTIVE TIME OF THE MERGER...................7
            SECTION 2.3       CERTIFICATE OF INCORPORATION...................7
            SECTION 2.4       BYLAWS.........................................7
            SECTION 2.5       DIRECTORS OF THE SURVIVING CORPORATION.........7
            SECTION 2.6       OFFICERS OF THE SURVIVING CORPORATION..........7
            SECTION 2.7       EFFECTS OF MERGER..............................7

ARTICLE III - CONVERSION OF SHARES
            SECTION 3.1       EFFECT OF MERGER ON CAPITAL STOCK..............7
            SECTION 3.2       EXCHANGE OF CERTIFICATES.......................8
            SECTION 3.3       ADJUSTMENTS TO PREVENT DILUTION................8
            SECTION 3.4       FURTHER ASSURANCES.............................9

ARTICLE IV - THE CLOSING
            SECTION 4.1       CLOSING........................................9

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF TMR
            SECTION 5.1       ORGANIZATION AND QUALIFICATION.................9
            SECTION 5.2       SUBSIDIARIES..................................10
            SECTION 5.3       CAPITALIZATION................................10
            SECTION 5.4       AUTHORITY; NON-CONTRAVENTION; STATUTORY
                              APPROVALS; COMPLIANCE.........................11
            SECTION 5.5       REPORTS AND FINANCIAL STATEMENTS..............13
            SECTION 5.6       ABSENCE OF CERTAIN CHANGES OR EVENTS; ABSENCE
                              OF UNDISCLOSED LIABILITIES....................14
            SECTION 5.7       LITIGATION....................................14
            SECTION 5.8       PROXY STATEMENT...............................14
            SECTION 5.9       TAX MATTERS...................................15
            SECTION 5.10      VOTE REQUIRED.................................15
            SECTION 5.11      STATE TAKEOVER STATUTES; ABSENCE OF
                              SUPERMAJORITY PROVISION.......................15
            SECTION 5.12      HSR EXEMPTION.................................16

            SECTION 5.13      ERISA.........................................16

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF SLOPI AND THE COMPANY
            SECTION 6.1       ORGANIZATION AND QUALIFICATION................17
            SECTION 6.2       SUBSIDIARIES..................................17
            SECTION 6.3       CAPITALIZATION................................17
            SECTION 6.4       AUTHORITY; NON-CONTRAVENTION; STATUTORY
                              APPROVALS; COMPLIANCE.........................17
            SECTION 6.5       FINANCIAL STATEMENTS..........................19
            SECTION 6.6       ABSENCE OF CERTAIN CHANGES OR EVENTS; ABSENCE
                              OF UNDISCLOSED LIABILITIES....................19
            SECTION 6.7       LITIGATION....................................20
            SECTION 6.8       INFORMATION IN PROXY STATEMENT................20
            SECTION 6.9       TAX MATTERS...................................20
            SECTION 6.10      VOTE REQUIRED.  ..............................21
            SECTION 6.11      EMPLOYEE MATTERS.  ...........................21
            SECTION 6.12      MATERIAL CONTRACTS AND AGREEMENTS.............21
            SECTION 6.13      INVESTMENT INTENT.............................21

ARTICLE VII - REPRESENTATIONS AND WARRANTIES REGARDING TMR SUB
            SECTION 7.1       ORGANIZATION AND STANDING.....................22
            SECTION 7.2       CAPITAL STRUCTURE.............................22
            SECTION 7.3       AUTHORITY; NON-CONTRAVENTION..................22

ARTICLE VIII - CONDUCT OF BUSINESS PENDING THE MERGER
            SECTION 8.1       ORDINARY COURSE OF BUSINESS...................23
            SECTION 8.2       DIVIDENDS AND OTHER PAYMENTS..................23
            SECTION 8.3       ISSUANCE OF SECURITIES........................24
            SECTION 8.4       CHARTER DOCUMENTS.............................24
            SECTION 8.5       NO ACQUISITIONS...............................24
            SECTION 8.6       NO DISPOSITIONS...............................24
            SECTION 8.7       INDEBTEDNESS..................................25
            SECTION 8.8       COMPENSATION, BENEFITS.  .....................25
            SECTION 8.9       TAX-FREE STATUS...............................25
            SECTION 8.10      INSURANCE.....................................26
            SECTION 8.11      COOPERATION, NOTIFICATION.....................26
            SECTION 8.12      THIRD-PARTY CONSENTS..........................26
            SECTION 8.13      PERMITS.......................................26
            SECTION 8.14      AFFILIATE LIABILITIES.........................26

ARTICLE IX - ADDITIONAL AGREEMENTS
            SECTION 9.1       ACCESS TO INFORMATION.........................27
            SECTION 9.2       TMR PROXY STATEMENT...........................27
            SECTION 9.3       REGULATORY MATTERS............................28
            SECTION 9.4       APPROVAL OF TMR STOCKHOLDERS..................29
            SECTION 9.5       DISCLOSURE SCHEDULES; PROPRIETARY DATA........29
            SECTION 9.6       PUBLIC ANNOUNCEMENTS..........................29
            SECTION 9.7       NO WITHDRAWAL OF RECOMMENDATION...............30
            SECTION 9.8       EXPENSES......................................30
            SECTION 9.9       COVENANT TO SATISFY CONDITIONS................30
            SECTION 9.10      TAX MATTERS...................................30
            SECTION 9.11      WITHDRAWAL FEE................................35
            SECTION 9.12      TRANSFER OF RECORD TITLE TO PROPERTIES........35

ARTICLE X - CONDITIONS
            SECTION 10.1      CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT
                              THE MERGER....................................35
            SECTION 10.2      CONDITIONS TO OBLIGATION OF TMR TO EFFECT
                              MERGER........................................36
            SECTION 10.3      CONDITIONS TO OBLIGATION OF SLOPI AND
                              THE COMPANY TO EFFECT THE MERGER..............37

ARTICLE XI - TERMINATION, AMENDMENT AND WAIVER
            SECTION 11.1      TERMINATION...................................38
            SECTION 11.2      EFFECT OF TERMINATION.........................39
            SECTION 11.3      AMENDMENT.....................................39
            SECTION 11.4      WAIVER........................................40

ARTICLE XII - GENERAL PROVISIONS
            SECTION 12.1      NON-SURVIVAL; INDEMNITIES.....................40
            SECTION 12.2      NO BROKERS....................................42
            SECTION 12.3      NOTICES.......................................42
            SECTION 12.4      NO PUNITIVE DAMAGES...........................44
            SECTION 12.5      BINDING ARBITRATION...........................44
            SECTION 12.6      DTPA WAIVER...................................46
            SECTION 12.7      MISCELLANEOUS.................................46
            SECTION 12.8      INTERPRETATION................................46
            SECTION 12.9      COUNTERPARTS; EFFECT..........................46
            SECTION 12.10     PARTIES IN INTEREST...........................46
            SECTION 12.11     SPECIFIC PERFORMANCE..........................47
            SECTION 12.12     FURTHER ASSURANCES............................47

            SECTION 12.13     CONTINGENT CONSIDERATION.  ...................47
            SECTION 12.14     GAS IMBALANCES................................47

EXHIBITS:

A  -  Directors of Surviving Corporation
B  -  Officers of Surviving Corporation
C  -  Basis of Conversion and Conversion Rights
D  -  Company Financial Statements
E  -  Form of Certificate of Designation for Series A Preferred
F  -  Form of Stock Rights and Restriction Agreement
G  -  Form of Registration Rights Agreement
H  -  Contingent Consideration
I  -  Preliminary TMR Financial Statements

SCHEDULES:

I   -  TMR Disclosure Schedule
II  -  Company Disclosure Schedule
III -  True-Up Accounting Procedures and Principles

                         AGREEMENT AND PLAN OF MERGER

      AGREEMENT AND PLAN OF MERGER, dated as of March 27, 1998 (this "Agreement"), by and among The Meridian Resource Corporation, a corporation formed under the laws of the State of Texas ("TMR"), LOPI Acquisition Corp, a corporation formed under the laws of the State of Delaware and a wholly-owned subsidiary of TMR ("TMR Sub"), Shell Louisiana Onshore Properties Inc., a corporation formed under the laws of the State of Delaware ("SLOPI"), and Louisiana Onshore Properties Inc. (the "Company"), a corporation formed under the laws of the State of Delaware and a wholly-owned subsidiary of SLOPI.

      WHEREAS, the respective Boards of Directors of TMR, TMR Sub, SLOPI and the Company have approved, and TMR and the Company have declared advisable and in the best interests of their stockholders, the merger of TMR Sub with and into the Company (the "Merger"), pursuant to the terms and conditions set forth in this Agreement.

      WHEREAS, pursuant to the Merger, each issued and outstanding share of common stock, par value $1.00 per share, of the Company ("Company Common Stock") not owned directly or indirectly by TMR or the Company, will be converted into the right to receive, on the basis herein stated (i) shares of common stock, par value $0.01 per share, of TMR ("TMR Common Stock") and (ii) shares of the Series A Cumulative Convertible Preferred Stock, par value $1.00 per share, of TMR (the "TMR Series A Preferred");

      WHEREAS, for federal income or tax purposes it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

      WHEREAS, TMR, TMR Sub, SLOPI and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

      NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement, the parties hereto, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                              CERTAIN DEFINITIONS

      As used in this Agreement, the following terms shall have the following meanings:

      "Affiliate" shall have the meaning set forth in the Stock Rights and Restriction Agreement.

      "Asset Conveyance Agreements" shall have the meaning set forth in Section 9.12.

      "Cairn" shall have the meaning set forth in Section 5.5(a).

      "Certificate of Designation" shall mean the Statement of Designation for the TMR Series A Preferred which is set forth as Exhibit E.

      "Certificate of Merger" shall have the meaning set forth in Section 2.2.

      "Chase" shall mean Chase Securities Corporation, which is acting as financial advisor to TMR.

      "Choctaw" shall mean Choctaw Pipeline Company, a Delaware corporation, which is an Affiliate of the Company and SLOPI.

      "Chase Opinion" shall mean the opinion letter dated March 27, 1998 from Chase to TMR's Board of Directors with respect to the fairness, from a financial point of view, of the Merger and the related transactions to TMR.

      "Closing" and "Closing Date" shall have the meaning set forth in Section 4.1.

      "Code" shall have the meaning set forth in the third Whereas clause of this Agreement.

      "Company Common Stock" shall mean the common stock, par value $1.00 per share, of the Company.

      "Company Disclosure Schedule" shall have the meaning set forth in the introductory sentence of Article VI.

      "Company Financial Statements" shall have the meaning set forth in Section 6.5(a).

      "Company Material Adverse Change" or "Company Material Adverse Effect" shall mean the cumulative effect of all changes or effects that are, or, so far as can reasonably be determined, are likely to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or results of operations of the Company (with cumulative changes or effects greater than $25,000,000 being material) or on the consummation of the transactions contemplated by this Agreement; provided, however, that the terms "Company Material Adverse Change" and "Company Material Adverse Effect" shall not include normal production decline of oil and gas properties, economic, political or legal changes affecting the oil and gas industry as a whole, general changes in oil or gas prices or results of drilling of any undeveloped or unevaluated leaseholds or horizons now owned or hereafter acquired.

      "Company Required Consents" shall mean all required third-party consents or other approvals not yet obtained as set forth in the Company Disclosure Schedule.

      "Company Required Statutory Approvals" shall have the meaning set forth in
Section 6.4(c).

      "Confidentiality Agreement" shall have the meaning set forth in Section 9.1(b).

      "Conversion Rights" shall have the meaning set forth in Section 3.1(b) and in Exhibit C.

      "Current Litigation Claims" shall have the meaning set forth in Section 12.1(c)(i).

      "DGCL" shall mean the General Corporation Law of the State of Delaware.

      "Disclosure Schedules" shall mean the TMR Disclosure Schedule and the Company Disclosure Schedule, collectively.

      "Effective Time" shall have the meaning set forth in Section 2.2. The Effective Time will be on, or as soon as practicable after, the Closing Date.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Fee" shall have the meaning set forth in Section 9.11.

      "Fully Diluted Shares" shall mean, at any time, the sum of (i) the shares of TMR Common Stock then outstanding plus (ii) the number of shares of TMR Common Stock reserved for issuance or issuable in connection with the exercise, exchange or conversion of options, warrants or securities of TMR then outstanding which are exercisable or exchangeable for shares of TMR Common Stock or are convertible into shares of TMR Common Stock (including, without limitation, the TMR Series A Preferred).

      "GAAP" shall mean generally accepted accounting principles.

      "Governmental Authority" shall mean any court, governmental or regulatory body (including a stock exchange or other self-regulatory body) or authority, domestic or foreign.

      "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "Indemnification Agreement" shall have the meaning set forth in Section 9.1(c).

      "Joint Venture" shall mean, with respect to any person, any corporation or other entity (including partnerships and other business associations and joint ventures) in which such person or one or more of its Subsidiaries owns an equity interest that is less than a majority of any class of the outstanding voting securities or equity, other than equity interests held for passive investment purposes that are less than 5% of any class of the outstanding voting securities or equity; provided, however, that the term "Joint Venture" shall not include operating agreements, exploration alliances or other similar arrangements relating to or associated with exploration and development of Oil and Gas Interests not involving the sharing of equity in a legal entity.

      "LOPI Properties" shall mean the properties and assets described in the Asset Conveyance Agreements.

      "Proxy Statement" shall have the meaning set forth in Section 5.8.

      "Registration Rights Agreement" shall mean the form of agreement set forth in Exhibit G.

      "Representatives" shall have the meaning set forth in Section 9.1.

      "SEC" shall mean the Securities and Exchange Commission.

      "Secretary of State" shall have the meaning set forth in Section 2.2.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Share Issuance" shall have the meaning set forth in Section 5.4(a).

      "Shell" shall mean Shell Oil Company, a Delaware corporation which is an Affiliate of the Company and SLOPI.

      "Shell Group" shall have the meaning set forth in Section 9.10(a)(3).

      "SOVI" shall mean Shell Onshore Ventures Inc., a Delaware corporation, which is an Affiliate of the Company and SLOPI.

      "Stock Rights and Restriction Agreement" shall mean the form of agreement set forth in Exhibit F.

      "Subsidiary" shall mean, with respect to any person, any corporation or other entity (including partnerships and other business associations) in which a person directly or indirectly owns at least a majority of the outstanding voting securities or other equity interests having the power, under ordinary circumstances, to elect a majority of the directors, or otherwise to direct the management and policies, of such corporation or other entity. Without limiting the foregoing, references to a Subsidiary or Subsidiaries shall include, without limitation, Cairn as a subsidiary of TMR.

      "Surviving Corporation" shall have the meaning set forth in Section 2.1.

      "SWEPI" shall mean Shell Western E&P Inc., a Delaware corporation which is an Affiliate of the Company and SLOPI.

      "Tax Return" shall mean any report, return or other information required to be supplied to a governmental entity with respect to Taxes.

      "Taxes" shall mean any federal, state, county, local or foreign taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, production, business and occupation disability, employment, payroll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties (civil or criminal) on or additions to any such taxes, charges, fees, levies or other assessments, and any expenses incurred in connection with the determination, settlement or litigation of any liability for any of the foregoing.

      "Tax Accrual" shall have the meaning set forth in Section 9.10(a)(3).

      "Tax Indemnified Party" shall have the meaning set forth in Section
9.10(f).

      "Tax Indemnifying Party" shall have the meaning set forth in Section 9.10(f).

      "Tax Items" shall have the meaning set forth in Section 9.10(a)(1).

      "Tax Losses" shall have the meaning set forth in Section 9.10(d).

      "TBCA" shall mean the Texas Business Corporation Act, as amended from time to time.

      "Termination Date" shall have the meaning set forth in Section 11.1(b).

      "TMR Common Stock" shall mean the common stock, par value $0.01 per share, of TMR.

      "TMR Disclosure Schedule" shall have the meaning set forth in the introductory sentence of Article V.

      "TMR Financial Statements" shall have the meaning set forth in Section 5.5(d).

      "TMR Material Adverse Change" or "TMR Material Adverse Effect" shall mean the cumulative effect of all changes or effects that are or, so far as can reasonably be determined, are likely to be materially adverse to the business, operations, properties, assets, condition (financial or otherwise), or results of operations of TMR and its Subsidiaries taken as a whole (with cumulative changes or effects greater than $25,000,000 being material) or on the consummation of the transactions contemplated by this Agreement; provided, however, that the terms "TMR Material Adverse Change" and "TMR Material Adverse Effect" shall not include normal production decline of oil and gas properties, economic, political or legal changes affecting the oil and gas industry as a whole, general changes in oil or gas prices or results of drilling of any undeveloped or unevaluated leaseholds or horizons now owned or hereafter acquired.

      "TMR Preferred Stock" shall have the meaning set forth in Section 5.3(a).

      "TMR Required Consents" shall mean all required third-party consents or other approvals set forth in the TMR Disclosure Schedule.

      "TMR SEC Reports" shall have the meaning set forth in Section 5.5(b).

      "TMR Series A Preferred" shall have the meaning set forth in the second Whereas clause of this Agreement.

      "TMR Special Meeting" shall have the meaning set forth in Section 9.4(a).

      "TMR Stockholders' Approval" shall have the meaning set forth in Section 5.10.

      "Violation" shall have the meaning set forth in Section 5.4(b).

                                  ARTICLE II

                                  THE MERGER

      SECTION 2.1 THE MERGER. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, TMR Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). Following the Merger, the separate corporate existence of TMR Sub shall thereupon cease, and the Company shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of TMR Sub in accordance with the DGCL.

      SECTION 2.2 EFFECTIVE TIME OF THE MERGER. The parties acknowledge that it is their mutual desire and intent to consummate the Merger as soon as practicable after the date hereof. Accordingly, the parties shall use all reasonable efforts to bring about the satisfaction as soon as practicable of all the conditions specified in Article X and otherwise to effect the consummation of the Merger as soon as practicable. Subject to the terms hereof, as soon as practicable after all of the conditions set forth in Article X shall have been satisfied or waived, the parties hereto will (i) file a certificate of merger (the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and (ii) make all other filings or recordings required under the DGCL. The Merger shall become effective at such time, on, or as soon as practicable after, the Closing Date, as the Certificate of Merger is duly filed with the Secretary of State of Delaware ("Secretary of State") or at such other time, on, or as soon as practicable after, the Closing Date, as TMR and the Company shall agree shall be specified in the Certificate of Merger (the "Effective Time").

      SECTION 2.3 CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of the Company as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation following the Effective Time, until duly amended.

      SECTION 2.4 BYLAWS. The Bylaws of TMR Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation following the Effective Time, until duly amended.

      SECTION 2.5 DIRECTORS OF THE SURVIVING CORPORATION. Effective as of the Effective Time, (i) the then serving directors of the Company shall resign and
(ii) the individuals listed as such in Exhibit A attached hereto shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

      SECTION 2.6 OFFICERS OF THE SURVIVING CORPORATION. Effective as of the Effective Time, (i) the then serving officers of the Company shall resign and
(ii) the individuals listed as such in Exhibit B shall be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

      SECTION 2.7 EFFECTS OF MERGER. The Merger shall have the effects set forth in the DGCL, including Section 259 thereof.

                                  ARTICLE III

                             CONVERSION OF SHARES

      SECTION 3.1 EFFECT OF MERGER ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of the Company, TMR or TMR Sub:

      (a) CANCELLATION OF CERTAIN COMPANY COMMON STOCK. Each share of Company Common Stock, if any, that is held in the treasury of the Company shall be canceled and cease to exist and no capital stock of TMR or other consideration shall be delivered in exchange therefor.

      (b) CONVERSION OF COMPANY COMMON STOCK. Each issued and outstanding share of Company Common Stock (other than shares of Company Common Stock canceled pursuant to Section 3.1(a)) shall be converted into duly authorized, validly issued, fully paid and nonassessable shares of (i) TMR Common Stock and (ii) TMR Series A Preferred, on the bases and in the manner specified in Exhibit C (collectively, the "Conversion Rights"). Upon such conversion, all such shares of Company Common Stock shall be canceled and cease to exist, and the holder of a certificate representing such shares shall cease to have any rights with respect thereto, except the right to receive the number of whole shares of TMR Common Stock and TMR Series A Preferred to be issued in consideration therefor upon the surrender of such certificate in accordance with Section 3.2 and Exhibit C.

      (c) CONVERSION OF COMMON STOCK OF TMR SUB. Each issued and outstanding share of common stock, par value $0.01 per share, of TMR Sub shall be converted into one fully paid and nonassessable share of common stock, par value $1.00 per share, of the Surviving Corporation.

      SECTION 3.2 EXCHANGE OF CERTIFICATES.

      (a) EXCHANGE. At the Effective Time, TMR and SLOPI shall exchange and deliver to each other certificates for all shares of Company Common Stock, TMR Common Stock and TMR Series A Preferred.

      (b) NO FRACTIONAL SECURITIES. No fractional share interests will be created because the formula for the Conversion Rights specifies that all share calculations shall be rounded up to the nearest whole share of TMR Common Stock or TMR Series A Preferred.

      (c) CLOSING OF TRANSFER BOOKS. From and after the Effective Time, the stock transfer books of the Company shall be closed and no transfer of any Company Common Stock shall thereafter be made.

      SECTION 3.3 ADJUSTMENTS TO PREVENT DILUTION. Subject to the requirements of Article VIII hereof, in the event that prior to the Effective Time there is a change in the number of issued and outstanding shares of TMR Common Stock or Company Common Stock, as the case may be, as a result of a reclassification, subdivision, recapitalization, combination, exchange, stock split (including reverse stock split), stock dividend or distribution or other similar transaction, the Conversion Rights shall be equitably adjusted to eliminate the effects of such event, and all references to the Conversion Rights in this Agreement shall be deemed to be to the Conversion Rights as so adjusted.

      SECTION 3.4 FURTHER ASSURANCES. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or TMR Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or TMR Sub, any other actions and things to vest, perfect or conform of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

                                  ARTICLE IV

                                  THE CLOSING

      SECTION 4.1 CLOSING. The closing of the Merger (the "Closing") shall take place at the offices of Bracewell & Patterson, L.L.P., 711 Louisiana Street, Houston, Texas 77002 at 10:00 a.m., local time, on the second business day immediately following the date on which the last of the conditions set forth in
Article X is fulfilled or waived, or at such other time and date and place as TMR and the Company shall mutually agree (the "Closing Date").

      At the Closing, TMR and SLOPI shall execute and deliver to each other: (a) the Stock Rights and Restriction Agreement, (b) the Registration Rights Agreement and (c) the other closing documents referred to in Sections 10.1, 10.2 and 10.3.

                                   ARTICLE V

                     REPRESENTATIONS AND WARRANTIES OF TMR

      Except as set forth in the TMR Disclosure Schedule attached hereto as Exhibit D (the "TMR Disclosure Schedule"), TMR represents and warrants to SLOPI and the Company as follows:

      SECTION 5.1 ORGANIZATION AND QUALIFICATION. TMR is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas, and each of TMR's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of TMR and its Subsidiaries has all requisite corporate power and authority, and is duly authorized by all necessary regulatory approvals and orders, to own, lease and operate its assets and properties and to carry on its business as it is now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than such failures which, individually or in the aggregate, will not have a TMR Material Adverse Effect.

      SECTION 5.2 SUBSIDIARIES.

      (a) Section 5.2 of the TMR Disclosure Schedule sets forth a list as of the date hereof of all Subsidiaries and Joint Ventures of TMR, including the name of each such entity and the state or jurisdiction of its formation.

      (b) All of the issued and outstanding shares of capital stock of each Subsidiary of TMR are validly issued, fully paid, nonassessable and free of preemptive rights and are owned directly or indirectly by TMR free and clear of any liens, claims, encumbrances, security interests, equities, charges and options of any nature whatsoever, and there are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating any such Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of its capital stock or obligating it to grant, extend or enter into any such agreement or commitment.

      SECTION 5.3 CAPITALIZATION.

      (a) As of the date hereof, the authorized capital stock of TMR consists of 100,000,000 shares of TMR Common Stock and 25,000,000 shares of preferred stock, par value $1.00 per share ("TMR Preferred Stock").

      (b) As of the close of business on January 30, 1998, 33,449,469 shares of TMR Common Stock and no shares of TMR Preferred Stock were issued and outstanding. As of the close of business on January 30, 1998, 46,792 shares of TMR Common Stock were held by TMR in its treasury.

      (c) All of the issued and outstanding shares of the capital stock of TMR are validly issued, fully paid, nonassessable and free of preemptive rights.

      (d) At the close of business on January 30, 1998, (i) 1,964,687 shares of TMR Common Stock were reserved for issuance pursuant to outstanding options and awards under TMR's employee and director stock plans as described in the TMR Disclosure Schedule, (ii) 2,105,484 shares of TMR Common Stock were reserved for issuance upon exercise of TMR's outstanding warrants as described in the TMR Disclosure Schedule, and (iii) 3,099,612 shares of TMR Common Stock were reserved for future awards under TMR's 1995 Long Term Incentive Plan and 1997 Long Term Incentive Plan. A detailed schedule of all such options, warrants and awards is included in the TMR Disclosure Schedule, showing all dates of grant, dates of expiration, and exercise terms, conditions and prices.

      (e) The form of Certificate of Designation for the TMR Series A Preferred has been approved by TMR's Board of Directors.

      (f) There are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other commitments, understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, to which TMR or any of its Subsidiaries is a party or by which any of them is bound obligating TMR or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of the capital stock of TMR or other voting securities of TMR obligating TMR to grant, extend or enter into any such agreement or commitment.

      SECTION 5.4 AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS; COMPLIANCE.

      (a)   AUTHORITY.

            (i) The Board of Directors of TMR has approved this Agreement, TMR has all requisite power and authority to enter into this Agreement and, subject to the approval of the issuance of shares of TMR Common Stock pursuant to the Merger and pursuant to the terms of the TMR Series A Preferred and the Stock Rights and Restriction Agreement (collectively, the "Share Issuance") by the stockholders of TMR, the filing of the Certificate of Designations with the Secretary of State of Texas pursuant to the TBCA and TMR Required Statutory Approvals, to consummate the Merger and the other transactions contemplated hereby.

            (ii) The execution and delivery of this Agreement and the consummation by TMR of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of TMR, subject to approval of the Share Issuance by the stockholders of TMR.

            (iii) This Agreement has been duly and validly executed and delivered by TMR and, assuming the due authorization, execution and delivery hereof by SLOPI and the Company, constitutes a valid and binding obligation of TMR, enforceable against TMR in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceedings may be brought.

            (iv) All directors of TMR have advised the Company and SLOPI that they intend to vote all their shares of TMR Common Stock in favor of the Share Issuance.

      (b) NON-CONTRAVENTION. The execution and delivery of this Agreement by TMR do not, and the consummation of the transactions contemplated hereby and thereby will not, violate, conflict with or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets (any such violation, conflict, breach, default, right of termination, cancellation or acceleration, loss or creation, a "Violation") of, TMR or any of its Subsidiaries or, to the knowledge of TMR, its Joint Ventures, under any provisions of:

            (i) the articles or certificates of incorporation, bylaws or similar governing documents of TMR or any of its Subsidiaries or Joint Ventures;

            (ii) subject to obtaining the TMR Required Statutory Approvals, any statute, law, ordinance, rule, regulation judgment, decree, order or injunction of any Governmental Authority applicable to TMR or any of its Subsidiaries or Joint Ventures or any of their respective properties or assets or business as presently conducted; or

            (iii) subject to obtaining the TMR Required Consents, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which TMR or any of its Subsidiaries or Joint Ventures is now a party or by which it or any of its properties or assets may be bound or affected;

excluding from the foregoing such Violations as would not, in the aggregate, have a TMR Material Adverse Effect.

      (c) STATUTORY APPROVALS. Except for (i) the filing with the SEC of (A) the Proxy Statement and (B) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State with respect to the Merger as provided in the DGCL
(iii) the filing of the Certificate of Designation with the Texas Secretary of State as provided under the TBCA, and (iv) the filing of appropriate documents with the relevant authorities in other states in which TMR is qualified to do business, no declaration, filing, or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by TMR or the consummation by TMR of the transactions contemplated hereby, the failure to obtain, make or give which would have a TMR Material Adverse Effect (the "TMR Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such TMR Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice, obtaining such consents and approvals; and having such waiting periods expire, as are necessary to avoid a violation of law.

      (d)   COMPLIANCE.

            (i) To the knowledge of TMR's executive officers, neither TMR nor any of its Subsidiaries nor, to the knowledge of TMR, any of its Joint Ventures is in violation of or under investigation with respect to, or has been given notice or been charged with any violation of any law, statute, order, rule, regulation, ordinance or judgment (including without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations that do not have, and would not have, a TMR Material Adverse Effect.

            (ii) TMR, its Subsidiaries and, to the knowledge of TMR, its Joint Ventures have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary to conduct their respective business as currently conducted, except those the failure to obtain which would not have a TMR Material Adverse Effect.

      SECTION 5.5 REPORTS AND FINANCIAL STATEMENTS.

      (a) Since December 31, 1993, the filings required to be made by TMR and Cairn Energy USA, Inc. ("Cairn") under the Securities Act or the Exchange Act have been filed with the SEC as required by each such law or regulation including all forms, statements, reports, agreements and all documents, exhibits, amendments and supplements appertaining thereto, and TMR have complied in all material respects with all applicable requirements of the appropriate act and the rules and regulations thereunder.

      (b) TMR has made available to SLOPI and the Company a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by TMR and/or Cairn with the SEC since December 31, 1993 (such documents of TMR and Cairn as filed, and any and all amendments thereto being collectively referred to as the "TMR SEC Reports").

      (c) The TMR SEC Reports, including without limitation any financial statements or schedules included therein, at the time filed, and all forms, reports or other documents filed by TMR with the SEC after the date hereof, did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were or will be made, not misleading.

      (d) The audited consolidated financial statements and unaudited interim financial statements of TMR included in the TMR SEC Reports have been prepared, and the audited consolidated financial statements and unaudited interim financial statements of TMR included in all forms, reports, or other documents filed by TMR with the SEC after the date hereof will be prepared, (collectively, the "TMR Financial Statements") in accordance with GAAP applied on a consistent basis (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q) and fairly present, or will fairly present, in all material respects the financial position of TMR as of the respective dates thereof or the results of operations and cash flows for the respective periods then ended, as the case may be, subject, in the case of the unaudited interim financial statements, to normal, recurring audit adjustments.

      (e) True, accurate and complete copies of the Articles of Incorporation and Bylaws of TMR, as in effect on the date hereof, have been delivered to the Company.

      SECTION 5.6 ABSENCE OF CERTAIN CHANGES OR EVENTS; ABSENCE OF UNDISCLOSED
                  LIABILITIES.

      (a) Except as set forth in the TMR SEC Reports or as otherwise expressly permitted by this Agreement, from December 31, 1996 through the date hereof TMR and each of its Subsidiaries has conducted its business only in the ordinary course of business consistent with past practice and there has not been (i) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to any of TMR's capital stock, (ii) (A) any granting by TMR or any of its Subsidiaries to any executive officer of TMR or any of its Subsidiaries of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of December 31, 1996, (B) any granting by TMR or any of its Subsidiaries to any such executive officer of any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of December 31, 1996, or (C) any entry by TMR or any of its Subsidiaries into any employment, severance or termination agreement with any such executive officer, (iii) any damage, destruction or loss, whether or not covered by insurance, that would have a TMR Material Adverse Effect or (iv) the occurrence or existence of any other fact or condition that would have a TMR Material Adverse Effect.

      (b) Neither TMR nor any of its Subsidiaries has any liabilities or obligations (whether absolute, accrued, contingent or otherwise) of a nature required by GAAP to be reflected in a consolidated corporate balance sheet, except liabilities, obligations or contingencies (i) that are accrued or reserved against in the preliminary consolidated financial statements of TMR or reflected in the notes thereto as of and for the year ended December 31, 1997, copies of which are attached as Exhibit I, (ii) that were incurred after December 31, 1997 in the ordinary course of business and would not have a TMR Material Adverse Effect, or (iii) that are described in Section 5.6 of the TMR Disclosure Schedule.

      SECTION 5.7 LITIGATION. There are no claims, suits, actions or proceedings, pending or, to the knowledge of the executive officers of TMR, threatened, nor are there, to the knowledge of the executive officers of TMR, any investigations or reviews pending or threatened against, relating to or affecting TMR or any of its Subsidiaries or Joint Ventures, or judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to TMR or any of its Subsidiaries or Joint Ventures, that would have a TMR Material Adverse Effect.

      SECTION 5.8 PROXY STATEMENT. None of the information supplied or to be supplied by or on behalf of TMR for inclusion or incorporation by reference in the proxy statement, at the date mailed to such TMR's stockholders and, as the same may be amended or supplemented, at the time of the meeting, in definitive form relating to the meeting of the stockholders of TMR to be held in connection with the Share Issuance (the "Proxy Statement"), will contain any untrue statement of a material fact or omit to state any material fact with respect to TMR or its Subsidiaries necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

      SECTION 5.9 TAX MATTERS.

      (a) TMR and each of its Subsidiaries have filed (i) within the time and in the manner prescribed by law, all required Tax Returns calculated on or with reference to income, profits, earnings or gross receipts and all other Tax Returns required to be filed that would report a material amount of Tax, and
(ii) paid all Taxes due and payable within the time and in the manner prescribed by law except for those being contested in good faith and for which adequate reserves have been established.

      (b) As of the date hereof there are no claims, assessments, audits or administrative or court proceedings pending against TMR or any of its Subsidiaries for any alleged deficiency in Tax, and none of TMR or any of its Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

      (c) TMR has established adequate accruals for Taxes and for any liability for deferred Taxes in the TMR Financial Statements in accordance with GAAP.

      SECTION 5.10 VOTE REQUIRED. The approval of the Share Issuance by the affirmative vote of holders of a majority of the shares of TMR Common Stock entitled to vote on such matter at the TMR Special Meeting (the "TMR Stockholders' Approval") is the only vote of the holders of any class or series of the capital stock of TMR required to approve this Agreement, the Merger and the other transactions contemplated hereby.

      SECTION 5.11 STATE TAKEOVER STATUTES; ABSENCE OF SUPERMAJORITY PROVISION. TMR has taken all action to assure that no state takeover statute or similar statute or regulation, shall apply to the Merger or any of the other transactions contemplated hereby. Except for TMR Stockholders' Approval, no other stockholder action on the part of TMR is required for approval of the Merger, this Agreement and the transactions contemplated hereby. No provisions of TMR's Articles of Incorporation or By-laws or other governing instruments of its Subsidiaries or the terms of any rights plan or other takeover defense mechanism of TMR would, directly or indirectly, restrict or impair the ability of the TMR or the Company to consummate the Merger or the ability of any party to consummate any of the other transactions contemplated herein or in any of the documents attached hereto; nor will any such provisions restrict or impair the ability of SLOPI or any Affiliate of Shell to exercise any rights to vote or otherwise exercise any other rights of a stockholder generally, in all cases as to any and all securities acquired pursuant to this Agreement or any of the other transactions contemplated herein or in any of the documents attached hereto. The Company has taken action to assure that the provisions of Article 13.03 of the TBCA will not apply to the acquisition of securities acquired pursuant to this Agreement or any of the other transactions contemplated herein or in any of the documents attached hereto. In addition, the provisions of Article 8 of the Articles of Incorporation of TMR will not apply to securities acquired pursuant to this Agreement or any of the other transactions contemplated herein or in any of the documents attached hereto.

      SECTION 5.12 HSR EXEMPTION. The assets of TMR that do not fall under the exemption from the requirements of the HSR Act specified in 16 CFR Ch. 1 ss.
802.3 (Acquisitions of carbon-based mineral reserves) are less than $15 million.

      SECTION 5.13 ERISA.

      (a) With respect to all employee benefit, welfare, retirement, pension and other similar plans, TMR and its Subsidiaries have complied with all requirements of the Employee Retirement Income Security Act and of the Code, and all rules and regulations thereunder, except to the extent that any and all such noncompliance would not result in any liability or liabilities to TMR or its Subsidiaries aggregating more than $1,000,000.

      (b) Except as disclosed on Section 5.13(b) of the TMR Disclosure Schedule, TMR and its Subsidiaries have not established, and do not maintain, any post-retirement benefits for their employees, including but not limited to post-retirement life insurance or post-retirement medical.

      (c) The agreements listed in Section 5.13(c) of the TMR Disclosure Schedule constitute all agreements or arrangements of TMR or its Subsidiaries in effect on the date hereof that provide for the payment of income or the provisions of benefits (including vesting, entitlement, receipt, creation or transfer of any rights, privileges, income or title to property or beneficial ownership) to any employees of TMR as a result of a change of control. Except as set forth in Section 5.13(c) of the TMR Disclosure Schedule, there is no acceleration of payments or vesting nor any increase in benefits that would result from the Merger, nor is there any forfeiture provision thereof that will be altered by the Merger.

      (d) Prior to the date of this Agreement, neither TMR nor any of its Subsidiaries has made any representation to its employees as to employment opportunities with SLOPI or benefits available to them under SLOPI employee benefit plans.

                                  ARTICLE VI

            REPRESENTATIONS AND WARRANTIES OF SLOPI AND THE COMPANY

      Except as set forth in the Company Disclosure Schedule attached hereto as
Schedule II (the "Company Disclosure Schedule"), SLOPI and the Company jointly and severally represent and warrant to TMR as follows:

      SECTION 6.1 ORGANIZATION AND QUALIFICATION. Each of SLOPI and the Company is a corporation duly organized, validly existing and in good standing, under the laws of the State of Delaware. The Company has all requisite corporate power and authority, and is duly authorized by all necessary regulators approvals and orders, to own, lease and operate its assets and properties and to carry on its business as it is now being conduced, and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its assets and properties makes such qualification necessary, other than such failure which, individually or in the aggregate, will not have a Company Material Adverse Effect.

      SECTION 6.2   SUBSIDIARIES.  The Company has no Subsidiaries or Joint
                    Ventures.

      SECTION 6.3   CAPITALIZATION.

      (a) As of the date hereof, the authorized capital stock of the Company consists of 3,000 shares of Company Common Stock and no shares of preferred stock.

      (b) As of the close of business on February 28, 1998, 1,000 shares of Company Common Stock were issued and outstanding. As of the close of business on February 28, 1998, no shares of Company Common Stock were held by the Company in its treasury.

      (c) All of the issued and outstanding shares of the capital stock of the Company are validly issued, fully paid, nonassessable and free of preemptive rights.

      (d) There are no outstanding subscriptions, options, calls, contracts, voting trusts, proxies or other understandings, restrictions, arrangements, rights or warrants, including any right of conversion or exchange under any outstanding security, instrument or other agreement, obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock of the Company or obligating the Company to grant, extend or enter into any such agreement or commitment.

      SECTION 6.4   AUTHORITY; NON-CONTRAVENTION; STATUTORY APPROVALS;
                    COMPLIANCE.

      (a)   AUTHORITY.

            (i) The Board of Directors of the Company has declared the Merger fair to and advisable and in the best interests of SLOPI, as the sole stockholder of the Company. The Company and SLOPI have all requisite power and authority to enter into this Agreement and, subject to the Company Required Statutory Approvals, to consummate the transactions contemplated hereby.

            (ii) The execution and delivery of this Agreement and the consummation by SLOPI and the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SLOPI and the Company.

            (iii) This Agreement has been duly and validly executed and delivered by SLOPI and the Company and, assuming the due authorization execution and delivery hereof by TMR and TMR Sub, constitutes the valid and binding obligation of SLOPI and the Company, enforceable against SLOPI and the Company in accordance with its terms, except as would be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought.

      (b) NON-CONTRAVENTION. The execution and delivery of this Agreement by SLOPI and the Company do not, and the consummation of the transactions contemplated hereby and thereby will not, result in any Violation by SLOPI or the Company under any provisions of:

            (i) the certificate of incorporation, bylaws or similar governing documents of SLOPI or the Company;

            (ii) subject to obtaining the Company Required Statutory Approvals, any statute, law, ordinance, rule, regulation judgment, decree, order or injunction of any Governmental Authority applicable to the Company or any of its properties or assets or business as previously conducted; or

            (iii) subject to obtaining the Company Required Consents, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which the Company is now a party or by which it or any of its properties or assets may be bound or affected;

excluding from the forgoing clauses such Violations as would not, in the aggregate, reasonably likely have a Company Material Adverse Effect.

      (c) STATUTORY APPROVALS. Except for (i) the filing by SLOPI with the SEC of such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby and (ii) the filing of the Certificate of Merger with the Delaware Secretary of State with respect to the Merger as provided in the DGCL and appropriate documents with the relevant authorities in other states in which the Company is qualified to do business, no declaration, filing or registration with, or notice to or authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, the failure to obtain, make or give which would reasonably likely have a Company Material Adverse Effect (the "Company

Required Statutory Approvals"), it being understood that references in this Agreement to "obtaining" such Company Required Statutory Approvals shall mean making such declarations, filings or registrations; giving such notice; obtaining such consents or approvals; and having such waiting periods expires as are necessary to avoid a violation of law.

      (d)   COMPLIANCE.

            (i) To the knowledge of the Company's executive officers, the Company is not in violation of or under investigation with respect to, or has been given notice or been charged with any violation of, any law, statute, order, rule, regulation, ordinance or judgment (including, without limitation, any applicable environmental law, ordinance or regulation) of any Governmental Authority, except for violations that do not have, and, would not reasonably likely have, a Company Material Adverse Effect.

            (ii) The Company and/or its Affiliates have all permits, licenses, franchises and other governmental authorizations, consents and approvals necessary, to conduct the business of the Company as currently conducted, except those the failure to obtain which would not reasonably likely have a Company Material Adverse Effect.

      SECTION 6.5   FINANCIAL STATEMENTS.

      (a) The Company's unaudited statement of revenue and direct operating expenses is attached as Exhibit D (the "Company Financial Statements"). The Company Financial Statements will be audited before the preliminary Proxy Statement is filed with the SEC. The Company Financial Statements fairly present the revenues and direct lease operating expenses of the oil and gas properties now owned by the Company for the years ended December 31, 1997, 1996 and 1995. The Company Financial Statements do not include any balance sheets, income statements, or statements of cash flows.

      (b) True, accurate and complete copies of the Certificate of Incorporation and By-Laws of the Company, as in effect on the date hereof, have been delivered to TMR.

      (c) As of the Closing, the Company shall have no debts or obligations other than (i) accrued Taxes, which shall be provided for as set forth in
Section 9.10, and (ii) accounts payable and other expenditures relating to the properties of the Company which shall be accrued and reflected in the final closing settlement prepared in accordance with the true-up accounting procedures in Schedule III and Sections 8.2 and 12.14.

      SECTION 6.6 ABSENCE OF CERTAIN CHANGES OR EVENTS; ABSENCE OF UNDISCLOSED LIABILITIES.

      Except as otherwise expressly permitted by this Agreement, from December 31, 1997 through the date hereof the Company has conducted its business only in the ordinary course of business consistent with past practice and there has not been (i) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to any of the Company's capital stock, (ii) (A) any granting by the Company to any executive officer of the Company of any increase in compensation, except in the ordinary course of business consistent with prior practice or as was required under employment agreements in effect as of December 31, 1997, (B) any granting by the Company to any such executive officer or any increase in severance or termination pay, except as was required under employment, severance or termination agreements in effect as of December 31, 1997, or (C) any entry by the Company into any employment, severance or termination agreement with any such executive officer, (iii) any damage, destruction or loss, whether or not covered by insurance, that would have a Company Material Adverse Effect or (iv) any other fact or condition exists that would reasonably likely have a Company Material Adverse Effect.

      SECTION 6.7 LITIGATION. There are no claims, suits, actions or proceedings, pending or, to the knowledge of the executive officers of the Company, threatened, nor are there, to the knowledge of the executive officers of the Company, any investigations or reviews pending or threatened against, relating to or affecting the Company or judgments, decrees, injunctions, rules or orders of any court, governmental department, commission, agency, instrumentality or authority or any arbitrator applicable to the Company that would have, or would reasonable likely have, a Company Material Adverse Effect.

      SECTION 6.8   INFORMATION IN PROXY STATEMENT.

      None of the information supplied or to be supplied by or on behalf of SLOPI or the Company for inclusion or incorporation by reference in the Proxy Statement will, at the date the Proxy Statement is mailed to the stockholders of TMR and, as the same may be amended or supplemented, at the time of the meetings of TMR's stockholders to be held in connection with the Share Issuance, contain any untrue statement of a material fact or omit to state any material fact with respect to SLOPI or the Company necessary in order to make the statements therein with respect to SLOPI or the Company, in light of the circumstances under which they are made, not misleading.

      SECTION 6.9   TAX MATTERS.

      (a) The Company has filed (i) within the time and in the manner prescribed by law all required Tax Returns calculated on or with reference to income, profits, earnings or gross receipts and all other Tax Returns required to be filed that would report a material amount of Tax, and (ii) paid all Taxes due and payable within the time and in the manner prescribed by law except for those being contested in good faith and for which adequate reserves have been established by the Company.

      (b) As of the date hereof there are no claims, assessments, audits or administrative or court proceedings pending against the Company for any alleged deficiency in Tax, and none of the

Company has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Tax Returns.

      (c) All tax allocation or tax sharing agreements shall be terminated prior to the Closing Date and, except as provided in Section 9.10, no payments are due or will become due by the Company on or after the Closing Date pursuant to any such agreement or arrangement.

      (d) There is no claim against the Company for any Taxes, and no assessment, deficiency or adjustment has been asserted or proposed with respect to any Tax Return of or with respect to the Company; the Company will not be required to include any amount in income for any taxable period beginning after the Effective Time as a result of a change in accounting method for any taxable period ending on or before the Effective Time or pursuant to any agreement with any Tax authority with respect to any such taxable period.

      SECTION 6.10 VOTE REQUIRED. The approval of this Agreement by SLOPI is the only vote of holders of any class or series of the capital stock of the Company required to approve this Agreement, the Merger and the other transactions by the Company and SLOPI contemplated hereby.

      SECTION 6.11 EMPLOYEE MATTERS. The Company has no employees and does not maintain any employee benefit plans. Effective as of the Closing, the Company will have no obligations with respect to any employee benefit plans or similar arrangements.

      SECTION 6.12 MATERIAL CONTRACTS AND AGREEMENTS. Section 6.12 of the Company Disclosure Schedule sets forth a list of all contracts, agreements or arrangements to which the Company is a party or by which the Company or its assets are bound which (i) would be required to be filed as exhibits to an Annual Report on Form 10-K for the year ended December 31, 1997 if the Company were required to file as a registrant under the Exchange Act or (ii) are with an Affiliate of the Company. The Company has provided TMR with a copy of all documents transferring beneficial ownership or record title to the Company of all oil and gas properties and other assets as of the date hereof, as contemplated in the Asset Conveyance Agreements.

      SECTION 6.13 INVESTMENT INTENT. SLOPI will acquire the TMR Common Stock and the TMR Series A Preferred for investment purposes and not with a view to or in connection with a distribution within the meaning of the Securities Act. SLOPI understands and agrees that the certificates representing the TMR Common Stock and TMR Series A Preferred will have a legend imprinted thereon to the effect set forth in Section 3 of the Stock Rights and Restrictions Agreement attached as Exhibit F. The provisions of this Section shall survive Closing.

      SECTION 6.14 HSR EXEMPTION. The assets of the Company that do not fall under the exemption from the requirements of the HSR Act specified in 16 CFR Ch. 1 ss. 802.3 (Acquisitions of carbon-based mineral reserves) are less than $15 million.

                                  ARTICLE VII

               REPRESENTATIONS AND WARRANTIES REGARDING TMR SUB

      TMR and TMR Sub jointly and severally represent and warrant to SLOPI and the Company as follows:

      SECTION 7.1 ORGANIZATION AND STANDING. TMR Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. TMR Sub was organized solely for the purpose of acquiring the Company and engaging in the transactions contemplated by this Agreement and has not engaged in any business since it was incorporated which is not in connection with the Merger and this Agreement.

      SECTION 7.2 CAPITAL STRUCTURE. The authorized capital stock of TMR Sub consists of 1,000 shares of common stock, par value $0.01 per share, all of which are validly issued and outstanding, fully paid and nonassessable, free of preemptive rights and are owned directly by TMR free and clear of all liens, claims and encumbrances.

      SECTION 7.3 AUTHORITY; NON-CONTRAVENTION. TMR Sub has all requisite power and authority to enter into this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution and delivery of this Agreement by TMR Sub, the performance by TMR Sub and its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and by TMR as its sole stockholder, and, except for the corporate filings required by sate law, no other corporate proceedings on the part of TMR Sub are necessary to authorize this Agreement and the Merger and the other transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by TMR Sub and, assuming the due authorization, execution and delivery hereof by the Company and SLOPI, constitutes a valid and binding obligation of TMR Sub enforceable against TMR Sub in accordance with its terms, except to the extent enforceability may be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceedings may be brought. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, violate, conflict with or result in a breach of any provision of, or constitute a default (with or without notice or lapse of time, or both) under, or result in the termination of, or accelerate the performance required by, or result in a right of termination, cancellation or acceleration of any obligation or the loss of a material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of TMR Sub under, any provisions of (i) the Certificate of Incorporation or Bylaws (true and complete copies of which as of the date hereof have been delivered to the Company) of TMR Sub, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to TMR Sub or (iii) any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to TMR Sub or any of its properties or assets, other than, in the case of clauses (ii) or (iii), any such conflicts, violations, defaults, rights, losses, liens, security interests, charges or encumbrance that, individually or in the aggregate, would not materially impair the ability of TMR Sub to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                                 ARTICLE VIII

                    CONDUCT OF BUSINESS PENDING THE MERGER

      After the date hereof and prior to the Effective Time or earlier termination of this Agreement, TMR shall, and shall cause its Subsidiaries to, and the Company shall, and shall cause its Subsidiaries to, comply with the provisions of this Article VIII.

      SECTION 8.1 ORDINARY COURSE OF BUSINESS. TMR, TMR's Subsidiaries and the Company shall conduct their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted. TMR, TMR's Subsidiaries and the Company shall not take or commit to any material actions or transactions that are not in the usual, regular and ordinary course of business, except with the prior written consent of the other parties. The Company shall consult with TMR prior to electing to participate or not to participate in any well, lease, or properties; and prior to electing not to participate in any well, lease or properties shall give TMR reasonable opportunity to advise the Company that TMR wants the Company to elect to participate on behalf of TMR on the same terms as the Company would have participated. If the Merger is not consummated, (i) the Company shall assign its working interests in any such well, lease or properties to TMR, (ii) TMR shall reimburse the Company for any costs associated with the participation by the Company, and (iii) TMR shall receive all the benefits and bear all the detriments of any such participation, less any benefits that otherwise would be earned by a non-consenting party in the form of an overriding royalty or similar interest.

      SECTION 8.2 DIVIDENDS AND OTHER PAYMENTS. TMR, the Company and SLOPI shall follow the true-up accounting procedures specified in Schedule III. TMR shall not, nor shall it permit any of its Subsidiaries to, and the Company shall not:

      (a) declare or pay any dividends or make other distributions in respect of any of their capital stock other than to TMR or to its Subsidiaries or to the Company, as the case may be, except that, prior to the Closing Date and subsequent to the Company's payment of its estimated federal and state income taxes (but excluding any deferred tax liabilities) for the taxable period beginning October 1, 1997, and ending December 31, 1997, the Company shall be entitled to pay to SLOPI a cash dividend equal to the excess, if any, of its current assets over its total liabilities (excluding any liabilities associated with deferred Taxes and gas imbalances) as of December 31, 1997; or

      (b) split, combine or reclassify any of their capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of their capital stock; or

      (c) redeem, repurchase or otherwise acquire any shares of their capital stock, other than

            (i)     intercompany acquisitions of capital stock, or

            (ii) in connection with the administration of employee benefit and dividend reinvestment plans as in effect on the date hereof in the ordinary course of the operation of such plans.

      SECTION 8.3 ISSUANCE OF SECURITIES. TMR shall not, and shall not permit any of its Subsidiaries to, and the Company shall not issue, agree to issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of their capital stock or any class or any securities convertible into or exchangeable for, or any rights, warrants or options to acquire, any such shares or convertible or exchangeable securities except for:

      (a) the issuance of common stock or other securities by TMR pursuant to the plans and arrangements listed in the TMR Disclosure Schedules in the ordinary course of the operation of such plans and arrangements in accordance with their current terms.

      (b) existing outstanding securities and rights to acquire securities of TMR, or

      (c) issuance by a wholly-owned Subsidiary of its capital stock to TMR.

      SECTION 8.4 CHARTER DOCUMENTS. TMR and the Company shall not amend or propose to amend their respective articles or certificate of incorporation or bylaws in any way adverse to the other; provided that TMR may increase the number of authorized shares of TMR Common Stock to 200,000,000 in connection with the TMR Special Meeting; provided, further, that prior to consummation of the Merger all such shares shall remain subject to Section 8.3.

      SECTION 8.5 NO ACQUISITIONS. TMR shall not, nor shall it permit any of its Subsidiaries to, and the Company shall not, acquire, or publicly propose to acquire, or agree to acquire, by merger or consolidation, by purchase or otherwise, any assets of any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets, in any case or in the aggregate that involve a transaction or transactions exceeding $50,000,000, except with the prior written consent of the other parties, which consent shall not be unreasonably withheld.

      SECTION 8.6 NO DISPOSITIONS. TMR shall not, nor shall it permit any of its Subsidiaries to, and the Company shall not, sell, lease, license, encumber or otherwise dispose of any assets in any case or in the aggregate that involve a transaction or transactions exceeding $50,000,000, except (i) for normal extensions to or replacements of properties in the ordinary course of business consistent with prior practice; provided, however, this Section shall not prohibit ordinary course of business transfers of properties in connection with the establishment of exploration arrangements, including farmout and similar arrangements or (ii) except with the prior written consent of the other parties.

      SECTION 8.7 INDEBTEDNESS. TMR shall not, nor shall it permit any of its Subsidiaries to, and the Company shall not incur or guarantee any indebtedness (including any debt borrowed or guaranteed or otherwise assumed, including, without limitation, the issuance of debt securities), except for:

      (a) short-term indebtedness in the ordinary course of business consistent with past practice,

      (b) long-term indebtedness in connection with the refinancing of existing indebtedness either at its stated maturity or at a lower cost of funds, or

      (c) borrowings under new or existing credit facilities, except that the aggregate principal amount of such borrowings may not exceed $202,500,000.

      SECTION 8.8 COMPENSATION, BENEFITS. Except as may be required by applicable law or by the express terms of this Agreement, TMR shall not, nor shall it permit any of its Subsidiaries to, and the Company shall not: (a) enter into, adopt or amend any employee benefit plan or any other contract, agreement, commitment, arrangement, plan or policy maintained by, contributed to or entered into by TMR or its Subsidiaries or the Company, as the case may be, or increase the amount of or accelerate the payment or vesting of any benefit or amount payable thereunder other than pursuant to the terms thereof or (b) increase, or enter into any contract, agreement, commitment or arrangement to increase in any manner, the compensation or fringe benefits, or otherwise to extend, expand or enhance the engagement, employment or any related rights of any director, officer or other employee of TMR, its Subsidiaries or the Company, as the case may be, except for normal increases in the ordinary course of business consistent with past practice that, in the aggregate in the case of TMR and its Subsidiaries or in the case of the Company, do not result in a material increase in benefits or compensation expense to TMR, its Subsidiaries or the Company, as the case may be, or (c) enter into or amend any employment, severance, or special pay arrangement with respect to the termination of employment or other similar contract, agreement or arrangement with any director or officer or other employee other than in the ordinary course of business consistent with past practice.

      SECTION 8.9 TAX-FREE STATUS. Each party shall report, on all applicable federal and state Tax returns, the Merger as a reorganization under Section 368 of the Code. No party shall knowingly take any action which would cause the Merger not to qualify as a reorganization within the meaning of Section 368 of the Code; provided, however, that the consummation of the Merger and the issuance of TMR Common Stock and TMR Series A Preferred shall not be a violation of this provision.

      SECTION 8.10 INSURANCE. TMR shall, and shall cause its Subsidiaries to, and the Company shall, maintain with financially responsible insurance companies (or through self-insurance not inconsistent with such party's past practice) insurance in such amounts and against such risks and losses as are consistent with each respective party's usual, regular and ordinary course of business.

      SECTION 8.11  COOPERATION, NOTIFICATION.  TMR and the Company shall:

      (a) confer on a regular and frequent basis with one or more representatives of the other party to discuss material operational matters and the general status of its ongoing operations,

      (b) promptly notify the other party of any significant changes in its business, properties, assets, condition (financial or otherwise), prospects or results of operations,

      (c) advise the other party of any change or event that has had or, to the knowledge of such party, would reasonably likely have a TMR Material Adverse Effect or a Company Material Adverse Effect, and

      (d) consult with each other prior to making any filings with any state or federal court, administrative agency, commission or other Governmental Authority in connection with this Agreement and the transactions contemplated hereby, and promptly after each such filing provide the other with a copy thereof.

      SECTION 8.12 THIRD-PARTY CONSENTS. Each of TMR and the Company shall use all commercially reasonable efforts to obtain all TMR Required Consents or Company Required Consents, as the case may be. Each party shall promptly notify the other party of any failure or prospective failure to obtain any such consents and, if requested by the other party, shall provide to the other party copies of all TMR Required Consents or Company Required Consents, as the case may be, obtained by such party.

      SECTION 8.13 PERMITS. Each of TMR and the Company shall use commercially reasonable efforts to maintain in effect all existing material permits pursuant to which such party operates.

      SECTION 8.14 AFFILIATE LIABILITIES. As of the Effective Time, the Company shall have no liability to any Affiliate of the Company other than those that are related to the operation of the Company in the ordinary course of business and are considered in the True-Up Accounting Procedures specified in Schedule III.

                                  ARTICLE IX

                             ADDITIONAL AGREEMENTS

      SECTION 9.1   ACCESS TO INFORMATION.

      (a) Upon reasonable notice, each of TMR and the Company shall, and TMR shall cause its Subsidiaries to, afford to the officers, directors, employees, accountants, counsel, investment bankers, financial advisors, consultants and other representatives of the other (collectively, "Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to all of its properties, books, contracts, commitments and records, including, but not limited to, Tax Returns, but excluding (i) that information that is restricted by applicable confidentiality and secrecy agreements, (ii) that information that a party may be restricted from disclosing under applicable law, and (iii) the corporate proceedings of TMR or the Company (as the case may be) in considering the Merger, and, during such period, each shall, and shall cause its Subsidiaries to, furnish promptly to the other:

            (i) a copy of each report, schedule and other document filed by it or any of its Subsidiaries with any Governmental Authority and any other document pertaining to the transactions contemplated hereby filed with any Governmental Authority that is not filed as an exhibit to an SEC filing or described in an SEC filing, and

            (ii) all information concerning itself, its Subsidiaries, directors, officers and stockholders and such matters as may be reasonably requested by the other party in connection with any filings, applications or approvals required or contemplated by this Agreement.

      (b) Without limiting the application of the Confidentiality Agreement dated August 21, 1997 between TMR and SWEPI (the "Confidentiality Agreement"), all documents and information furnished pursuant to Section 9.1(a)(ii) shall be subject to the Confidentiality Agreement.

      (c) TMR and the Company have also signed an Agreement for Indemnification and Responsibility for Damages to the Subject Properties in connection with Site Visits dated January 19, 1998 (the "Indemnification Agreement") in order for TMR to make certain site visits and physical investigations in connection with its due diligence investigations.

      SECTION 9.2   TMR PROXY STATEMENT.

      (a) As soon as practicable following the date of this Agreement, TMR shall prepare and file with the SEC preliminary proxy materials and shall use all reasonable efforts to have the Proxy Statement cleared by the SEC as promptly as practicable. SLOPI and the Company shall cooperate with TMR in the preparation of the Proxy Statement and shall furnish to TMR such data and information relating to SLOPI and the Company as TMR may reasonably request in order for TMR to comply with the Exchange Act and for the purpose of including such data and information in the Proxy Statement. TMR shall give SLOPI and the Company and their counsel the opportunity to review any preliminary proxy materials and the Proxy Statement prior to their being filed with the SEC and shall give SLOPI and the Company and their counsel the opportunity to review all amendments and supplements thereto and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC. TMR will provide promptly to SLOPI and the Company copies of all correspondence between TMR or any of its representatives and the SEC. TMR will advise SLOPI and the Company promptly when any supplement to or amendment of the Proxy Statement has been filed, or the issuance of any stop order, or of any request by the SEC or the New York Stock Exchange for amendment of the Proxy Statement.

      (b) TMR shall also take such action as may be required to cause the shares of TMR Common Stock and TMR Series A Preferred issuable in connection with the Merger to be exempt from registration under applicable federal and state securities laws.

      (c) Each of the parties shall furnish all information concerning itself that is required or customary for inclusion in the Proxy Statement and SLOPI shall confirm in writing that information which is provided by it, including without limitation, the Company Financial Statements, as audited, and if the Proxy Statement is mailed to shareholders on or after May 14, 1998, unaudited financial statements as of and for the three months ended March 31, 1997 and 1998, conforming the presentation of the Company Financial Statements.

      (d) No representation, warranty, covenant or agreement contained in this Agreement is made by any party hereto with respect to information supplied by any other party hereto for inclusion in the Proxy Statement.

      (e) TMR shall cause the Proxy Statement to comply as to form in all material respects with the Exchange Act and the rules and regulations thereunder.

      (f) The parties shall take such action as may be reasonably required to cause the shares of TMR Common Stock issuable in the Merger or upon conversion of TMR Series A Preferred to be approved for listing on the New York Stock Exchange.

      SECTION 9.3   REGULATORY MATTERS.

      (a) Each party hereto shall cooperate and use its reasonable best efforts promptly to prepare and file all necessary permits, consents, approvals and authorizations of all Governmental Authorities and all other persons necessary or advisable to consummate the transactions contemplated by this Agreement, including, without limitation, the Company Required Statutory Approvals and the TMR Required Statutory Approvals.

      (b) TMR shall have the right to review and approve in advance all characterizations of the information relating to TMR, on the one hand, and the Company and SLOPI shall have the right to review and approve in advance all characterizations of the information relating to the Company or SLOPI, on the other hand, in either case, which appear in any filing made in connection with the transactions contemplated by this Agreement or the Merger.

      (c) The parties shall consult each other with respect to the obtaining of all such necessary or advisable permits, consents, approvals and authorizations of Governmental Authorities.

      SECTION 9.4 APPROVAL OF TMR STOCKHOLDERS. TMR shall, as promptly as reasonably practicable after the date hereof:

      (a) take all steps reasonably necessary to duly call, give notice of, convene and hold a special meeting of its stockholders (the "TMR Special Meeting") for the purpose of securing the TMR Stockholders' Approval,

      (b) distribute to its stockholders the Proxy Statement in accordance with applicable law, and its Articles of Incorporation and Bylaws,

      (c) recommend to its stockholders the approval of the Share Issuance; provided that the Board of Directors of TMR may withdraw or modify its recommendation that its shareholders approve the Share Issuance if such Board determines in good faith, after consultation with and based on the advice of outside counsel, the failure to withdraw or modify such recommendation could reasonably be expected to result in a breach of its fiduciary duties under applicable law, and

      (d) cooperate and consult with SLOPI and the Company with respect to each of the foregoing matters.

      SECTION 9.5 DISCLOSURE SCHEDULES; PROPRIETARY DATA. Without limiting the application of the Confidentiality Agreement, the parties shall use their best efforts to keep the Disclosure Schedules confidential. Further, TMR agrees (and shall cause any third party who merges with TMR, is a joint venturer with TMR, is a successor in interest to TMR or its property or acquires the assets of TMR) to maintain and safeguard any proprietary data obtained through or in connection with the Merger in a manner at least as stringent as the industry practices for information and data of similar type and quality.

      SECTION 9.6 PUBLIC ANNOUNCEMENTS. SLOPI and the Company, on the one hand, and TMR and TMR Sub, on the other hand, shall cooperate with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or any of the transactions contemplated hereby and shall not issue any public announcement or statement prior to consultation with the other party, except that each party may respond to questions from stockholders and may respond to inquiries from financial analysts and media representatives in a manner consistent with its past practice and each party may make such disclosure as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange without prior consultation to the extent such consultation is not reasonably practicable. The parties agree that the initial press release or releases to be issued in connection with the execution of this Agreement shall be mutually agreed upon prior to the issuance thereof.

      SECTION 9.7 NO WITHDRAWAL OF RECOMMENDATION. Neither the Board of Directors of TMR nor any committee thereof shall, except in connection with the termination of this Agreement pursuant to Sections 11.1(a), (b), (c) or (d), withdraw or modify, or propose to withdraw or modify, in a manner adverse to SLOPI or the Company the approval or recommendation by the Board of Directors of TMR or any such committee of this Agreement or the Merger or take any action having such effect. Notwithstanding the foregoing, in the event the Board of Directors of TMR determines that, in the exercise of its fiduciary obligations (as determined in good faith after consultation with and based on the advice of outside counsel), that the recommendation of the approval of the Share Issuance is not in the interest of TMR and its shareholders and then the Board of Directors of TMR may withdraw its approval or recommendation of this Agreement and the Share Issuance.

      SECTION 9.8 EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses.

      SECTION 9.9   COVENANT TO SATISFY CONDITIONS.

      (a) Each of TMR, TMR Sub, SLOPI and the Company shall take all reasonable actions necessary, to comply promptly with all legal requirements that may be imposed on it with respect to this Agreement.

      (b) Subject to the terms and conditions hereof, and taking into account the circumstances and giving due weight to the materiality of the matter involved or the action required, TMR, TMR Sub, SLOPI and the Company shall each use their reasonable best efforts to take or cause to be taken all actions, and to do or cause to be done all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger and the other transactions contemplated hereby (subject to TMR Stockholders' Approval), including fully cooperating with the other in obtaining the TMR Required Statutory Approvals, the Company Required Statutory Approvals and all other approvals and authorizations of any Governmental Authorities necessary or advisable to consummate the transactions contemplated hereby.

      SECTION 9.10 TAX MATTERS.

      (a) (1) With respect to each Tax Return covering a taxable period beginning on or after January 1, 1998 by or with respect to the Company (other than the consolidated, combined, or unitary Tax Returns described in Section 9.10(a)(3)), TMR shall cause such Tax Return to be accurately prepared and completed, shall cause to be included in such Tax Return all items of income, gain, loss, deduction and credit or other items (collectively "Tax Items") required to be included therein, and shall timely file such Tax Returns and pay all taxes with respect to such period.

      (2) SLOPI shall cause the Company to cause all Tax Returns with respect to or which include the Company for all periods ending on or before December 31, 1997, to be accurately completed and timely filed and SLOPI shall pay or cause to be paid all taxes with respect to such period.

      (3) (A) SLOPI shall cause to be included in the consolidated federal income Tax Returns (and the state income Tax Returns of any state that permits consolidated, combined or unitary income Tax Returns, if any) of any affiliated group of corporations that includes the Company (the "Shell Group") for all periods or portions thereof relating to the Company which end on or before or which include the Effective Time, all Tax Items of the Company which are required to be included therein, shall file timely all such Tax Returns with the appropriate taxing authorities and shall pay timely all Taxes due with respect to the periods covered by such Tax Returns.

            (B) In accordance with the true-up accounting procedures set forth in Schedule III, within sixty (60) days of the Effective Time, TMR shall cause the Company to pay to SLOPI (i) the amount of federal and state income taxes accrued or paid (but excluding any deferred taxes) through the Effective Time for the Company (as a separate company) with respect to the Company's taxable income from January 1, 1998 through the Effective Time to the extent and only to the extent such federal and state taxable income is required to be included in a consolidated federal Tax Return or a combined state Tax Return for the Shell Group, plus the amount of any separate company state taxes paid by SLOPI or an affiliate or SLOPI (but excluding deferred taxes) through the Effective Time for the Company (as a separate company) with respect to the Company's taxable income from January 1, 1998 through the Effective Time, plus (ii) the amount of any 1998 Louisiana state taxes that have been paid or will be paid by any member of the Shell Group (other than the Company) for or on behalf of the Company (collectively the "Tax Accrual"). At the Effective Time, the Company shall provide TMR with a schedule of its calculation of the amount of such Tax Accrual, accompanied by all accounting work papers reasonably necessary to review the Tax Accrual calculation for material error. TMR shall have 30 business days from the Effective Time to review and approve the Company's Tax Accrual calculation. If TMR finds no material error with respect to the Tax Accrual calculation, then TMR shall cause the Company to pay to SLOPI the Tax Accrual amount calculated by the Company. In the event that TMR finds a material error, TMR shall submit the Tax Accrual calculation along with all accounting workpapers reasonably necessary to review such Tax Accrual calculation to Price Waterhouse within 30 business days from the Effective Time so that Price Waterhouse may independently verify the Tax Accrual calculation and review such calculation for material error. In the event that Price Waterhouse finds material error with respect to the Tax Accrual calculation, then TMR shall cause the Company within 60 business days from the Effective Time, to pay to SLOPI the Tax Accrual amount calculated by Price Waterhouse. If

Price Waterhouse finds no material error with respect to the Company's Tax Accrual calculation, then TMR shall cause the Company to pay to SLOPI the Tax Accrual amount calculated by the Company.

      (4) The income of the Company will be apportioned to the period up to and including the Effective Time and the period after the Effective Time by closing the books of the Company as of the end of the day of the Effective Time provided, that, TMR, SLOPI and the Company agree to report all transactions of the Company not in the ordinary course of business occurring on the day of the Effective Time but after the Effective Time on TMR's consolidated federal income tax return to the extent permitted by Treasury Regulation Section 1.1502-76(b)(1)(B).

      (b) Any Tax Return to be prepared pursuant to the provisions of this
Section 9.10 shall be prepared in a manner consistent with practices followed in prior years with respect to similar Tax Returns, except for changes required by law or regulations.

      (c) (1) SLOPI and each member of the Shell Group shall grant to TMR (or its designees) access at all reasonable times to all of the information, books and records relating to the Company within the possession of SLOPI or any member of the Shell Group (including work papers and correspondence with taxing authorities), and shall afford TMR (or its designees) the right (at TMR's expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit TMR (or its designees) to prepare Tax Returns, to conduct negotiations with Tax authorities, and to implement the provisions of, or to investigate or defend any claims between the parties arising under, this Agreement.

      (2) TMR shall grant or cause the Company to grant to SLOPI (or its designees) access at all reasonable times to all of the information, books and records relating to the Company within the possession of TMR or the Company (including work papers and correspondence with taxing authorities), and shall afford SLOPI (or its designees) the right (at SLOPI's expense) to take extracts therefrom and to make copies thereof, to the extent reasonably necessary to permit SLOPI (or its designees) to prepare Tax Returns, to conduct negotiations with Tax authorities, and to implement the provisions of, or to investigate or defend any claims between the parties arising under, this Agreement.

      At SLOPI's request, TMR shall cause the Company to make or join with the Shell Group in making any tax election after the Effective Time.

      Each of the parties hereto will preserve and retain all schedules, workpapers and other documents relating to any Tax Returns of or with respect to the Company or to any claims, audits or other proceedings affecting the Company until the expiration of the statute of limitations (including extensions) applicable to the taxable period to which such documents relate or until the final determination of any controversy with respect to such taxable period, and until the final determination of any payments that may be required with respect to such taxable period under this Agreement.

      (d) SLOPI hereby agrees to defend, indemnify and hold harmless TMR and the Company on an after tax basis from and against, and agrees to pay, all Taxes imposed and all costs and expenses (including, without limitation, litigation costs and reasonable attorneys' and accountants' fees and disbursements) incurred (all herein referred to as "Tax Losses"), as a result of a claim, notice of deficiency, or assessment by, or any obligation owing to, any taxing authority for:

      (1) any Taxes of the Company attributable to any period ending on or before December 31, 1997; and

      (2) any Taxes of any corporation (including the Company) that is or was included in a consolidated, combined, unitary or similar Tax Return of SLOPI or any affiliate of SLOPI: and

      (3) any Taxes of SLOPI, the Company or their subsidiaries attributable to or arising form (i) the transactions contemplated by this Agreement excluding any Taxes resulting from TMR's actions which would cause the merger to fail to qualify as a reorganization within the meaning of section 368 of the Code or (ii) any transactions occurring before the Effective Time which are outside the ordinary course of business of the Company but only if such transactions are entered into without the written consent of TMR.

      (e) TMR agrees to defend, indemnify and hold harmless SLOPI and the members of the Shell Group on an after tax basis from and against, and agrees to pay, all Tax Losses incurred as a result of a claim, notice of deficiency, or assessment by, or any obligation owing to, any taxing authority for:

      (1) any Taxes of the Company with respect to any Tax Return described in Sections 9.10(a)(1); and

      (2) any Taxes owed by the Shell Group resulting from the transaction of the Company not in the ordinary course of business occurring on the date of the Effective Time but after the Effective Time.

      (f) (1) If a claim shall be made by any taxing authority that, if successful, would result in the indemnification of a party under this Agreement (referred to herein as the "Tax Indemnified Party"), the Tax Indemnified Party shall promptly notify the party obligated under this Agreement to so indemnify (referred to herein as the "Tax Indemnifying Party") in writing; provided, however, that no delay on the part of the Tax Indemnified Party in notifying the Tax Indemnifying Party shall relieve the Tax Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Tax Indemnifying Party is prejudiced thereby.

      (2) The Tax Indemnified Party shall take such action in connection with contesting such claim as the Tax Indemnifying Party shall reasonably request in writing form time to time, including the selection of counsel and experts an the execution of powers of attorney, provided that (A) within 30 days after the notice described in Section 9.10(f)(1) has been delivered (or such earlier date that any payment of Taxes is due by the Tax Indemnified Party but in no event sooner than 5 days after the Tax Indemnifying Party's receipt of such notice), the Tax Indemnifying Party requests that such claim be contested, (B) the Tax Indemnifying Party shall have agreed to pay the Tax Indemnified Party all costs and expenses that the Tax Indemnified Party incurs in connection with and contesting such claim, including, without limitation, reasonable attorneys' fees and disbursements, and (C) if the Tax Indemnified Party is requested by the Tax Indemnifying Party to pay the Tax claimed and sue for a refund, the Tax Indemnifying Party shall have advanced to the Tax Indemnified Party, on an interest-free basis, the amount of such claim. The Tax Indemnified Party shall not make any payment of such claim for at least 30 days (or such shorter period as may be required by applicable law) after the giving of the notice required by
Section 9.10(f)(1), shall give to the Tax Indemnifying Party any information reasonably requested relating to such claim, and otherwise shall cooperate with the Tax Indemnifying Party in good faith in order to contest effectively any such claim.

      (3) Subject to the provisions of Section 9.10(f)(2), the Tax Indemnified Party shall enter into a settlement of such contest with the applicable taxing authority or prosecute such contest to a determination in a court or other tribunal of initial or appellate jurisdiction, all as the Tax Indemnifying Party may request.

      (4) If, after actual receipt by the Tax Indemnified Party of an amount advanced by the Tax Indemnifying Party pursuant to Section 9.10 (f)(2)(C), the extent of the liability of the Tax Indemnified Party with respect to the claim shall be established by the final judgment or decree of a court or other tribunal or final and binding settlement with an administrative agency having jurisdiction thereof, the Tax Indemnified Party shall promptly repay to the Tax Indemnifying Party the amount advanced to the extent of any refund received by the Tax Indemnified Party with respect to the claim together with any interest received thereon from the applicable taxing authority and any recovery of legal fees from such taxing authority, net of any Taxes as re required to be paid by the Tax Indemnified Party with respect to such refund, interest or legal fees (calculated at the maximum applicable statutory rate of Tax without regard to any other Tax Items). Notwithstanding the foregoing, the Tax Indemnified Party shall not be required to make any payment hereunder before such time as the Tax Indemnifying Party shall have made all payments or indemnities then due with respect to the Tax Indemnified Party pursuant to this Agreement.

      (5) Promptly after a final determination of the Tax Indemnifying Party shall pay to the Tax Indemnified Party the amount of any Tax Losses to which the Tax Indemnified Party may become entitled by reason of the provisions of this
Section 9.10(f).

      (g) Any refund of Taxes of or relating to the Company shall be paid to the party who is responsible for indemnification with respect to such Taxes as described in Sections 9.10(d) and (e).

      (h) The representations, warranties and agreements contained in this section 9.10 shall survive the consummation of the transactions contemplated herein for the applicable period of the statute of limitations with respect to such Taxes.

      SECTION 9.11 WITHDRAWAL FEE. Promptly upon termination of this Agreement by the Company pursuant to Section 11.1(g), TMR shall pay to SLOPI in cash a fee of $4,000,000 (the "Fee") if: (i) TMR's Board of Directors or any committee thereof shall have withdrawn or modified its recommendation that its shareholders approve the Share Issuance, (ii) no Company Material Adverse Effect shall have occurred, (iii) SLOPI and the Company shall have performed in all material respects their covenants and agreements required by this Agreement, and
(iv) the representations and warranties of SLOPI and the Company set forth in this Agreement shall have been true and correct in all material respects.

      SECTION 9.12 TRANSFER OF RECORD TITLE TO PROPERTIES. All properties listed in the Asset Conveyance Agreements, dated October 1, 1997, between SWEPI and the Company, SOVI and the Company and Choctaw and the Company, as amended and previously provided to TMR (collectively, the "Asset Conveyance Agreements") have been or will be conveyed of record to the Company in accordance with the terms of those Asset Conveyance Agreements.

                                   ARTICLE X

                                  CONDITIONS

      SECTION 10.1 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger or cause the Merger to be effected shall be subject to the satisfaction on or prior to the Closing Date of the following conditions, except, to the extent permitted by applicable law, that such conditions may be waived in writing pursuant to
Section 11.5:

      (a) STOCKHOLDER APPROVAL. The TMR Stockholders' Approval shall have been obtained.

      (b) NO INJUNCTION OR DAMAGES. No suit, action or other proceeding shall be pending by any Governmental Authority in which it is sought to restrain or prohibit the performance of or to obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby, and no temporary restraining order or preliminary or permanent injunction or other order by any federal or state court preventing consummation of the Merger or ordering damages in connection therewith shall have been issued and continue in effect, and the Merger and the other transactions contemplated hereby shall not have been prohibited under any applicable federal or state law or regulation.

      (c) LISTING OF SHARES. The shares of TMR Common Stock issuable in the Merger pursuant to Article III or upon conversion of TMR Series A Preferred shall have been approved for listing on the New York Stock Exchange, upon official notice of issuance.

      (d) STATUTORY APPROVALS. The Company Required Statutory Approvals, the TMR Required Statutory Approvals or matters related thereto shall have been obtained at or prior to the Effective Time, any such approvals shall have become or resulted in final orders at or prior to the Effective Time, and no such final order shall impose terms or conditions that would have, or would be reasonably likely to have, a TMR Material Adverse Effect or a Company Material Adverse Effect.

      (e) Contemporaneously with the Closing under this Agreement, those certain Service Agreements dated September 24, 1997 between (i) the Company and Shell Oil Company and (ii) the Company and SWEPI shall be terminated and all accounts receivable and payable thereunder through the Closing Date shall be settled in cash in accordance with Schedule III, True-Up Accounting Procedures.

      SECTION 10.2 CONDITIONS TO OBLIGATION OF TMR TO EFFECT MERGER. The obligation of TMR to effect the Merger or cause the Merger to be effected shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by TMR in writing pursuant to
Section 11.4:

      (a) PERFORMANCE OF OBLIGATIONS OF THE COMPANY. SLOPI and the Company shall have performed in all material respects their agreements and covenants contained in or contemplated by this Agreement required to be performed by them at or prior to the Effective Time.

      (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of SLOPI and the Company set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

      (c) CLOSING CERTIFICATES. TMR shall have received a certificate signed by the President and Treasurer of each of SLOPI and the Company, dated the Closing Date and given in their corporate capacities and not individually, to the effect that, to each such officer's knowledge, the conditions set forth in Section 10.2(a), (b) and (d) have been satisfied.

      (d) COMPANY MATERIAL ADVERSE EFFECT. No Company Material Adverse Effect shall have occurred and there shall exist no fact or circumstance that would have, or would be reasonably likely to have, a Company Material Adverse Effect.

      (e) OPINION OF DANNA M. WALTON. TMR shall have received opinions of Danna
M. Walton, counsel for the Company, SLOPI and SWEPI, in form and substance satisfactory to TMR, addressed to TMR and dated the Closing Date, which opinion may be based on appropriate representations of the Company, SLOPI and SWEPI.

      (f) COMPANY REQUIRED CONSENTS. The Company Required Consents shall have been obtained except those that in the aggregate would not result in and would not reasonably be likely to result in a Company Material Adverse Effect.

      (g) FAIRNESS OPINION. The Chase Opinion shall not have been withdrawn.

      (h) TITLE CONVEYANCES. The provisions of the Asset Conveyance Agreements shall have been complied with.

      SECTION 10.3 CONDITIONS TO OBLIGATION OF SLOPI AND THE COMPANY TO EFFECT THE MERGER. The obligation of SLOPI and the Company to effect the Merger or cause the Merger to be effected shall be further subject to the satisfaction, on or prior to the Closing Date, of the following conditions, except as may be waived by the Company in writing pursuant to Section 11.4.

      (a) PERFORMANCE OF OBLIGATIONS OF TMR. TMR shall have performed in all material respects its agreements and covenants contained in or contemplated by this Agreement required to be performed by it at or prior to the Effective Time.

      (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of TMR set forth in this Agreement shall be true and correct in all material respects as of the date hereof and as of the Closing Date as if made on and as of the Closing Date, except as otherwise contemplated by this Agreement.

      (c) CLOSING CERTIFICATES. The Company shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of TMR, dated the Closing Date and given in their corporate capacities and not individually, to the effect that, to each such officer's knowledge, the conditions set forth in Sections 10.3(a), (b) and (d) have been satisfied.

      (d) TMR MATERIAL ADVERSE EFFECT. No TMR Material Adverse Effect shall have occurred and there shall exist no fact or circumstance that would have, or would be reasonably like to have, a TMR Material Adverse Effect.

      (e) OPINION OF FULBRIGHT & JAWORSKI, L.L.P. The Company and SLOPI shall have received an opinion of Fulbright & Jaworski, L.L.P., in form and substance satisfactory to the Company and SLOPI, addressed to the Company and SLOPI and dated the Closing Date, which opinion may be based on appropriate representations of TMR.

      (f) TMR REQUIRED CONSENTS. The TMR Required Consents shall have been obtained except those that in the aggregate would not result in and would not reasonably be likely to result in a TMR Material Adverse Effect.

      (g) CERTIFICATE OF DESIGNATIONS. The Certificate of Designations for the TMR Series A Preferred shall have been filed with and accepted by the Texas Secretary of State.

      (h) CHASE WAIVER. TMR shall have obtained from The Chase Manhattan Bank its consent for the Merger and the issuance of TMR Common Stock and TMR Series A Preferred thereunder, as contemplated by this Agreement.

                                  ARTICLE XI

                       TERMINATION, AMENDMENT AND WAIVER

      SECTION 11.1 TERMINATION. This Agreement may be terminated and the Merger abandoned at any time prior to the Closing Date, whether before or after approval by the stockholders of TMR or the Company:

      (a) by mutual written consent of the Boards of Directors of the Company and TMR;

      (b) by either of the Company or TMR, by written notice to the other, if the Effective Time shall not have occurred on or before August 1, 1998 ("Termination Date") provided that the right to terminate this Agreement under this Section 11.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before the Termination Date; or

      (c) by either of the Company or TMR, by written notice to the other party, if the TMR Stockholders' Approval shall not have been obtained at a duly held TMR Special Meeting, including any adjournments thereof; or

      (d) by either of the Company or TMR, if any state or federal law, order, rule or regulation is adopted or issued, that has the effect, as supported by the written opinion of outside counsel for such party, of prohibiting the Merger, or by either of the Company or TMR, if any court of competent jurisdiction in the United States or any State shall have issued an order, judgment or decree permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, judgment or decree shall have become final and nonappealable; or

      (e) by TMR, by written notice to the Company, if there shall have been any material breach of any representation or warranty, or any material breach of any covenant or agreement, of SLOPI or the Company hereunder, and such breach shall not have been remedied within ten (10) business days after receipt by SLOPI and the Company of notice in writing from TMR, specifying the nature of such breach and requesting that it be remedied; or

      (f) by the Company, by written notice to TMR, if there shall have been any material breach of any representation or warranty, or any material breach of any covenant or agreement, of TMR hereunder, and such breach shall not have been remedied within ten (10) business days after receipt by TMR of notice in writing from the Company, specifying the nature of such breach and requesting that it be remedied; or

      (g) if the Board of Directors of TMR or any committee thereof shall, under any circumstances, withdraw or modify in a manner adverse to the Company or SLOPI its recommendation that TMR's shareholders approve the Share Issuance, then by the Company, by written notice to TMR, within a period of ten (10) days after the date of announcement of such withdrawal or modification.

      SECTION 11.2 EFFECT OF TERMINATION. In the event of termination of this Agreement by either the Company or TMR pursuant to Section 11.1, there shall be no liability on the part of the Company, SLOPI or TMR or their respective officers or directors hereunder, except that

      (a) Section 9.1(b) (Confidentiality Agreement), Section 9.1(c) (Indemnification Agreement), Section 9.5 (Disclosure Schedules; Proprietary
Data), Section 9.8 (Expenses), Section 9.11 (Withdrawal Fee) and Article XII (General Provisions) shall survive, and

      (b) no such termination shall relieve any party from liability by reason of any willful breach of any agreement, representation, warranty or covenant contained in this Agreement.

      SECTION 11.3  AMENDMENT.

      (a) This Agreement may be amended by the parties hereto pursuant to action of their respective Boards of Directors, at any time before or after approval hereof by the stockholders of TMR or the Company and prior to the Effective Time, but after such approvals, no amendment shall:

            (i) alter or change the amount or kind of shares to be received or exchanged for or on conversion of any class or series of capital stock of either corporation as provided under Article II, or

            (ii) alter or change any of the terms and conditions of this Agreement if any of the alterations or changes, alone or in the aggregate, would materially and adversely affect the rights of holders of Company Common Stock, TMR Common Stock or TMR Series A Preferred.

      (b) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

      SECTION 11.4 WAIVER. At any time prior to the Effective Time, to the extent permitted by applicable law, the parties hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by a duly authorized officer of such party.

                                  ARTICLE XII

                              GENERAL PROVISIONS

      SECTION 12.1  NON-SURVIVAL; INDEMNITIES.

      (a) SURVIVAL OR NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENTS. The representations, warranties, covenants and agreements in this Agreement and in the Disclosure Schedules, and all liability with respect thereto, shall not survive the Merger and shall terminate as of the Merger, except the covenants and agreements contained in Article III (Conversion of Shares), Article XII (General Provisions), Section 5.3 (Capitalization), Section
6.3 (Capitalization), the last two sentences of Section 8.1 (Ordinary Course of Business), Section 8.9 (Tax-Free Status), Section 8.14 (Affiliate Liabilities),
Section 9.1(b) (Confidentiality Agreement), Section 9.1(c) (Indemnification Agreement), Section 9.5(c) (Disclosure Schedules; Proprietary Data), Section 9.8 (Expenses), Section 9.10 (Tax Matters), Section 9.11 (Withdrawal Fee), Section
9.12 (Transfer of Record Title to Properties), Section 11.2 (Effect of Termination) and Schedule III (True-Up Procedures), each of which shall survive in accordance with its terms.

      (b) TAX REORGANIZATION INDEMNIFICATION. TMR has no plan or intention and shall not knowingly take any action which would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368 of the Code (and any comparable provisions of applicable state law). Without limiting the foregoing, (i) TMR will characterize the Merger as such a reorganization for purposes of any income tax returns and other filings, and (ii) TMR has no plan or intention to and will not liquidate, merge, transfer or reorganize the Company or permit the Company to transfer, sell, or otherwise dispose of any of the Company's assets, if such action would cause the Merger to fail to qualify as a reorganization within the meaning of Section 368 of the Code. If TMR's actions, other than TMR's actions in the consummation of the Merger and the issuance of TMR Common Stock and TMR Series A Preferred, shall cause the Merger to fail to qualify as a reorganization within the meaning of Section 368 of the Code, then TMR shall assume and accept the tax liability associated with such non-qualification and indemnify SLOPI and the Shell Group, on an after-tax basis, for such tax liability. If both TMR's and SLOPI's actions, other than TMR's actions in the consummation of the Merger and the issuance of TMR Common Stock and TMR Series A Preferred, cause the Merger to fail to qualify as a reorganization within the meaning of Section 368 of the

Code, then each party shall bear and accept the responsibility and Tax liability associated with their respective actions, and TMR shall indemnify SLOPI for its portion of such Tax liability.

      (c)   POST CLOSING INDEMNIFICATION.

            (i) BY SLOPI--LITIGATION. From and after the Effective Time, SLOPI shall defend, indemnify and hold harmless the Company and the Surviving Corporation against and in respect of those certain claims, costs, expenses, liabilities, damages and judgments (collectively, "Claims") relating to the litigation and claims described in Section 6.7 of the Company Disclosure Schedule; provided, that to the extent that TMR, the Company or the Surviving Corporation realizes a benefit after the Effective Time from the matters identified in Section 6.7 of the Company Disclosure Schedule such benefit shall offset the amount and indemnification to which the Company or Surviving Corporation shall be entitled; and, provided further that no such indemnification shall be provided as to that portion of matters within the control of the Company, TMR or the Surviving Corporation after the Effective Time or with respect to that portion of matters attributable to the continuation of policies, calculations or procedures by TMR or the Surviving Corporation after the Effective Time (collectively, the "Current Litigation Claims").

            (ii) BY SLOPI--UNKNOWN CLAIMS. From and after the Effective Time, SLOPI shall indemnify, defend and hold the Company and the Surviving Corporation against and in respect of all Claims (other than the Current Litigation Claims) that are (w) expressly and definitively made or claimed by bona fide third parties against the Company or the Surviving Corporation prior to the date which is one (1) year after the Effective Time, but not if made thereafter, and (x) exceed, in the aggregate, a threshold basket of $7,500,000 and then only to the extent, if any, of such excess, and (y) arise out of events occurring in the conduct of the Company's business, assets and operations or circumstances existing with respect to the Company's business, assets and operations, in each case accrued and attributable up to and including, but not after, the Effective Time; provided, however, that no indemnification shall be provided with respect to that portion of matters that are attributable to the policies, calculations or procedures that are continued by TMR or the Surviving Corporation after the Effective Time.

            (iii) BY TMR. From and after the Effective Time, TMR will indemnify, defend and hold harmless SLOPI and any of SLOPI's Affiliates (other than the Company and TMR) against and in respect of all Claims made by bona fide third parties against SLOPI or any of SLOPI's Affiliates (other than the Company or TMR) relating to the Company and its business, assets and operations (y) that arise on or after, or are accrued or attributable to any time on or after Effective Time or (z) are asserted against the Company or the Surviving Corporation on or after the date which is one (1) year after the Effective Time, irrespective of when the underlying events or circumstances occurred; provided, however, that Section 9.10 (Tax Matters) shall be given full effect notwithstanding the foregoing.

            (iv) The indemnifying party shall, at its expense, control the defense and settlement of all Claims as to which indemnification is being provided. An indemnified party, at its expense, shall have the right to participate in the defense, but shall have no control over the defense or settlement.

      (D) THE FOREGOING INDEMNIFICATION IN THIS SECTION 12.1 IS TO BE GIVEN EXPRESS AND FULL EFFECT EVEN IF, AS A RESULT THEREOF, AN INDEMNIFIED PARTY WOULD BE INDEMNIFIED AGAINST ITS OWN NEGLIGENCE (WHETHER SOLE, CONCURRENT OR CONTRIBUTORY) OR ITS STRICT (STATUTORY) LIABILITY. NOTHING IN THIS SECTION 12.1(D) SHALL EXPAND OR CONTRACT THE EXPRESS LANGUAGE OF THE FOREGOING PROVISIONS OF SECTION 12.1.

      SECTION 12.2 NO BROKERS.

      (a) SLOPI and the Company represents and warrants that no broker, finder or investment bank is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of SLOPI or the Company.

      (b) TMR represents and warrants that, except for Chase, no broker, finder or investment bank is entitled to any brokerage, finder's or other fee or commission in connection with the transaction contemplated by this Agreement based upon arrangements made by or on behalf of TMR.

      SECTION 12.3 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given (a) if delivered personally, or (b) if sent by overnight courier service (receipt confirmed in writing), or (c) if delivered by facsimile transmission (with receipt confirmed), or (d) five (5) days after being mailed by registered or certified mail (return receipt requested) to the parties, in each case to the following addresses (or at such other address for a party as shall be specified by like notice);

      (i)   if to SLOPI:

            Shell Louisiana Onshore Properties Inc.
            P.O. Box 7986
            Newark, Delaware 19714
            Attention:  Corporate Secretary
            with a copy to:

            Shell Oil Company Legal Firm
            P.O. Box 2463
            Houston, Texas 77252
            Attention:  Danna M. Walton
            Fax: (713) 241-5056

      (ii) if to the Company:

            Louisiana Onshore Properties Inc.:
            200 North Dairy Ashford
            P.O. Box 576
            Houston, Texas   77002
            Attention:  J.M. Funk
            Fax: (281) 544-2204

            with a copy to:

            Shell Oil Company Legal Firm
            One Shell Plaza
            P.O. Box 2463
            Houston, Texas 77252-2463
            Attention: Danna M. Walton
            Fax:  713-241-5362

      (iii) if to TMR or TMR Sub:

            The Meridian Resource Corporation
            15995 N. Barkers Landing, Suite 300
            Houston, Texas  77079
            Attention:  Joseph A. Reeves, Jr., Chairman and
                        Chief Executive Officer
            Fax:  (281) 558-5595
            with a copies to:

            Fouts & Moore, L.L.P.
            1300 Post Oak Blvd., 25th Floor
            Houston, Texas 77056
            Attention Gary A. Messersmith
            Fax: (713) 986-7299

            Fulbright & Jaworski L.L.P.
            1301 McKinney Street, Suite 5100
            Houston, Texas  77010
            Attention: John R. Allender
            Fax:  (713) 651-5246

      SECTION 12.4 NO PUNITIVE DAMAGES. NOTWITHSTANDING ANYTHING TO THE CONTRARY, NO PARTY SHALL BE ENTITLED TO RECOVER FROM ANY OTHER PARTY ANY LOSSES, COSTS, EXPENSES, OR DAMAGES ARISING UNDER THIS AGREEMENT OR IN CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT IN ANY AMOUNT IN EXCESS OF THE ACTUAL COMPENSATORY DAMAGES, ARBITRATION COSTS AND REASONABLE ATTORNEY FEES AND EXPENSES TO ENFORCE THIS AGREEMENT, SUFFERED BY SUCH PARTY. ALL PARTIES WAIVE ANY RIGHT TO RECOVER PUNITIVE, SPECIAL, EXEMPLARY AND CONSEQUENTIAL DAMAGES ARISING UNDER THIS AGREEMENT OR IN CONNECTION WITH OR WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED IN THIS AGREEMENT. HOWEVER, THE FOREGOING SHALL NOT LIMIT ANY INDEMNIFICATION OBLIGATIONS HEREUNDER OR PRECLUDE ONE PARTY FROM BEING INDEMNIFIED BY ANOTHER PARTY AGAINST SUCH OBLIGATIONS.

      SECTION 12.5 BINDING ARBITRATION. Any controversy or claim, whether based on contract, tort, statute or other legal or equitable theory (including but not limited to any claim of fraud, misrepresentation or fraudulent inducement or any question of validity or effect of this Agreement, including this clause) arising out of or related to this Agreement (including any amendments or extensions and any agreements attached as Exhibits hereto), or the breach or termination thereof shall be settled by arbitration in accordance with the then current CPR Institute for Dispute Resolution Rules for Non-administered Arbitration of Business Disputes, and this provision. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss.ss. 1-16 to the exclusion of any provision of state law inconsistent therewith or which would produce a different result, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction.

      The arbitration shall be held in Houston, Texas, or at some other location as mutually agreed upon by the parties. There shall be three arbitrators. TMR and SLOPI shall each select an arbitrator, and those arbitrators shall select the third arbitrator. To the extent the parties' dispute(s) concern matters of
(i) oil and gas law, geology and/or petroleum engineering and/or (ii) environmental law and/or environmental science, then each arbitrator must be trained and knowledgeable in such matters.

      The arbitrators shall determine the claims of the parties and render a final award. The arbitrators shall set forth the reasons for the award in writing.

      All statutes of limitations and defenses based upon passage of time applicable to any claim of a defending party (including any counterclaim or set-off) shall be tolled while the arbitration is pending.

      The obligation to arbitrate all controversial claims shall extend to the successors, assigns and third party beneficiaries of the parties.

      The arbitrators shall order the parties to promptly exchange copies of all documents regarding the materials in dispute, potential facts, witness lists and expert witness lists, and, if requested by a party, to produce other relevant documents, to answer up to ten (10) interrogatories (including subparts), to respond to up to ten (10) requests for admissions (which shall be deemed admitted if not denied) and to produce for deposition and, if requested, at the hearing any or all listed witnesses, both fact and expert, within such party's control. Any additional discovery shall only occur by agreement of the parties or as ordered by the arbitrators upon a finding of good cause.

      Each party shall bear its own costs, expenses and attorney's fees; provided that if court proceedings to stay litigation or compel arbitration are necessary, any party who, in such court proceedings, unsuccessfully opposes implementation of any part of these arbitration requirements shall pay all reasonable associated costs, expenses, and attorney's fees in connection with such court proceeding.

      In order to prevent irreparable harm, the arbitrators shall have the power to grant temporary or permanent injunctive or other equitable relief. Prior to the appointment of an arbitrator a party may, notwithstanding any other provision of this Agreement, seek temporary injunctive relief from any court of competent jurisdiction; provided that the party seeking such relief shall (if arbitration has not already been commenced) simultaneously commence arbitration. Such court ordered relief shall not continue more than ten (10) days after the appointment of the arbitrators (or in any event for longer than sixty (60) days). Except as required by law (and then only after prior notice to the other party), no party shall disclose the facts of the underlying dispute or the contents or result of the arbitration without the prior consent of all parties.

      If any part of this arbitration provision is held to be unenforceable, it shall be severed and shall not affect either the duty to arbitrate or any other part of this provision.

      SECTION 12.6 DTPA WAIVER. ALL PARTIES HEREBY WAIVE, TO THE EXTENT (IF ANY) APPLICABLE, THE PROVISIONS OF THE TEXAS DECEPTIVE TRADE PRACTICES-CONSUMER PROTECTION ACT (OTHER THAN THE PROVISIONS OF SECTION 17.555 THEREOF, WHICH ARE NOT WAIVED).

      SECTION 12.7  MISCELLANEOUS.

      (a) This Agreement, including the documents and instruments referred to herein, (i) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof other than the Indemnification Agreement and the Confidentiality Agreement, (ii) shall not be assigned by operation of law or otherwise, and (iii) shall be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts executed in and to be fully performed in such State, without giving effect to its conflicts of laws statutes, rules or principles.

      (b) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect. The parties hereto shall negotiate in good faith to replace any provision of this Agreement so held invalid or unenforceable with a valid provision that is as similar as possible in substance to the invalid or unenforceable provision.

      SECTION 12.8 INTERPRETATION. When reference is made in this Agreement to Articles, Sections or Exhibits, such reference shall be to an Article, Section or Exhibit of this Agreement, as the case may be, unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Whenever "or" is used in this Agreement it shall be construed in the nonexclusive sense.

      SECTION 12.9 COUNTERPARTS; EFFECT. The Agreement may be executed in one or more counterparts each of which shall be deemed to be an original, but of which shall constitute one and the same agreement.

      SECTION 12.10 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to confer upon any person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

      SECTION 12.11 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity.

      SECTION 12.12 FURTHER ASSURANCES. Each party hereto shall execute such further documents and instruments and take such further actions as may reasonably be requested by other party hereto in order to consummate the Merger in accordance with the terms hereof.

      SECTION 12.13 CONTINGENT CONSIDERATION. Pursuant to the terms of Exhibit H, and upon the occurrence of the events specified therein, TMR shall, to the extent required thereby, issue and deliver to SLOPI additional fully paid and non-assessable shares of TMR Common Stock.

      SECTION 12.14 GAS IMBALANCES. TMR acknowledges that the Surviving Corporation will assume all liabilities with respect to the gas imbalances shown on Section 6.5 of the Company Disclosure Schedule.

      IN WITNESS WHEREOF, TMR, TMR Sub, SLOPI and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

"SLOPI"                                 "TMR"
SHELL LOUISIANA ONSHORE                 THE MERIDIAN RESOURCE
PROPERTIES INC.                         CORPORATION

By: /s/ S. P. METHVIN                   By: /s/ JOSEPH A. REEVES, JR.
Name: S. P. Methvin                     Name: Joseph A. Reeves, Jr.
Title:President                         Title:Chief Executive Officer

"Company"                               "TMR Sub"
LOUISIANA ONSHORE PROPERTIES            LOPI ACQUISITION CORP.
INC.

By: /s/ S. P. METHVIN                   By: /s/ JOSEPH A. REEVES, JR.
Name: S. P. Methvin                     Name: Joseph A. Reeves, Jr.
Title:President                         Title:Chief Executive Officer

Limited Joinder and Guaranty by Shell Western E&P Inc.:

In order to induce TMR and TMR Sub to execute and deliver this Merger Agreement, and in consideration thereof, and for other good and valuable consideration, the receipt of which is hereby acknowledged, Shell Western E&P, Inc., a Delaware corporation ("SWEPI"), hereby absolutely and unconditionally guarantees to the Company and the Surviving Corporation (as their respective interests may appear), as primary obligor and not merely as surety, the full and prompt payment and performance when due and compliance by SLOPI with all of SLOPI's obligations under Sections 9.10, (Tax Matters), 9.12 (Transfer of Record Title of Properties), 12.1(c) (Post Closing Indemnification) and Schedule III (True-Up Accounting Procedures) of the Merger Agreement (collectively, the "Guaranteed Obligations"). The obligations of SWEPI hereunder are absolute, present and continuing obligations which are not conditional upon the exercise of any remedies against SLOPI or the making of a demand against SLOPI or the filing of a suit to obtain or assert a claim for personal judgment against SLOPI for the Guaranteed Obligations or the making of an effort at collecting the Guaranteed Obligations from SLOPI, or the taking of any other action with respect to SLOPI, it being expressly acknowledged and agreed that SWEPI shall be directly obligated hereunder for all amounts payable by SLOPI pursuant to the Guaranteed Obligations. SWEPI has all requisite power and authority to enter into this Guaranty. The execution and delivery of this Guaranty by SWEPI have been duly authorized by all necessary corporate action on the part of SWEPI. This Guaranty has been duly and validly executed and delivered by SWEPI and constitutes the valid and binding obligation of SWEPI, enforceable against SWEPI in accordance with its terms, except as would be limited by applicable bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies, including specific performance, may be subject to the discretion of any court before which any proceeding therefor may be brought. The execution and delivery of this Guaranty by SWEPI do not result in any violation by SWEPI under any provisions of: the certificate of incorporation, bylaws or similar governing documents of SWEPI; any judgment, decree, order or injunction of any Governmental Authority applicable to SWEPI or any of its properties or assets or any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, concession, contract, lease or other instrument, obligation or agreement of any kind to which SWEPI is now a party or by which it or any of its properties or assets may be bound or affected; excluding from the forgoing clauses such violations as would not, in the aggregate, be reasonably likely to have a material adverse effect on SWEPI.

SHELL WESTERN E&P INC.

By: /s/ Y. N. YOUSSEF
Name: Y. N. Youssef
Title:Attorney-in-fact

                                   EXHIBIT A

                      DIRECTORS OF SURVIVING CORPORATION

                              Joseph A. Reeves, Jr.
                              Michael J. Mayell
                              Lloyd V. DeLano

                                   EXHIBIT B

                       OFFICERS OF SURVIVING CORPORATION

            Joseph A. Reeves, Jr.   -     Chief Executive Officer and Chairman
                                          of the Board
            Michael J. Mayell       -     President
            P. Richard Gessenger    -     Chief Financial Officer
            Lloyd V. DeLano         -     Vice President, Treasurer and
                                          Assistant Secretary
            Melinda Frew            -     Secretary
            Kevin McMichael         -     Executive Vice President

                                   EXHIBIT C

                   BASIS OF CONVERSION AND CONVERSION RIGHTS

      Upon consummation of the Merger, SLOPI shall receive a total 12,082,030 shares of Common Stock and a number of shares of Preferred Stock calculated as provided below:

      The Preferred Stock to be issued to SLOPI upon consummation of the Merger shall be convertible into a number of shares of Common Stock calculated by the following formula:

            Fully-Diluted Shares of Common Stock on the Effective Date DIVIDED BY .601 = "Total Post Closing Diluted Common Stock."

            "Total Post Closing Diluted Common Stock" MULTIPLIED BY .399 = "Total SLOPI Beneficial Ownership."

            "Total SLOPI Beneficial Ownership" LESS 12,082,030 = The number of shares of Common Stock into which the Preferred Stock issued to SLOPI upon consummation of the Merger is convertible.

      The Conversion Price per share of Preferred Stock issued on the Effective Date shall be calculated utilizing the following formula:

            $135,000,000 DIVIDED BY the number of shares of Common Stock into which the Preferred Stock issued to SLOPI upon consummation of the Merger is convertible (calculated above).

      The number of shares of Preferred Stock to be issued on the Effective Date shall be calculated as follows:

            The total votes outstanding immediately following the Effective Time are equal to the sum of the number of shares of Common Stock immediately prior to the Effective Time PLUS 12,082,030 (Common Stock to be issued at the Effective Time), the total of which is DIVIDED BY .92.

            Total Votes Outstanding Immediately following the Effective Time MULTIPLIED BY .08 = number of shares of Preferred Stock.

However, in the event that the closing price of the Common Stock at the Effective Time is equal to or less than $6.00 or equal to or greater than $12.00 per share, the calculation of the number of shares of Preferred Stock issued in the Merger shall be adjusted so that the ratio of votes represented by the

Preferred and the Common Stock does not jeopardize the qualification of the Merger as a tax-free reorganization under Section 368 of the Code; provided, however, the calculation of the number of shares of Common Stock into which the Preferred Stock is convertible, and the related conversion price, shall not change.

      Stated Value per share of Preferred Stock shall be calculated as follows:

            $135,000,000 DIVIDED BY Number of Shares of Preferred Stock.

                                   EXHIBIT D

                         COMPANY FINANCIAL STATEMENTS

                                   (OMITTED)

                                   EXHIBIT E

                      Form of Certificate of Designation
                                      for
                            TMR SERIES A PREFERRED

                       THE MERIDIAN RESOURCE CORPORATION

CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF A SERIES OF PREFERRED STOCK BY RESOLUTION OF THE BOARD OF DIRECTORS PROVIDING FOR AN ISSUE OF ______ SHARES OF PREFERRED STOCK DESIGNATED SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK.

      The Meridian Resource Corporation, a Texas Corporation (the "Company"), pursuant to the provisions of Article 2.12 of the Texas Business Corporation Act ("TBCA"), does hereby state and certify that, pursuant to the authority expressly vested in the Board of Directors of the Company by the Second Amended and Restated Articles of Incorporation of the Company, as amended, that the Board of Directors, at a meeting thereof duly called and held on March , 1998, at which meeting a quorum was present and acting throughout, duly adopted the following resolutions providing for the issue of shares of Preferred Stock hereinafter referred to, and further providing with respect to such issue of shares of Preferred Stock for such powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, as are hereinafter set forth, in addition to those set forth in said Articles of Incorporation;

      RESOLVED, that pursuant to Article Four of the Second Amended and Restated Articles of Incorporation of the Company, as amended (which authorizes the Company to issue up to 25,000,000 shares of Preferred Stock, par value $1.00 per share), the Board of Directors hereby provides for the issue of a series of up to _______________ shares of Preferred Stock designated "Series A Cumulative Convertible Preferred Stock"; and

      RESOLVED, that the powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations or restrictions thereof, of the shares of the Series A Cumulative Convertible Preferred Stock shall be as follows:

      SECTION 1. DESIGNATION AND RANK. The designation of the series of Preferred Stock created by this resolution shall be "Series A Cumulative Convertible Preferred Stock", and the number of shares constituting this Series shall have a stated value of [$135 million divided by the number of shares issued] per share (the "Stated Value"). The shares of this Series shall rank prior to the Junior Stock (as defined in Section 8) as to distribution of assets and payments of dividends.

      SECTION 2.        DIVIDENDS.

      (a) Shares of this Series shall be entitled to receive, when and as declared by the Board of Directors, a cash dividend at the dividend rate of four percent (4%) per annum (the "Dividend Rate") on the Stated Value per share of this Series, and no more; provided, however, that dividends shall cease to accrue on shares of the Series on the following schedule: ________ shares [1/3] on the third anniversary of the date of original issuance (the "Sub-Series A-I"); ____ shares [1/3] on the fourth anniversary of the date of original issuance (the "Sub-Series A-II"); and ____ shares [1/3] on the fifth anniversary of the date of original issuance (the "Sub-Series A-III") (collectively, the "Sub-Series"). The certificates evidencing shares of the Series will specify whether the shares represented thereby are designated Sub-Series A-I, Sub-Series A-I or Sub- Series A-III. Dividends shall be cumulative, shall accrue (whether or not declared and whether or not there shall be funds legally available for the payment of dividends) from the data of original issuance and shall be payable in arrears, out of assets legally available therefor, when and as declared by the Board of Directors of the Company, on January 1, April 1, July 1, and October 1 of each year in which dividends are payable, commencing , 1998, (except that if any such date is a Saturday, Sunday or a Business Day then such dividend shall be payable without interest on the next day that is not a Saturday, Sunday or Business Day) (each three-month period expiring on a dividend payment date being referred to herein as a "Dividend Period"). Dividends shall be paid to the holders of record of shares of each Sub-Series entitled thereto as they appear on the stock register of the Company on such record dates, not exceeding 30 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Dividends on account of arrears for any past Dividend Periods (an "Arrearage") may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 45 days preceding the payment date thereof, as may be fixed by the Board of Directors. Until paid in full, each Arrearage shall also accrue dividends at the rate of 4% per annum. All dividends and Arrearages respectively, shall be declared and paid pro rata on all Sub-Series, based on the aggregate of the accrued dividends, Arrearages and dividends on Arrearages, respectively, for the various Sub-Series.

      (b) No dividends (other than a dividend in Junior Stock or other than as provided in Section 2(b)) shall be declared or paid or set apart for payment on Junior Stock for any period unless (i) full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on this Series for all Dividend Periods terminating on or prior to the date of payment of such full cumulative dividends Holders of shares of this Series shall not be entitled to any dividend, whether payable in cash, property or stock, in excess of full cumulative dividends.

      (c) So long as any shares of this Series are outstanding, no dividend (other than a dividend in Junior Stock or other than as provided in Section 2(b)) shall be declared or paid or set aside for payment or other distribution declared or made upon the Junior Stock, nor shall any Junior

Stock be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of Junior Stock) by the Company (except by conversion into or in exchange for Junior Stock) unless, in each case, full cumulative dividends on all outstanding shares of this Series then payable shall have been paid.

      (d) Dividends payable on this Series for a period less than a full Dividend Period shall be computed on the basis of the ratio of the number of days in such partial period to the actual number of days in such full Dividend Period.

      SECTION 3.        VOTING AND ELECTION OF DIRECTORS.

      (a) The holders of outstanding shares of this Series shall be entitled to vote, with the Common Stock and any other capital stock voting with the Common Stock, with respect to all matters for which a vote of the holders of Common Stock is taken. Each holder of outstanding shares of this Series shall be entitled to that number of votes as are equal to the number of shares of this Series held by such holder. The record date for holders of shares of the Series entitled to vote on any matters submitted to the holders of Common Stock for their vote, whether at an annual or special meeting of shareholders or by unanimous written consent, shall be the same date as the record date established for the Common Stock.

      (b) So long as any shares of this Series remain outstanding, the affirmative vote or consent of the holders of a majority of the shares of this Series outstanding at the time, voting as a single class, given in person or by proxy, either in writing or at a meeting, shall be necessary to permit, effect or validate any of the following: (i) the authorization, creation or issuance, or any increase in the authorized or issued amount, of any class of series of Senior Stock or Parity Stock (both as defined in Section 8) or (ii) the amendment, restatement, modification, alteration or repeal of any of the provisions of this Certificate of Designation.

      (c) Until the earlier of (i) the termination of the Stock Rights and Restrictions Agreement to be entered into on or about _____________, 1998, as it may be amended from time to time (the "SLOPI Agreement"), between the Company and Shell Louisiana Onshore Properties, Inc., a Delaware Corporation ("SLOPI") or (ii) SLOPI and its Affiliates shall Beneficially Own shares of Common Stock constituting less than 21% of the then outstanding shares of Common Stock, then, in connection with each election of directors of the Company, whether at an annual or special meeting, the holders of this Series shall be entitled to elect at such meeting a number of directors (the "Preferred Directors") such that, after giving effect to the election of such persons to the Board of Directors of the Company, the number of Preferred Directors then serving on the Board of Directors of the Company shall equal the product (rounded downward to the nearest whole number, but, in any event, not less than one) of (i) the total number of directors constituting the entire Board of Directors multiplied by
(ii) 20% (the "Director Percentage").

      (d) If at any time the number of directors constituting the Board of Directors of the Company shall decrease so that the holders of the Series would be entitled to designate fewer directors than are then serving as Preferred Directors, the holders of the Series, one or more of the Preferred Directors shall resign so that the percentage of the Board of Directors consisting of Preferred Directors does not exceed the Director Percentage (rounded downward to the nearest whole number but in no event less than one); provided, that, if a Preferred Director does not resign, the members of the Board of Directors who are not Preferred Directors shall be entitled to remove such Preferred Director. Further, (i) upon termination of the SLOPI Agreement in accordance with its terms or (ii) the conversion of all outstanding shares of this Series into Common Stock, all Preferred Directors then serving as directors of the Company shall immediately cease to be members of the Company's Board of Directors and shall be deemed to have resigned on the date of such termination.

      (e) (i) In the event that any Preferred Director shall cease to serve as a director for any reason (other than as set forth in Section (d) immediately above), the vacancy resulting thereby shall be filled by appointment by any Preferred Director remaining, and in the absence of action by the remaining Preferred Directors, by the holders of the Series, and such Preferred Director shall thereafter serve until the expiration of the term of the Preferred Director replaced by such new Preferred Director.

            (ii) Subject to the provisions of Section 3(f) below, if there shall exist at any time any vacancy or vacancies on the Board of Directors of the Company as a result of any increase in the number of directors that constitutes the entire Board of Directors of the Company, which the directors of the Company then in office intend to fill in accordance with the Company's then existing Articles of Incorporation, by-laws and applicable law, the holders of the Series shall be entitled to designate one or more persons to fill such vacancy or vacancies if and to the extent necessary so that, after giving effect to the filling of such vacancy or vacancies, the number of Preferred Directors then serving on the Board of Directors of the Company shall equal the Director Percentage (rounded downward to the nearest whole number but in no event less than one).

      (f) Notwithstanding anything to the contrary contained herein, no Preferred Director may be a person who previously has been a director of the Company and was properly removed for cause from the Board of Directors of the Company or a person who has been convicted of a felony or a crime involving moral turpitude.

      (g) At all times when there is a Preferred Director on the Company's Board of Directors, at least one shall be a member of each Audit Committee of the Board of Directors. All members of the Audit Committee shall have access to the Company's independent accountants and all audit and tax work papers to the same extent as any other member of the Audit Committee.

      (h) The Preferred Directors will be furnished with all information that is provided to all other directors of the Company (in their capacities as such) at the same time as such information is furnished to such other directors (in their capacities as such).

      (i) All Preferred Directors shall comply with the retirement policies of the Company as in effect on the date hereof or as hereafter amended or modified from time to time by the Board of Directors of the Company or its stockholders; provided that no such amendment or modification to such policies shall be binding upon a Preferred Director unless at least one Preferred Director shall have voted in favor of such amendment or modification at the meeting, or in the action in lieu of a meeting, of the Board of Directors of the Company at or in which it is considered.

      (j) The election of Preferred Directors or approval under paragraph (b) above shall be by holders of a majority of the issued and outstanding Series as reflected on the stock books of the Company on the applicable record date, or if by written consent, on the date of such consent. The record date for holders of shares of the Series entitled to vote on matters pursuant to this Section 3 at a meeting of the holders of the Series shall be established by the Board of Directors of the Company and shall not precede 60 days before such meeting. Special meetings of the holders of the Series may be called by any holder of more than 25% of the outstanding shares of the Series, except that the Company may call a special meeting of the holders of the Series in connection with any action to be voted on pursuant to paragraph (b) above. Any action taken by written consent of the holders of the Series need not be unanimous and such action will be effective upon delivery of such written consent to the Secretary of the Company.

      SECTION 4. LIQUIDATION. In the event of any complete liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary the holders of shares of this Series shall each be entitled to receive out of assets of the Company, whether such assets are capital or surplus, for each share of this Series a sum equal to the Stated Value plus the amount of any accrued and unpaid dividends on such share plus interest accrued but unpaid on any Arrearage, before any distribution shall be made to the holders of Junior Stock of the Company, and if the assets of the Company shall be insufficient to pay in full such amounts, then such assets shall be distributed among the holders of this Series ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

      SECTION 5. CONVERSION.

      (a) Each share of this Series shall be convertible at the option of the record holder thereof at any time by presentation of the certificate representing such share by the record holder in person or by registered mail, return receipt requested with postage prepaid thereof, at the principal office of the Company, and at such other offices, if any, as the Board of Directors may determine, into the number of fully paid and nonassessable shares of Common Stock determined by dividing the Stated Value by the Conversion Price in effect on the Conversion Date.

      (b) The conversion price initially shall be $_______ (the "Conversion Price") and shall be subject to adjustment from time to time as follows:

            (i) If the Company, at any time while any shares of this Series are outstanding, shall (A) pay a stock dividend or stock dividends or otherwise make a distribution or distributions on shares of its capital stock payable in shares of Common Stock (or in securities convertible into shares of Common Stock), (B) except as set forth in clause (A) above, pay a stock dividend or make a distribution on shares of its capital stock payable in shares of its capital stock of any class other than Common Stock or a class convertible into Common Stock, (C) subdivide outstanding shares of Common Stock into a larger number of shares, (D) combine outstanding shares of Common Stock into a smaller number of shares, or (E) issue by reclassification of shares of Common Stock any shares of capital stock of the Company of any class or classes, the Conversion Price in effect immediately prior to such action shall be adjusted so that the holder of any shares of this Series thereafter surrendered for conversion shall be entitled to receive the number and class or classes of shares of the capital stock of the Company which he would have owned or have been entitled to receive immediately after the happening of any of the events described above, had such shares of this Series been converted on or immediately prior to the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification, as the case may be. An adjustment made pursuant to this subsection 5(b)(i) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or reclassification.

            (ii) If the Company, at any time while any shares of this Series are outstanding, shall issue rights or warrants to all holders of Common Stock entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase shares of Common Stock at a price per share less than the Per Share Market Value of Common Stock at the record date mentioned below, the Conversion Price at which each share of this Series shall thereafter be convertible shall be reduced by multiplying the Conversion Price in effect immediately prior to such record date by a fraction, of which the denominator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Per Share Market Value. Such adjustment shall be made whenever such rights or warrants are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants. However, upon the expiration of any right or warrant to purchase Common Stock the issuance of which resulted in an adjustment in the Conversion Price of the shares of this Series pursuant to this Subsection 5(b)(ii), if any such right or warrant shall expire and shall not have been fully exercised, the Conversion Price per share of Common Stock at which each share of this Series shall thereafter be convertible shall immediately upon such expiration be recomputed and effective immediately upon such expiration be increased to the price which it would have been (but reflecting any other adjustments in the Conversion Price made pursuant to the provisions of this Section 6 after the issuance of such rights or warrants) had the adjustment of the Conversion Price made upon the issuance of such rights or warrants been made on the basis of offering for subscription or purchase only that number of shares of Common Stock actually purchased upon the exercise of such rights or warrants which were actually exercised. No adjustment shall be made pursuant to this Section 5(b)(ii) if rights and warrants are also distributed to the holders of this Series on the basis of the number of shares of Common Stock then issuable on conversion of the shares of this Series.

            (iii) If the Company, at any time while shares of this Series are outstanding, shall distribute to all holders of Common Stock evidences of its indebtedness or assets (excluding cash dividends or cash distributions paid out of earned surplus) or rights or warrants to subscribe for or purchase any security (excluding those referred to in Subsection 5(b)(ii) above) then in each such case the Conversion Price per share of Common Stock at which each share of this Series shall thereafter be convertible shall be determined by multiplying the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution by a fraction, of which the denominator shall be the Per Share Market Value of Common Stock determined as of the record date mentioned above, and of which the numerator shall be such Per Share Market Value of the Common Stock, less the then fair market value (as determined by the Board of Directors of the Company (the "Board") in good faith, whose determination shall be conclusive if made in good faith; provided, however, that in the event of a distribution or series of related distributions exceeding 10% of the net assets of the Company, then such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) selected in good faith by the Board, and in either case shall be described in a statement provided to all registered holders of this Series) of the portion of assets or evidences of indebtedness so distributed or such subscription rights applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above. No adjustment shall be made pursuant to this subsection 5(b)(iii) if such evidence of indebtedness or assets are also distributed to the holders of this Series on the basis of the number of shares of Common Stock then issuable on the conversion of the shares of this Series.

            (iv) No notification to the holders of any adjustment in the Conversion Price otherwise required by this Section 5 shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustment which by reason of this subsection 5(b)(iv) is not required to be made shall be carried forward and taken into account in any subsequent adjustments, and that upon presentment of shares of this Series for conversion, all adjustment shall be made calculating the conversion rights of such holder. All calculations under this Section 5 shall be made to the nearest cent or the nearest 1/100th of a share, as the case may be.

            (v) Subject to (iv) above, whenever the Conversion Price is adjusted, as herein provided, the Company shall promptly mail to each registered holder of shares of this Series a notice setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such notice prepared in good faith shall be conclusive evidence of the correctness of such adjustment absent manifest error.

            (vi) In case:

                  (A) the Company shall declare a dividend (or any other
            distribution) on the Common Stock payable otherwise than in cash out of its earned surplus; or

                  (B) the Company shall declare a special nonrecurring cash
            dividend on or a redemption of its Common Stock; or

                  (C) the Company shall authorize the granting to the holders of the Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                  (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock of the Company (other than a subdivision or combination of the outstanding shares of Common Stock), any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

                  (E) of the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of the shares of this series, and shall cause to be mailed to the holders of record of the shares of this Series at their last addresses as they shall appear upon the stock books of the Company, at least 10 days prior to the applicable record date hereinafter specified, a notice stating
(x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, redemption, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, share exchange, dissolution, liquidation or winding up (but no failure to mail such notice or any defect therein or in the mailing thereof shall affect the validity of the corporate action required to be specified in such notice).

      (c) In case of any reclassification of the Common Stock, then the holders of the shares of this Series then outstanding shall have the right thereafter to convert such shares only into the kind and amount of shares of stock and other securities and property receivable upon or deemed to be held following such reclassification by a holder of a number of shares of the Common Stock of the Company into which such shares of this Series could have been converted immediately prior to such reclassification. This provision shall similarly apply to successive reclassifications.

      (d) In case of any consolidation or merger of the Company with or into another Person in which the Company is not the surviving entity or any compulsory share exchange pursuant to any of which the Common Stock is converted into other securities, cash or property (any such event being hereinafter referred to as "Reorganization"), then the terms of such Reorganization shall provide that each holder of share of this Series then outstanding shall have the right to receive in exchange therefor the kind and amount of shares of stock and other securities and property receivable upon such Reorganization ("Reorganization Consideration") by a holder of the number of shares of the Common Stock of the Company into which (x) a share of this Series (or Sub-Series) could have been converted as of the effective date of the Reorganization, plus (y) the Arrearage (if any) on a share of this Series could have been exchanged as of the effective date of the Reorganization.

      (e) In case at any time conditions shall arise by reason of action taken by the Company, which, in the opinion of the Board of Directors of the Company, are not adequately covered by the other provisions hereof and which might materially and adversely affect the rights of the holders of shares of this Series, the Board of Directors of the Company shall appoint a firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company), who shall give their opinion as to the adjustment, if any

(not inconsistent with the standards established in this Section 5, of the Conversion Price (including, if necessary, any adjustment as to the securities into which shares of this Series may thereafter be convertible) which is or would be required to preserve the rights of the holders of shares of this Series. The Board of Directors of the Company shall make the adjustment recommended forthwith upon the receipt of such opinion or the taking of any such action contemplated, as the case may be; provided, however, that no such adjustment of the Conversion Price shall be made which in the opinion of the investment banking firm or firm of accountants giving the aforesaid opinion would result in an increase of the Conversion Price to more than the Conversion Price then in effect.

      Section 6. MATTERS RELATING TO ISSUANCE OF COMMON STOCK. The following provisions shall be applicable to issuances of Common Stock upon conversion of shares of this Series.

      (a) The Company covenants that it will at all times reserve and keep available, out of its authorized and unissued Common Stock solely for the purpose of issuance upon conversion of this Series as herein provided, free from preemptive rights or any other actual or contingent purchase rights of Persons other than the holders of shares of this Series, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of this Series. The Company covenants that all shares of Common Stock that shall be so issuable shall upon issue be duly and validly issued and fully paid and nonassessable.

      (b) The Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may, if otherwise permitted, make a cash payment in respect of any final fraction of a share based on the Per Share Market Value at such time. If the Company elects not, or is unable, to make such a cash payment, the holder of a share of this Series shall be entitled to receive, in lieu of the final fraction of a share, one whole share of Common Stock.

      (c) The issuance of certificates for shares of Common Stock on conversion of this Series shall be made without charge to the holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided, that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of this Series converted was made and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

      (d) The exercise by a holder of shares of this Series of the conversion rights granted herein is subject in all respects to and conditioned upon compliance by the parties with the HSR Act, and rules and regulations promulgated pursuant thereto, to the extent that said act, rules and regulations are applicable to such exercise. The Company and such holder agree to make such filings with and provide such information to the Federal Trade Commission and the Department of Justice with respect to such exercise as are required in connection with the HSR Act in a timely manner and to join each others request for early termination. The Company and such holder will use such reasonable efforts to obtain all governmental approval required to permit such exercise and to cause early termination of the waiting period under the HSR Act.

      SECTION 7. AUTOMATIC CONVERSION. If on or after __________________, 2001 [third anniversary of issuance], (a) any shares of this Series have not been converted into shares of Common Stock and (b) the mean average Per Share Market Value exceeds 150% of the Conversion Price for 75 consecutive Trading Days, then all such shares of this Series shall automatically be converted into the number of shares of Common Stock determined by dividing the Stated Value by the Conversion Price in effect at the time of conversion.

      SECTION 8. DEFINITIONS. For the purposes hereof, the following terms shall have the following respective meanings:

      "Affiliate" shall mean, with respect to any specified Person, any other Person, directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, "controlling," "controlled by," and "under common control with") means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise and, and with respect to a corporation or partnership, control shall mean direct or indirect ownership of more than fifty percent (50%) of the voting stock or general partnership interest or voting interest in any such corporation or partnership.

      "Arrearage" has the meaning specified in Section 2(a).

      "Arrearage Exchange" has the meaning specified in Section 2(b).

      "Beneficially Own" shall have the meaning assigned to such term in Rule 13d-3 under the Exchange Act in effect on the date hereof. "Beneficial Owner" and "Beneficial Ownership" shall have correlative meanings.

      "Business Day" shall mean any day that commercial banks located in Houston, Texas are legally open for business.

      "Change of Control" shall mean the acquisition by a Person other than SLOPI or its Affiliates of Beneficial Ownership of more than 50% of the then outstanding shares of Common Stock.

      "Common Stock" means shares now or hereafter authorized of the class of Common Stock, $0.01 par value, of the Company presently authorized and stock of any other class into which such shares may hereafter have been reclassified or changed.

      "Conversion Date" means the date the stock certificate is received by the Company for conversion in accordance with Section 5(a).

      "Conversion Price" has the meaning specified in Section 5(b).

      "Dividend Period" has the meaning specified in Section 2(a).

      "Dividend Rate" has the meaning specified in Section 2(a).

      "Exchange Notice" has the meaning specified in Section 2(b).

      "Fully Diluted Shares" means, at any time, the sum of the shares of Common Stock then outstanding or committed plus the number of shares of Common Stock for issuance or issuable in connection with the exercise, exchange or conversion of options, warrants or securities of the Company then outstanding or committed which are or are to be exercisable or exchangeable for shares of Common Stock or are or are to be convertible into shares of Common Stock (including, without limitation, this Series).

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "Junior Stock" means the Common Stock of the Company and any other stock of the Company over which shares of this Series has a preference as to distribution of assets and payment of dividends.

      "Parity Stock" means any stock of the Company ranking as to distribution of assets and payment of dividends on a parity with this Series.

      "Per Share Market Value" means on any particular date (a) the last sale price per share of the Common Stock on such date on the principal stock exchange on which the Common Stock has been listed or, if there is no such price on such date, then the last sale price on such exchange on the date nearest preceding such date, or (b) if the Common Stock is not listed on any stock exchange, the final bid price for a share of Common Stock in the over-the-counter market, as reported by the Nasdaq National Market at the close of business on such date, or the last sales price if such price is reported and final ibid prices are not available, or (c) if the Common Stock is not quoted on the Nasdaq National Market, the bid price for a share of Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices), or (d) if the Common Stock is no longer publicly traded, as determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (which may be the firm that regularly examines the financial statements of the Company) selected in good faith by the Board of Directors of the Company, provided, that none of the transactions related to the foregoing shall include purchases by any "affiliate" (as such term is defined in the General Rules and Regulations under the Securities Act of 1933) of the Company.

      "Person" means any individual, firm, partnership, association, group (as such term is defined in Section 13(d)(3) of the Exchange Act, as in effect on the date hereof), corporation, trust, business trust or other entity, and includes any successor (by merger or otherwise) of any such entity.

      "Preferred Stock" means the Company's Preferred Stock, par value $0.01 per share.

      "Reorganization" has the meaning specified in Section 5(d).

      "Reorganization Consideration" has the meaning specified in Section 5(d).

      "Senior Stock" means any stock of the Company which has a priority over shares of this Series as to payment of dividends or distribution of assets of the Company.

      "SLOPI" means Shell Louisiana Onshore Properties, Inc., a Delaware corporation.

      "Stated Value" has the meaning specified in Section 1.

      "Trading Day" means (a) a day on which the Common Stock is traded on the principal stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not listed on any stock exchange, a day on which the Common Stock is quoted in the over-the-counter market, as reported by National Association of Securities Dealers Automated Quotation System ("NASDAQ"), or (c) if the Common Stock is not quoted by NASDAQ, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices).

      IN WITNESS WHEREOF, The Meridian Resource Corporation has caused this Certificate to be signed by a duly authorized officer, this _____ day of______________, 1998.

                        THE MERIDIAN RESOURCE CORPORATION

                              By:         Joseph A. Reeves, Jr.
                                          Chief Executive Officer and
                                          Chairman of the Board
ATTEST:

By:

                                   EXHIBIT F

                FORM OF STOCK RIGHTS AND RESTRICTION AGREEMENT

                    STOCK RIGHTS AND RESTRICTIONS AGREEMENT

      STOCK RIGHTS AND RESTRICTIONS AGREEMENT, dated as of ________ ___, 1998, between The Meridian Resource Corporation, a Texas corporation ("TMR"), and Shell Louisiana Onshore Properties Inc., a Delaware corporation ("SLOPI").

                                   RECITALS:

      A. After giving effect to the Closing (as defined below), SLOPI owns __________ shares of Common Stock (the "Common Shares") and __________ shares of Preferred Stock (the "Preferred Shares") (together with any additional Common Shares or Preferred Shares which SLOPI or any Affiliate of Shell (as defined below) may from time to time own (collectively, the "Shares")).

      B. After giving effect to the Closing, the number of directors constituting the whole Board of Directors of TMR is seven (7) and the following person is the initial Preferred Director (as defined below): J.M. Funk.

      C. The Boards of Directors of TMR and SLOPI deem it advisable to establish certain rights and restrictions with respect to the Shares.

      ACCORDINGLY, premises considered, the parties have entered into this Agreement.

      1. DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

            (a) "Affiliate" shall mean, with respect to any specified Person, any other Person, directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, "controlling," "controlled by," and "under common control with") means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise and, with respect to a corporation or partnership, control shall mean direct or indirect ownership of more than fifty percent (50%) of the voting stock or general partnership interest or voting interest in any such corporation or partnership.

            (b) "Allocated Price Per Share" shall mean the then existing conversion price of the Preferred Shares (or if all of the Preferred Shares shall have been converted, the conversion price that would have then been in existence had the Preferred Shares not been so converted) as the same may be adjusted from time to time in accordance with the terms thereof.

            (c) "Applicable Percentage" shall mean 21%.

            (d) "Average Per Share Market Value" of shares of Common Stock shall mean the average of the Per Share Market Value of such shares for the 30 Trading Days immediately preceding (and excluding) the relevant date.

            (e) "Beneficially Own" shall have the meaning assigned to such term in Rule 13d- 3 under the Exchange Act in effect on the date hereof. "Beneficial Owner" and "Beneficial Ownership" shall have correlative meanings.

            (f) "Business Combination Transaction" shall mean a merger, consolidation, "business combination" as defined in Part Thirteen of the TBCA as in effect on the date hereof, compulsory share exchange, recapitalization or other transaction in which TMR is a constituent corporation or to which TMR is a party and pursuant to which the shares of Common Stock are exchanged for cash, securities or other property or a sale of all or substantially all of the assets of TMR and its Subsidiaries, taken as a whole; provided that none of the following shall be deemed a Business Combination Transaction for purposes of this Agreement: (i) a merger, consolidation, compulsory share exchange, recapitalization or other transaction in which the Beneficial Ownership of the capital stock of TMR or the surviving corporation of the transaction (or of the ultimate parent of TMR or of such surviving corporation) immediately after the consummation of such transaction is substantially the same as the ownership of the capital stock of TMR immediately prior to the consummation of the transaction or (ii) a merger (A) in which TMR is the surviving corporation, (B) in which all shares of Common Stock immediately prior to the consummation of such merger remain outstanding immediately after the consummation thereof, (C) as a result of the consummation of which no Person will own a majority of the then outstanding shares of Common Stock and (D) following the consummation of which the Continuing Directors will represent a majority of the Board of Directors of TMR.

            (g) "Certificate of Designation" for the Preferred Shares shall have the meaning assigned to such term in the Merger Agreement.

            (h) "Closing" shall have the meaning assigned to such term in the Merger Agreement.

            (i) "Common Shares" shall have the meaning set forth in Recital A.

            (j) "Common Stock" shall mean TMR's common stock, par value $0.01 per share, and any shares of common stock or similar securities into which the common stock of TMR are hereafter reclassified into or exchanged for.

            (k) "Continuing Director" shall mean (i) any member of the Board of Directors of TMR, while such person is a member of such Board of Directors, who
(1) was a member of the Board of Directors of TMR prior to the Effective Time or
(2) is recommended or elected to the Board of Directors by a majority of the Continuing Directors to fill a vacancy arising as a result of an increase in the number of directors of TMR occurring after the date hereof, and (ii) any successor of a Continuing Director, while such successor is a member of the Board of Directors of TMR, who is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors. Notwithstanding anything to the contrary in this definition, for purposes of this Agreement, the SLOPI Designee(s) or Preferred Director(s) shall not be considered Continuing Directors.

            (l) "Deficiency Amount" shall mean with respect to any sale by SLOPI or its Affiliates of Common Shares which were issued upon the conversion of Preferred Shares, (i) the product of (x) the number of Common Shares sold by SLOPI or its Affiliates in such sale at a per share price that is less than the Allocated Price Per Share, times (y) the amount by which the per share sales price is less than the Allocated Price Per Share. If Common Shares are sold in a Public Offering, then the net proceeds to selling shareholder (after reasonable and customary underwriting discounts, commissions, placement fees and expenses of sale, excluding expenses for Security Holder's legal counsel) shall be deemed to be the sales price. If Common Shares are sold in a Private Placement or any transaction other than Public Offering, then the sales price shall be deemed to be the greater of (i) the actual sales price or (ii) the Average Per Share Market Value of the Common Stock relating to the date of such sale.

            (m) "Director Election Date" shall have the meaning set forth in
Section 2.2(b).

            (n) "Director Percentage" shall have the meaning set forth in
Section 2.2(b).

            (o) "Effective Time" shall have the meaning assigned to such term in the Merger Agreement.

            (p) "E&P Company" shall have the meaning set forth in the definition of Private Placement.

            (q) "Excess Shares" shall have the meaning set forth in Section 2.5.

            (r) "Exchangeable Security" shall mean a security of any type, including but not limited to debt, equity, warrants or other rights, issued by TMR or representing the right to acquire Voting Shares from TMR upon exchange, conversion or exercise thereof.

            (s) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute as in effect from time to time.

            (t) "Fully Diluted Shares" shall mean, at any time, the sum of (i) the shares of Common Stock then outstanding plus (ii) the number of shares of Common Stock reserved for issuance or issuable in connection with the exercise, exchange or conversion of options, warrants or securities of TMR then outstanding which are exercisable or exchangeable for shares of Common Stock or are convertible into shares of Common Stock (including, without limitation, the Preferred Shares).

            (u) "Merger Agreement" shall mean the Agreement and Plan of Merger dated March 27, 1998 among TMR, LOPI Acquisition Corp., SLOPI, and Louisiana Onshore Properties Inc.

            (v) "Per Share Market Value" means on any particular date (a) the last sale price per share of the Common Stock on such date on the principal stock exchange on which the Common Stock has been listed or, if there is no such price on such date, then the last price on such exchange on the date nearest preceding such date, or (b) if the Common Stock is not listed on any stock exchange, the final bid price for a share of Common Stock in the over-the-counter market, as reported by The Nasdaq Stock Market at the close of business on such date, or the last sales price if such price is reported and final bid prices are not available, or (c) if the Common Stock is not quoted on The Nasdaq Stock Market, the bid price for a share of Common Stock in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices), or (d) if the Common Stock is no longer publicly traded, as determined by one of the investment banking firms listed on Schedule I, as selected by SLOPI.

            (w) "Person" shall mean any individual, firm, partnership, association, group (as such term is defined in Section 13(d)(3) of the Exchange Act, as in effect on the date hereof), corporation, trust, business trust or other entity, and includes any successor (by merger or otherwise) of any such entity.

            (x) "Preferred Director" shall have the meaning assigned to such term in the Certificate of Designation for the Preferred Stock.

            (y) "Preferred Shares" shall have the meaning set forth in Recital
A.

            (z) "Preferred Stock" shall mean TMR's Series A Cumulative Convertible Preferred Stock, par value $1.00 per share.

            (aa) "Private Placement" shall mean a Transfer of Shares pursuant to a transaction not involving a Pubic Offering; provided, however, that (A) the sale of Shares pursuant to a tender or exchange offer is not a Private Placement; (B) a Private Placement shall not include a Transfer to any Person who, directly or indirectly, has as one of its material businesses the exploration, development or production of crude oil or natural gas (an "E&P Company") if, as a result of such Private Placement, such E&P Company would Beneficially Own and/or have the right to acquire upon conversion of shares of Preferred Stock, such number of shares of Common Stock as would constitute 10% or more of the then outstanding shares of Common Stock, (x) unless any such E&P Company acquiring such amount of securities enters into an agreement with TMR limiting the Transfer of such shares on substantially the same terms as this Agreement except that the term of such agreement shall be 10 years from the date of such agreement and (y) if any such E&P Company is acquiring registration rights under the Registration Rights Agreement (as defined in the Merger Agreement), it must agree that, although any underwriter for such E&P Company shall have customary access to TMR to perform its due diligence obligations, such underwriter will be subject to confidentiality obligations that prohibit the sharing or disclosure of non-public information with such E&P Company; and
(C) a private placement shall not include a Transfer of Shares to any Person in which following such Transfer such Person Beneficially Owns or has the right to acquire upon conversion of the Preferred Stock more than 10% of the Common Stock of TMR unless such Person enters into an agreement with TMR with terms and conditions restricting the Transfer of such Shares substantially similar to those contained herein except that the term of such agreement shall be for 10 years from the date of such agreement. For purposes of the foregoing, in determining whether any Person Beneficially Owns shares of Common Stock or shares of Preferred Stock, SLOPI and its Affiliates shall be entitled to rely exclusively on the existence or non-existence of any reports on Schedule 13D that may have been filed by such Person with the SEC, without having to make any inquiry of such Person or otherwise.

            (bb) "Public Offering" shall mean a firm commitment underwritten public offering pursuant to a registration statement which has been declared effective by the SEC under the Securities Act.

      (cc) "Relevant Date" shall have the meaning set forth in Section 2.4(k).

            (dd) "Rule 144" and "Rule 145" shall mean Rule 144 and Rule 145 adopted by the SEC under the Securities Act, or any successor rule.

            (ee)  "SEC" shall mean the Securities and Exchange Commission.

            (ff) "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute as in effect from time to time.

            (gg)  "Shares" shall have the meaning set forth in Recital A.

            (hh) "Shell" shall mean Shell Oil Company, a Delaware corporation, which is an Affiliate of SLOPI.

            (ii) "Subsidiary" shall mean, with respect to any Person, any other Person of which at least a majority of the voting power of the voting equity securities or voting equity interest is owned, directly or indirectly, by such Person.

            (jj) "SLOPI" shall have the meaning set forth in the first paragraph hereof; and the term "SLOPI" shall include SLOPI and its Affiliates unless the context otherwise requires.

            (kk) "SLOPI Designee(s)" shall have the meaning set forth in Section 2.2(b) hereof.

            (ll)  "TBCA" shall have the meaning set forth in Section 2.1(c).

            (mm) "TMR" shall have the meaning set forth in the first paragraph of this Agreement.

            (nn) "Trading Days" means (a) a day on which the Common Stock is traded on the principal stock exchange on which the Common Stock has been listed, or (b) if the Common Stock is not listed on any stock exchange, a day on which the Common Stock is quoted in the over-the-counter market, as reported by The Nasdaq Stock Market, or (c) if the Common Stock is not quoted on The Nasdaq Stock Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices).

            (oo) "Transfer" shall have the meaning set forth in Section 2.4 hereof.

            (pp) "Voting Shares" shall mean the Common Stock and any other securities of TMR having voting power under ordinary circumstances with respect to the election of directors of TMR.

      2.    SHARE RIGHTS AND RESTRICTIONS.

            2.1   LIMITATION ON CERTAIN TRANSACTIONS.

                  (a) Except as otherwise permitted by this Agreement, SLOPI agrees that SLOPI shall not, during the period from the date of this Agreement until its termination, (i) engage, or propose to engage, in any Business Combination Transaction with TMR, or (ii) make any proposal to TMR, the Board of Directors of TMR or the shareholders of TMR with respect to a tender offer or exchange offer for shares of Common Stock or a liquidation of TMR, unless either
(A) such transaction shall have been approved by a majority of the Continuing Directors or (B) (x) the third anniversary of the date of this Agreement shall have occurred and (y) on the date when such transaction is proposed, either no Preferred Director(s) or SLOPI Designee(s) shall be serving on the Board of Directors of TMR or SLOPI and its Affiliates collectively shall Beneficially Own less than 21% of the then outstanding Common Stock.

                  (b) Except as otherwise permitted by this Agreement, SLOPI agrees that SLOPI shall not, during the period from the date of this Agreement until its termination, (i) request or solicit any Person (A) to make a tender or exchange offer for shares of Common Stock or (B) to make a proposal for a Business Combination Transaction, unless either (A) a majority of the Continuing Directors shall have approved of SLOPI taking such action or (B) (x) the third anniversary of the date of this Agreement shall have occurred on the date when such action is first requested or solicited by SLOPI and (y) either no SLOPI Designee(s) or Preferred Director(s) shall be serving on the Board of Directors of TMR or SLOPI and its Affiliates shall collectively Beneficially Own less than 21% of the then outstanding Common Stock.

                  (c) In connection with the Merger, TMR's Board of Directors has taken all action to assure that (i) no state takeover statute or similar statute will apply to the Merger or to any of the transactions contemplated in the Merger Agreement or the items referenced to in Section 2.3(w), (x), (y) and
(z), (ii) Article Eight of TMR's Articles of Incorporation will not apply to the Merger or any of the transactions contemplated in the Merger Agreement or in the documents attached thereto, and (iii) Part Thirteen of the Texas Business Corporation Act ("TBCA") will not apply to the Merger or any of the transactions contemplated in the Merger Agreement or the items referenced to in Section 2.3(w), (x), (y) and (z). Further, TMR has no "poison pill" or takeover defense mechanism other than Article Eight of TMR's Articles of Incorporation except those that exclude SLOPI and its Affiliates from all effects thereof. TMR shall not amend or modify any of the foregoing actions nor shall TMR implement any new, additional, amended or modified poison pill or takeover defense mechanism, unless, in each and every such case, provision shall be made to exclude SLOPI and its Affiliates from all effects thereof. This Section 2.1(c) shall survive the termination of this Agreement.

                  (d) TMR and SLOPI agree that the operative provisions, as presently in effect, of Article Eight of TMR's Articles of Incorporation and Part Thirteen of the TBCA will apply to any business combination transaction covered by said Article Eight or Part Thirteen between SLOPI and its Affiliates and TMR for the term of this Agreement, notwithstanding that the operative provisions of said Article Eight and Part Thirteen might otherwise be applicable for a shorter period of time.

            2.2   TMR BOARD OF DIRECTORS.

                  (a) Subject to restrictions of applicable law and unless this Agreement has been terminated, on the Director Election Date (defined below), TMR shall appoint SLOPI Designee(s) (defined below) to fill the vacancies created by the removal of the Preferred Director(s) in accordance with the Certificate of Designation for the Preferred Stock, to serve until their successors are elected or their earlier resignation or removal.

                  (b) From and after the date on which all the Preferred Shares shall have been converted into Common Stock (the "Director Election Date") and until the earlier of (i) termination of this Agreement or (ii) SLOPI and its Affiliates shall Beneficially Own Shares constituting less than 21% of the then outstanding shares of Common Stock, then, in connection with each election of directors of TMR, whether at an annual or special meeting, TMR will nominate, and, subject to the fiduciary obligations of the TMR directors, solicit proxies for, in accordance with its procedures for the nomination of, and solicitation of proxies for, management-slate directors, a number of persons designated by SLOPI (all such persons who, at any time, are or were designated by SLOPI for purposes of this Agreement are referred to herein as the "SLOPI Designee(s)") such that, after giving effect to the election of such persons to the Board of Directors of TMR, the number of SLOPI Designees then serving on the Board of Directors of TMR shall equal the product (rounded downward to the nearest whole number, but, in any event, not less than one) of (i) the total number of directors constituting the entire Board of Directors of TMR multiplied by (ii) 20% (the "Director Percentage").

                  (c) If at any time the number of directors constituting the Board of Directors of TMR shall decrease so that SLOPI would be entitled to designate fewer directors than are then serving as SLOPI Designees, SLOPI shall cause one or more of the SLOPI Designees serving as TMR directors to resign so that the percentage of the Board of Directors consisting of SLOPI Designees does not exceed the Director Percentage (rounded downward to the nearest whole number, but, in any event, not less than one); provided, that in no event will there ever be less than one SLOPI Designee. Further, upon termination of this Agreement in accordance with its terms, SLOPI shall cause all SLOPI Designees then serving as directors of TMR to resign immediately.

                  (d) (i) In the event that any SLOPI Designee shall cease to serve as a director for any reason (other than as set forth in Section 2.2(c)), the vacancy resulting thereby shall be filled by the remaining directors of the Company in accordance with its Articles of Incorporation, by-laws and applicable law by a new SLOPI Designee and such new SLOPI Designee shall thereafter serve until the expiration of the term of the SLOPI Designee replaced by such new SLOPI Designee.

                        (ii) Subject to the provisions of Section 2.2(e), if, after the Director Election Date, there shall exist at any time any vacancy or vacancies on the Board of Directors of TMR as a result of any increase in the number of directors that constitutes the entire Board of Directors of TMR, which the directors of TMR then in office intend to fill in accordance with TMR's Articles of Incorporation, by-laws and applicable law, SLOPI shall be entitled to designate one or more persons as SLOPI Designees to fill such vacancy or vacancies if and to the extent necessary so that, after giving effect to the filling of such vacancy or vacancies, the number of SLOPI Designees then serving on the Board of Directors of TMR shall equal the Director Percentage (rounded downward to the nearest whole number, but, in any event, not less than one). TMR agrees to take all actions appropriate or necessary to ensure that any SLOPI Designees designated pursuant to the preceding sentence are appointed to the Board of Directors of TMR to fill any such vacancy or vacancies filled by the Board of Directors of TMR as provided in the preceding sentence.

                  (e) Notwithstanding anything to the contrary contained herein, no SLOPI Designee may be a person who previously has been a director of TMR and was properly removed for cause from the Board of Directors of TMR or a person who has been convicted of a felony or a crime involving moral turpitude.

                  (f) The SLOPI Designees will be furnished with all information that is provided to all other directors of TMR (in their capacities as such) at the same time as such information is furnished to such other directors (in their capacities as such).

                  (g) SLOPI shall cause all SLOPI Designees serving as directors of TMR to comply with the retirement policies of TMR as in effect on the date hereof or as hereafter amended or modified from time to time by the Board of Directors of TMR or its shareholders; provided that no such amendment or modification to such policies shall be binding upon SLOPI or the SLOPI Designees unless at least one SLOPI Designee shall have voted in favor of such amendment or modification at the meeting, or in the action in lieu of a meeting, of the Board of Directors of TMR at or in which it is considered.

                  (h) At all times when there is a SLOPI Designee on TMR's Board of Directors, at least one SLOPI Designee shall be a member of each Audit Committee of the Board of Directors. Each SLOPI Designee who is a member of the Audit Committee shall have unrestricted access to TMR's independent accountants and all audit and tax work papers to the same extent as any other member of the Audit Committee.

            2.3 LIMITATION ON ACQUISITION OF ADDITIONAL SHARES BY SLOPI. From and after the date hereof, SLOPI shall not acquire any shares of Common Stock, other than the Common Shares and the Preferred Shares owned by SLOPI as of the Effective Time and after giving effect to the Closing, (i) without the prior written consent of a majority of the Continuing Directors or (ii) unless (A) the third anniversary of the date of this Agreement shall have occurred and (B) at the time of such acquisition no SLOPI Designee(s) or Preferred Director(s) shall be serving on the Board of Directors of TMR or SLOPI and its Affiliates would collectively Beneficially Own less than 21% of the then outstanding Common Stock; provided, however, that nothing in this Section 2.3 shall limit SLOPI's power and right (w) to convert shares of Preferred Stock into shares of Common Stock, or (x) to purchase or acquire shares as a result of any stock dividend or stock split, reclassification of the Common Stock, or the exercise or conversion of any security received by SLOPI from TMR in respect of its Shares, or (y) to receive shares of Common Stock pursuant to Section 2.7 to make up a Deficiency Amount or (z) to acquire shares of Common Stock or any TMR Exchangeable Security pursuant to Section 2.6 or to convert, exchange or exercise any such TMR Exchangeable Security.

            2.4 RESTRICTIONS ON TRANSFER. From and after the date hereof until the termination of this Agreement, SLOPI and its Affiliates shall not sell, transfer or otherwise convey (when used as a verb, "Transfer" and, any sale, transfer or other conveyance, a "Transfer") Beneficial Ownership of any Shares (including Shares subject to Exchangeable Securities), without the prior written consent of a majority of the Continuing Directors, which consent shall not be unreasonably withheld, except that, in any event, any and all of the following Transfers shall be permitted:

                  (a) One or more Transfers to Shell or a direct or indirect Affiliate of Shell, provided that Shell and each such Affiliate of Shell agrees in writing with TMR to be bound by the same restrictions as are applicable to SLOPI hereunder.

                  (b) One or more Transfers to TMR or a to a direct or indirect Subsidiary of TMR (pursuant to a tender offer or otherwise).

                  (c) One or more Transfers pursuant to a merger, consolidation or compulsory share exchange, in which TMR is a constituent corporation.

                  (d) One or more Transfers made as a pro rata dividend or distribution to the holders of the common stock of SLOPI or its Affiliates, provided, unless such dividend or distribution is to the public shareholders of any of the Royal Dutch/Shell Group of Companies, such holders agree in writing with TMR to be bound by the same restrictions as SLOPI hereunder.

                  (e) One or more Transfers to any Person (other than SLOPI or any Affiliate of Shell) who shall have commenced a tender or exchange offer for shares of Common Stock if, at the time of public announcement of the tender or exchange offer: (i) SLOPI and its Affiliates collectively Beneficially Own less than 21% of the then outstanding shares of Common Stock and no SLOPI Designee or Preferred Director is serving on the TMR Board of Directors, or (ii) SLOPI and its Affiliates collectively Beneficially Own more than 21% of the then outstanding shares of Common Stock or any SLOPI Designee or Preferred Director is serving on the TMR Board of Directors, unless SLOPI and any Affiliates first provide to TMR a preferential right to purchase, for cash, all such shares which SLOPI and any Affiliates would be willing to tender or exchange at a price of 105% of the tender offer price which SLOPI and any Affiliates would be willing to accept (which shall be the market value of the security to be exchanged on such date if publicly traded or the cash equivalent value as reasonably determined in good faith by SLOPI and its Affiliates). With respect to clause
(ii) above, SLOPI and its Affiliates shall give TMR notice of its willingness to accept the tender or exchange offer at least 10 calendar days prior to its then stated expiration date and, if TMR desires to exercise its preferential purchase right, it must so notify SLOPI and its Affiliates in writing within said 10 calendar day period. Once TMR has given notice to SLOPI and its Affiliates that TMR will exercise such preferential right, then, on such then stated expiration date of the tender or exchange offer, TMR will be obligated to close the purchase and pay in full in cash, and SLOPI and its Affiliates will be obligated to sell, at the applicable 105% price notwithstanding anything that may otherwise occur with respect to the tender or exchange offer, including, without limitation, withdrawal, extension, modification, or increase or decrease in the tender or exchange price or other consideration. Once TMR has not exercised a preferential right to purchase with respect to a particular tender or exchange offer made by a particular Person, then SLOPI and its Affiliates shall not thereafter be required to make any additional preferential purchase rights available to TMR with respect to such particular tender or exchange offer, even if in such tender or exchange offer there is an extension or modification of or an increase or decrease in price or other consideration, in any tender or exchange offer made by such particular Person; provided, however, that SLOPI will be required to provide to TMR a preferential purchase right with respect to any tender or exchange offer made by each other Person or with respect to any new tender or exchange offer by such particular Person which SLOPI and its Affiliates would be willing to accept.

                  (f) From and after the following anniversaries of the date of this Agreement, SLOPI and its Affiliates may, collectively, sell the following percentages of the number of their Common Shares in one or more Public Offerings, Private Placements and/or transactions described below in paragraphs
(h), (i), or (j):

                               PERCENTAGE OF COMMON SHARES
                                 PERMITTED TO TRANSFER*
      ANNIVERSARY OF           ----------------------------
      THIS AGREEMENT           INCREMENTAL*      AGGREGATE*
      --------------           ------------      ----------
      Second                        25%              25%
      Third                         25%              50%
      Fourth                        25%              75%
      Fifth                         25%             100%

            --------------------

            *These time restrictions and percentages will also apply to any shares of Common Stock acquired by SLOPI and its Affiliates upon conversion of any Preferred Shares into Common Shares, which will result in additional Common Shares that can be Transferred based on the percentage limitations being applied to a greater number of Common Shares.

Notwithstanding the above, if, at any time or from time to time, SLOPI or any of its Affiliates receive Common Shares pursuant to Section 2.7 to make up a Deficiency Amount, then immediately the same number of Common Shares will be available for Transfer . Such increased availability for Transfer and any actual Transfer(s) will not reduce or delay other Transfers otherwise permitted to be made in accordance with the foregoing.

                  (g) From and after the following anniversaries of the date of this Agreement, SLOPI may sell the following percentages of the number of its Preferred Shares in one or more Private Placements:


                                       PERCENTAGE OF
                                     PREFERRED SHARES
                                   PERMITTED TO TRANSFER
      ANNIVERSARY OF           ----------------------------
      THIS AGREEMENT           INCREMENTAL        AGGREGATE
      --------------           -----------        ---------
      Third                      33 1/3%           33 1/3%
      Fourth                     33 1/3%           66 2/3%
      Fifth                      33 1/3%              100%

                  (h) Subject to paragraphs (f) and (g), as such may be modified pursuant to paragraph (k) below, one or more Transfers in accordance with Rule 144 or Rule 145.

                  (i) Subject to paragraphs (f) and (g) as such may be modified pursuant to paragraph (k) below, one or more Transfers of Shares in a Public Offering or in a public offering (other than a Public Offering) made pursuant to a registration statement which has been declared effective by the SEC under the Securities Act (any such Public Offering or public offering, a "Registered Transaction"); provided, however, that, in connection with any such Registered Transaction, SLOPI and the Company shall obtain from the managing underwriter of such Public Offering or from each broker through which such public offering is made, as the case may be, a commitment to use its reasonable best efforts to make a broad public distribution of the Shares (including an indirect distribution of Shares as a result of a distribution of Exchangeable Securities) to be Transferred in such Registered Transaction. The managing underwriter or broker, as the case may be, will be advised that, for purposes of this Agreement, a "broad public distribution" means a distribution such that no Person is allocated for purchase in such Registered Transaction a number of Shares in excess of (A) 5% of the then outstanding shares of Common Stock (after giving effect to the offering of the Common Shares and any other securities being offered by TMR concurrently therewith in such Registered Offering) or (B) in the case of a Public Offering, in excess of 20% of the number of shares of Common Shares being offered in such Public Offering, provided that, in the case of this clause (B), there shall be disregarded Common Shares allocated for purchase by a mutual fund, a pension fund, an investment adviser (which investment adviser shall be registered under the Investment Advisers Act of 1940, as amended) for any mutual fund or pension fund, or any party who is entitled to report such party's holdings of Common Stock on Schedule 13G promulgated under the Exchange Act in light of that party's investment intent.

                  (j) Notwithstanding paragraphs (f) or (g), as such may be modified pursuant to paragraph (k) below, such numbers of shares of Common Stock as are equal to the numbers of shares that SLOPI and its Affiliates may from time to time have received pursuant to Section 2.7 to make up a Deficiency Amount.

                  (k) Notwithstanding paragraphs (f) and (g) above, if (i) TMR shall ever, in connection with a merger, consolidation, share exchange, or acquisition of a business or properties or similar transaction, sell or issue or commit to sell or issue 5,000,000 (as adjusted for stock splits, reverse splits, reclassifications, and similar actions) or more shares of Common Stock or TMR Exchangeable Securities that, at the time of issuance, sale or commitment and assuming full conversion, exchange or exercise thereof, represent 5,000,000 (as adjusted for stock splits, reverse splits, reclassifications, and similar actions) or more of the Voting Shares and (ii) at or prior to the meeting of the TMR Board of Directors approving any such transaction the TMR Board of Directors shall not have received an opinion letter from an investment banking firm of national recognition to the effect that the contemplated transaction is fair, from a financial point of view, to TMR, then (x) SLOPI and its Affiliates will, immediately or at any time thereafter, be permitted to Transfer an additional number of Common Shares equal to the number of shares of Common Stock and/or the Common Stock equivalent of the Voting Shares represented by the transaction as to which the requisite fairness opinion was not obtained, and (y) if such would result in earlier or greater Transfers by SLOPI and its Affiliates, the tables in paragraphs (f) and
(g) shall upon the date of issuance, sale or commitment (the "Relevant Date") be revised to read, in their entirety:

      For paragraph (f):

                                    PERCENTAGE OF COMMON
                               SHARES PERMITTED TO TRANSFER*
                              -------------------------------
DATE                          INCREMENTAL*        AGGREGATE *
----                          ------------        -----------
Immediately                        25%                25%
1 year after Relevant Date         25%                50%
2 years after Relevant Date        25%                75%
3 years after Relevant Date        25%               100%
            --------------------
            *These time restrictions and percentages will also apply to any shares of Common Stock acquired by SLOPI upon conversion of any Preferred Shares into Common Shares, which will result in additional Common Shares that can be Transferred based on the percentage limitations being applied to a greater number of Common Shares.

      For paragraph (g):

                                     PERCENTAGE OF PREFERRED
                                    SHARES PERMITTED TO TRANSFER
                                    ----------------------------
DATE                                INCREMENTAL        AGGREGATE
----                                -----------        ---------
Immediately                           33 1/3%           33 1/3%
1 year after Relevant Date            33 1/3%           66 2/3%
2 years after Relevant Date           33 1/3%              100%

            2.5 VOTING OF COMMON SHARES. During the term of this Agreement and prior to the conversion of all of the Preferred Shares, the following provisions will apply: SLOPI and its Affiliates shall be entitled to vote, in its or their complete discretion, and on all matters, such number of its Common Shares that, when added to the votes represented by the Preferred Shares, constitute an aggregate of up to 23% of the then outstanding votes eligible to be cast for such matter. After the conversion of all the Preferred Shares, SLOPI and its Affiliates shall be entitled to vote, in its or their complete discretion, and on all matters, such number of its Common Shares that constitute up to 23% of the then outstanding votes eligible to be cast for such matter. If only a portion of the Preferred Shares has been converted, the voting shall be prorated between the Common Stock and Preferred Stock for a total of up to 23% of the then outstanding eligible votes to be cast for such matter. With respect to those Common Shares, if any, that are in excess of the above amounts of the then outstanding votes eligible to be cast for such matter (the "Excess Shares"), SLOPI shall vote such Excess Shares pro rata with the votes of all shares, other than the Excess Shares, that are actually voted for, against or abstain from voting on each matter. Notwithstanding the previous sentence, SLOPI shall have complete discretion in voting all of its Common Shares and Preferred Shares on any matter (i) that constitutes a Business Combination Transaction, (ii) that would involve a change of control of TMR (for purposes of this section a change in control shall mean the acquisition by a Person other than SLOPI or its Affiliates of Beneficial Ownership of more than 50% of the then outstanding shares of Common Stock), or (iii) with respect to which a vote is taken when any of the following shall have occurred or shall exist: (w) the Average Per Share Market Value for TMR's Common Stock with respect to the day in which the matter is voted upon has been less than $5.50 per share (such amount to be appropriately adjusted to give effect to stock splits, reverse splits, stock dividends, reclassifications, share exchanges, dividends and distributions for which adjustments to the conversion price of the Preferred Shares may be made),
(x) there are any accrued but unpaid dividends on any Preferred Shares, (y) TMR shall have failed to issue the additional shares of Common Stock required to be issued pursuant to Section 2.7, or (z) there shall be a continuing and uncured default by TMR of any of its material obligations under this Agreement, the Certificate of Designation or Registration Rights Agreement (both as defined in the Merger Agreement) or the Merger Agreement. The foregoing does not limit or restrict SLOPI's or its Affiliates' complete discretion in voting its or their Preferred Shares.

            2.6 RIGHT TO PARTICIPATE IN CERTAIN ISSUANCES BY TMR.

                  (a) If, when, and for so long as, SLOPI and its Affiliates Beneficially Own shares of Common Stock that would constitute, after giving effect to the proposed transaction (but not prior to the proposed transaction), less than the Applicable Percentage of the then outstanding shares of Common Stock, TMR shall not issue any shares of Common Stock or any Exchangeable Securities, for any consideration or in any type of transaction, unless TMR shall have first complied with, in the case of an issuance other than pursuant to Public Offering, the provisions of Section 2.6(b) or, in the case of a Public Offering, the provisions of Section 2.6(c).

                  (b) If TMR determines to issue any shares of Common Stock or any Exchangeable Security, other than in a Public Offering, then TMR shall provide written notice of such determination to SLOPI, which notice shall include all the terms of such issuance and shall offer to SLOPI the right to purchase, at the same price and on the same terms as TMR proposes to issue such shares of Common Stock or Exchangeable Security to others (or, if TMR proposes to issue such shares of Common Stock or any Exchangeable Security other than for cash, at a cash price equal to the current market price of the Common Stock or if a Exchangeable Security, such value to be determined by agreement between TMR or SLOPI, or if the parties are unable to agree, by an investment banking firm or other asset valuation firm of national reputation selected by SLOPI from
Schedule I attached hereto (as such Schedule I may be amended in writing from time to time by both TMR and SLOPI) with the consent of a majority of the Continuing Directors, which consent shall not be unreasonably withheld, the cost of which shall be borne by TMR) a number or amount of the shares of Common Stock or Exchangeable Securities proposed to be issued that represents the right to acquire upon exercise, exchange or conversion of such Exchangeable Securities a number of Voting Shares so that, upon closing of the transaction, SLOPI and its Affiliates will Beneficially Own the Applicable Percentage of the then to be outstanding Common Stock (the "Offer Notice"). If SLOPI determines to accept the offer contained in the Offer Notice, SLOPI shall deliver a written notice to TMR indicating its acceptance within 10 days after its receipt of the Offer Notice, which notice shall indicate whether SLOPI has accepted such offer in whole or in part, and, if accepted in part, the number or amount of shares of Common Stock or Exchangeable Securities as to which such offer has been accepted (an "Acceptance Notice"). Any acceptance of the offer contained in an Offer Notice by delivery of an Acceptance Notice shall be irrevocable and shall constitute a commitment by SLOPI to purchase from TMR, and by TMR to sell to SLOPI, the number or amount of shares of Common Stock or Exchangeable Securities covered by such Acceptance Notice upon the terms contained in the Offer Notice.

                  (c) If at any time and from time to time, (i) TMR determines to issue any shares of Common Stock or any Exchangeable Security in a Public Offering, and (ii) as a result thereof SLOPI and its Affiliates would Beneficially Own less than the Applicable Percentage of the then to be outstanding shares of Common Stock, then (y) TMR shall provide written notice of such determination to SLOPI, which notice shall include the proposed size and other terms of such issuance, to the extent then known, the name or names of any managing underwriter or placement agent(s) and the date when it is proposed that any such issuance will be made, and (z) TMR shall either sell directly or cause the underwriters or placement agent(s) to offer to SLOPI the right to purchase from TMR directly or from the underwriters or placement agent(s), at the applicable offering price, a number or amount of the shares of Common Stock, Exchangeable Securities or other securities proposed to be issued that, if purchased by SLOPI, would permit SLOPI and its Affiliates to Beneficially Own a number of shares of Common Stock equal to Applicable Percentage of the then to be outstanding Common Stock after closing the proposed issuance.

            2.7   TMR SUPPORT OF CERTAIN STOCK SALES.

            (a) In the event that, from time to time, SLOPI and/or any Affiliate of SLOPI or of Shell shall sell any of the Common Shares to be issued upon conversion of Preferred Shares and the net proceeds (after reasonable and customary commissions, underwriters discounts, placement fees and expenses of sale, excluding expenses of legal counsel for the selling shareholder(s)) received by SLOPI or such Affiliate for such Common Shares shall result in a Deficiency Amount, then TMR shall, at its option, (i) pay to SLOPI an amount of cash equal to the Deficiency Amount or (ii) issue to SLOPI or such Affiliate additional fully paid and non-assessable shares of Common Stock equal in value to the Deficiency Amount. All shares of Common Stock issued by TMR in respect of a Deficiency Amount (i) shall be valued in the manner set forth in the definition of Deficiency Amount and (ii) shall be issued as of the closing of such sale. If TMR issues shares of Common Stock in respect of a Deficiency Amount, then TMR will cause such shares to be listed for trading on the principal stock exchange for the Common Stock.

                  (b) In the event, (i) SLOPI shall propose to Transfer Shares to a person who has committed to purchase such Shares pursuant to a transaction not involving a Public Offering at a time when SLOPI is authorized to sell such Shares, (ii) under the terms of this Agreement, such person would be required to enter into an agreement with TMR and such person and TMR are unable to effect such agreement, and (iii) SLOPI shall subsequently sell such Shares pursuant to a Public Offering, TMR shall pay the reasonable and customary commissions, underwriters discounts and expenses of sale payable by SLOPI in such sale, excluding expenses of legal counsel for SLOPI. If this Section 2.7(b) shall be applicable in the circumstances, then this Section shall control over Section 2.C (11) g of the Registration Rights Agreement.

      3.    STOCK CERTIFICATES AND OTHER RESTRICTIONS.

            3.1 ENDORSEMENT OF CERTIFICATES.

                  (a) All certificates representing Shares shall, subject to
Section 3.1(c), bear the following legend:

            "THIS CERTIFICATE IS SUBJECT TO THE PROVISIONS OF A STOCK RIGHTS AND RESTRICTIONS AGREEMENT BETWEEN THE MERIDIAN
      RESOURCE CORPORATION AND SHELL LOUISIANA ONSHORE

      PROPERTIES, INC. DATED AS OF ________ , 1998. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL BUSINESS OFFICE OF THE MERIDIAN RESOURCE CORPORATION."

                  (b) All certificates representing Shares shall, subject to
Section 3.1(c), bear the following legend:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE CONVEYED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR PURSUANT TO RULE 144 UNDER THE ACT, UNLESS THE COMPANY SHALL HAVE BEEN FURNISHED WITH AN OPINION OF COUNSEL, WHICH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR TMR ENERGY CORPORATION, THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED."

                  (c) After such time as either of the legends set forth in Sections 3.1(a) and (b) is no longer required hereunder (including without limitation as a result of the termination of this Agreement in accordance with its terms) or if the securities represented by a certificate have been registered under the Securities Act pursuant to an effective registration statement or are to be sold pursuant to Rule 144, or if the Company shall have been furnished with an opinion of counsel, which opinion shall be reasonably satisfactory to counsel for TMR, that registration under the Securities Act is not required, as the case may be, then, in any such event, upon the request of SLOPI, TMR shall cause such certificate or certificates to be exchanged for a certificate or certificates that do not bear any legend.

            3.2 IMPROPER TRANSFER. Any attempt by SLOPI or its Affiliates to Transfer any Shares other than in accordance with this Agreement shall be null and void and neither TMR nor any transfer agent for such securities shall be required to give any effect to such attempted Transfer in its stock records.

      4.    GENERAL PROVISIONS.

            4.1 REPRESENTATIONS AND WARRANTIES.

                  (a) TMR represents and warrants to SLOPI that (i) TMR is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (ii) the execution and delivery of this Agreement by TMR and the consummation by TMR of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of TMR and no other corporate proceedings on the part of TMR are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (iii) this Agreement has been duly executed and delivered by TMR and constitutes a valid and binding obligation of TMR, and, assuming this Agreement constitutes a valid and binding obligation of SLOPI, is enforceable against TMR in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity.

                  (b) SLOPI represents and warrants to TMR that (i) SLOPI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (ii) the execution and delivery of this Agreement by SLOPI and the consummation by SLOPI of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of SLOPI and no other corporate proceedings on the part of SLOPI are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (iii) this Agreement has been duly executed and delivered by SLOPI and constitutes a valid and binding obligation of SLOPI, and, assuming this Agreement constitutes a valid and binding obligation of TMR, is enforceable against SLOPI in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity.

            4.2 AMENDMENT AND MODIFICATION; WAIVER OF COMPLIANCE. This Agreement may be amended or waived only by written instrument duly executed by the parties. In the event of the amendment or modification of this Agreement in accordance with its terms, the Board of Directors of TMR shall adopt any amendment to the by-laws of TMR that may be required as a result of such amendment or modification to this Agreement, and, if required, shall propose any amendment to the Certificate of Incorporation that may be required as a result of such amendment or modification to this Agreement to the TMR shareholders entitled to vote thereon at a meeting duly called and held for such purpose, and shall recommend that the TMR shareholders vote in favor of such amendment to the Certificate of Incorporation.

            4.3 INJUNCTIVE RELIEF. Each of the parties hereto hereby acknowledges that in the event of a breach by any of them of any material provision of this Agreement, the aggrieved party may be without an adequate remedy of law. Each of the parties therefore agrees that in the event of a breach of any material provision of this Agreement the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision, as well as to obtain damages for breach of this

Agreement. By seeking or obtaining any such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled in equity or at law.

            4.4 BYLAWS. At all times while this Agreement shall be in effect, TMR shall cause its Bylaws to conform to the provisions of this Agreement, including by causing its Bylaws to be amended.

            4.5 NO ADOPTION OR AMENDMENT OF RIGHTS PLAN. During the term of this Agreement, TMR's Board of Directors shall not adopt any shareholder rights plan or amend any rights plan without the approval of a majority of the SLOPI Designee(s) or Preferred Director(s) then on the Board of Directors of TMR unless such plan exempts SLOPI and its Affiliates from all effects thereof.

            4.6 LIMITATION ON REDUCTIONS OF PUBLIC FLOAT BY TMR. TMR shall not take any action, including without limitation an acquisition by TMR or any of its Affiliates of shares of Common Stock then outstanding, or a recapitalization by TMR, which would reduce the number of shares of Common Stock held by Persons other than SLOPI, TMR or any Affiliate of either SLOPI or TMR to less than the minimum number required to maintain TMR's listing on the New York Stock Exchange, without the prior written consent of SLOPI.

            4.7 GOVERNING LAW. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the principles of conflicts of law thereof.

            4.8   TERMINATION.

                  (a)   This Agreement may be terminated:

                        (i) by the mutual written consent of the parties hereto;

                        (ii) by SLOPI or TMR if SLOPI shall have become the Beneficial Owner of less than 10% of the Fully Diluted Shares; or

                        (iii) by SLOPI if any Person (other than SLOPI or any Affiliate of SLOPI) shall have proposed to TMR a Business Combination Transaction and a majority of the Continuing Directors shall have approved such proposal or shall have retained (or authorized TMR to retain) the services of an investment banking firm and shall have instructed such investment banking firm to solicit indications of interest with respect to a Business Combination Transaction; provided that, if a proposal with respect to a Business Combination Transaction referred to in this clause (iii) shall have been terminated or withdrawn by the Person who made such proposal and

SLOPI shall have withdrawn, terminated or permitted to expire any tender or exchange offer or proposal with respect to a Business Combination Transaction made by SLOPI, then the provisions of this Agreement shall thereafter be reinstated (without liability to any party for any failure to have complied with the terms and provisions of this Agreement during the period when it shall have been terminated in accordance with this Section 4.8(a)(iii)) and this Agreement shall thereafter continue in full force and effect in accordance with its terms; or

                        (iv) by SLOPI if (A) any Person other than SLOPI or its Affiliates shall have acquired Beneficial Ownership of 20% (or, if lower, the percentage specified in the definition of "Affiliated Shareholder" in Part Thirteen of the TBCA, as amended from time to time), or more of the Voting Shares and such Person shall not have entered into an agreement with TMR containing restrictions and other provisions at least as favorable to TMR as those contained in this Agreement; or

                        (v) by SLOPI if the Continuing Directors shall not constitute a majority of the Board of Directors of TMR; or

                        (vi) by SLOPI if TMR shall have breached any material provision of this Agreement, the Merger Agreement, or the Certificate of Designation or the Registration Rights Agreement (both as defined in the Merger Agreement) and SLOPI shall have delivered a written notice of such breach to TMR; provided that, if such breach is reasonably susceptible of cure and TMR shall proceed diligently to cure such breach, then this Agreement shall not be terminated unless such breach shall not have been cured on or prior to the fifth day after the delivery of written notice by SLOPI to TMR that TMR has breached a material provision of any such instrument; or

                        (vii) by SLOPI if (x) TMR shall seek relief under any bankruptcy,insolvency, receivership, custodianship, trusteeship, liquidation, reorganization, composition, readjustment, moratorium or similar law (an "Insolvency Law"); or (y) a proceeding or case shall be commenced under an Insolvency Law by a third party against TMR and such proceeding or case shall continue undismissed or unstayed for 60 days; or (z) an order for relief under an Insolvency Law shall be entered against TMR.

                  (b) Unless this Agreement shall have been earlier terminated as provided in Section 4.8(a), this Agreement shall terminate on the 10th anniversary of the date of this Agreement.

            4.9 NOTICES. All notices, requests, demands or other communications required or permitted by this Agreement shall be in writing and effective when received, and delivery shall be made personally or by registered or certified mail, return receipt requested, postage prepaid, or overnight courier or confirmed facsimile transmission, addressed as follows:

                  (a)   If to TMR:

                        The Meridian Resource Corporation
                        15995 N. Barkers Landing, Suite 300
                        Houston, Texas  77079
                        Attention:  Joseph A. Reeves, Jr., Chairman and
                                    Chief Executive Officer
                        Fax:  (281) 558-5595

                        with a copy to:

                        Fulbright & Jaworksi L.L.P.
                        1301 McKinney Street, Suite 5100
                        Houston, Texas  77010
                        Attention:  Curtis W. Huff
                        Fax:  (713) 651-5246

                  (b) If to SLOPI:

                        Shell  Louisiana Onshore Properties Inc.
                        P.O. Box 7986
                        Newark, Delaware 19714
                        Attention:  Corporate Secretary

                        with a copy to:

                        Shell Oil Company Legal Firm
                        P.O. Box 2463
                        Houston, Texas 77252
                        Attention:  Danna M. Walton
                        Fax: 713-241-5056

            4.10 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

            4.11 ENTIRE AGREEMENT. Except as otherwise expressly stated herein, this Agreement constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof. Except for the permitted Transfers to Shell and Affiliates of Shell or SLOPI and except as otherwise expressly permitted or contemplated herein, the rights and obligations under this Agreement shall not be assigned by operation of law or otherwise. Nothing in this Agreement shall be construed as prohibiting TMR from effecting a merger, consolidation or other similar transaction with another entity, provided that
(i) the operative terms of this Agreement shall be applied in respect of any such transaction and (ii) under the express terms of such transaction this Agreement will be continued in effect by TMR or any successor thereto.

            4.12 PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and to Shell and the Affiliates of Shell and SLOPI if they receive Permitted Transfers in accordance with this Agreement. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement, except as expressly otherwise contemplated herein.

            4.13 HEADINGS. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

            4.14 COUNTERPARTS. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

            4.15 AUDIT RIGHTS. SLOPI shall have the right to perform, directly or through its representatives, periodic audits of TMR and its subsidiaries. The audits may cover financial transactions, operational matters, and other areas deemed appropriate. The audit frequency will not be more than once a year. The scope of the audits will be determined by SLOPI. SLOPI will utilize TMR's independent auditor, Ernst & Young LLP or such other firm as may then be TMR's outside auditors ("E&Y"), to conduct the audits as long as E&Y performs to SLOPI's satisfaction. SLOPI reserves the right to use a different E&Y partner to conduct any audit. SLOPI personnel or representatives may participate in the audit and/or review all audit work papers. SLOPI will bear the cost of the audits.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                        THE MERIDIAN RESOURCE CORPORATION



                                    By:
                                    Name:
                                    Title:

                     SHELL LOUISIANA ONSHORE PROPERTIES INC.



                                    By:
                                    Name:
                                    Title:

                                  SCHEDULE I

                     LIST OF ACCEPTABLE INVESTMENT BANKING
                           AND ASSET VALUATION FIRMS



1.    Goldman Sachs

2.    CS First Boston

3.    Merrill Lynch

4.    Chase Securities

5.    Smith Barney

6.    Donaldson Lufkin Jenrette

7.    Petrie Parkman

8.    Dain Rauscher

9.    Morgan Stanley

10.   Howard Weil

The above list may be revised from time to time by a written instrument signed by both TMR and SLOPI.

                                   EXHIBIT G

                     FORM OF REGISTRATION RIGHTS AGREEMENT

                         REGISTRATION RIGHTS AGREEMENT

      REGISTRATION RIGHTS AGREEMENT, dated ____________, 1998 by and between The Meridian Resource Corporation, a Texas corporation (the "Company"), and Shell Louisiana Onshore Properties Inc., a Delaware corporation ("Security Holder").

                             W I T N E S S E T H:

      WHEREAS, the Company and Security Holder have entered into an Agreement and Plan of Merger dated as of March 27, 1998 (the "Merger Agreement") which provides, among other things, for the execution of this Agreement;

      NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and in the Merger Agreement the parties hereto agree as follows:

      Section 1. DEFINITIONS. The terms defined in this Section, whenever used in this Agreement, shall, unless the context otherwise requires, have the respective meanings hereinafter specified. Terms not defined in this Agreement, and defined in the Merger Agreement have the meanings assigned them in the Merger Agreement.

      "Agreement" shall mean this Registration Rights Agreement.

      "Commission" shall mean the United States Securities and Exchange Commission.

      "Common Stock" shall mean the Company's authorized Common Stock, par value $0.01 per share.

      "Company" shall mean The Meridian Resource Corporation, a Texas corporation, and any successor corporation by merger, consolidation or otherwise and any parent corporation resulting from the merger or consolidation of the Company with or into a subsidiary of another corporation.

      "Eligible Stock" means the issued and outstanding shares of Common Stock
(i) that have been issued pursuant to the Agreement and Plan of Merger (the "Merger Agreement") by and among the Company, the Security Holder, LOPI Acquisition Corp. and Louisiana Onshore Properties, Inc., (ii) that have been issued upon conversion of the Series A Convertible Preferred Stock issued pursuant to the Merger Agreement; (iii) that have been purchased by the Security Holder upon the exercise of its rights pursuant to the Stock Rights and Restrictions Agreement; and (iv) that may be issued pursuant to Section 2.7 of the Stock Rights and Restriction Agreement.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "Person" shall mean an individual, a corporation, a partnership, a trust, an unincorporated organization or a government or any agency or political subdivision thereof.

      "Public Offering" shall mean a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act.

      "Registrable Securities" shall mean that portion of the shares of Eligible Stock that any Security Holder is permitted to sell under Section 2.4(f) of the Stock Rights and Restriction Agreement, as such Section may be adjusted in accordance with terms of such Agreement.

      "Registration" shall mean the registration under the Securities Act of Registrable Securities pursuant to either Section 2.A hereof or 2.B hereof.

      "Registration Statement" shall mean a registration statement filed under the Securities Act or a similar document filed pursuant to any other statute then in effect corresponding to the Securities Act.

      "Securities Act" shall mean the Securities Act of 1933, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

      "Security Holder" shall mean Shell Louisiana Onshore Properties Inc., a Delaware corporation, its permitted assigns, or any affiliate thereof holding Common Stock or any successor corporation to any of the foregoing by merger or consolidation or otherwise.

      "Stock Rights and Restrictions Agreement" means that certain Stock Rights and Restrictions Agreement of even date herewith between the Company and the Security Holder.

      Section 2. REGISTRATION RIGHTS.

      A. DEMAND REGISTRATIONS. Subject to the provisions of Section 5 in the event of assignment of this Agreement, if the Company shall receive a written request from Security Holder requesting that the Company file a Registration Statement relating to Registrable Securities, the Company will as promptly as practicable prepare and file a Registration Statement and use reasonable best efforts to cause the Registration Statement to become effective; subject, however, to the following provisions:

            (1) the Company shall be required to file no more than an aggregate of 5 Registration Statements on behalf of Security Holder (or Security Holders in the event of an assignment of this Agreement) pursuant to this Subsection 2.A, plus any number of additional Registration Statements (not to exceed an aggregate of an additional 5) as to which, at the time of the first filing with the SEC, the Security Holder (or Security Holders in the event of an assignment of this Agreement) and its underwriter(s) have reasonably estimated that the price to the public of the Registrable Securities to be sold (before discounts, commissions, and expenses) will be equal to or greater than $50,000,000;

            (2) the Company shall not be obligated (i) to file a requested Registration in the event that the aggregate number of Registrable Securities to be included in such requested Registration is less than 2 1/2% of the issued and outstanding Common Stock; or (ii) to prepare or file such Registration Statement or an amendment or supplement thereto, and may suspend sales, at any time when the Company reasonably determines (by action of the Company's Board of Directors or an officer duly authorized by the Board of Directors to make such decision) that the filing thereof at the time requested, or the offering of Registrable Securities pursuant thereto, would materially and adversely affect a pending or proposed offering of securities of the Company, an acquisition, merger, recapitalization, consolidation, reorganization or similar transaction relating to the Company or negotiations, discussions or pending proposals with respect thereto or require premature disclosure of information not otherwise required to be disclosed to the potential detriment of the Company; PROVIDED, HOWEVER, that such period of sale or distribution shall resume after any such suspension for a number of days necessary to keep such Registration effective for permitted sales thereunder for a term of 90 days. The filing of a Registration Statement, or any amendment or supplement thereto, by the Company may not be deferred, and the sale and distribution of shares may not be suspended, in each case pursuant to the foregoing provisions, for more than 60 days after the abandonment or consummation (or the completion of the distribution of securities in the case of a public offering) of any of the proposals or transactions described therein or, in any event, for more than 120 days during any one year;

            (3) a Registration Statement filed pursuant to a request of Security Holder shall first include all Registrable Securities requested to be included by Security Holder and, only after such inclusion, may, include securities of the Company being sold for the account of the Company provided, however, that securities to be offered on behalf of the Company will be included in such Registration Statement only to the extent that, in the reasonable opinion of the managing underwriter for the Public Offering of Registrable Securities on behalf of Security Holder, such inclusion will not materially adversely affect the distribution of Registrable Securities on behalf of Security Holder;

            (4) the selection of an underwriter for a Public Offering of Registrable Securities by Security Holder shall be subject to the approval of the Company, which shall not be unreasonably withheld;

            (5) for purposes of paragraph (1) of this Subsection A, if a requested Registration Statement is filed and the Company otherwise complies with its obligations hereunder, but the Registration Statement is withdrawn by Security Holder due to a delay in the offering requested by the Company for a period of more than 15 business days pursuant to Section 2, then no requested Registration Statement shall be deemed to have been filed; and

            (6) no Other Holder (as defined below) shall be entitled to include securities or piggyback in any Registration demanded by Security Holder.

      B. INCIDENTAL/"PIGGY-BACK" REGISTRATIONS. If the Company at any time proposes to file a Registration Statement (other than a Registration Statement filed pursuant to Subsection A of this Section) under the Securities Act relating to a Public Offering of Common Stock to be sold for cash that would permit the registration of Registrable Securities, it will give Security Holder as much advance notice, in writing, as is reasonably practicable under the circumstances, but in any event not less than 5 days, before the filing with the Commission of such Registration Statement, which notice shall set forth the securities proposed to be registered. The notice shall offer to include in such filing such amount of Registrable Securities as Security Holder may request. If Security Holder wishes to have Registrable Securities registered for sale in the Public Offering pursuant to this Subsection B, it shall advise the Company in writing within 20 days after the date of receipt of such offer from the Company (or such shorter period, but in any event not less than 5 days, as the Company shall specify in its notice to Security Holder), setting forth the amount of Registrable Securities for which registration is requested. If the managing underwriter of the proposed Public Offering of Common Stock by the Company shall advise the Company in writing that, in the reasonable opinion of the managing underwriter, the distribution of the Registrable Securities requested by Security Holder to be included in the Registration Statement concurrently with securities being registered for sale by the Company would materially adversely affect the distribution of such securities by the Company and Security Holder, then the Company shall so advise the Security Holder and the number of securities that are entitled to be included in the registration and underwriting shall be allocated as follows: (i) in the event a Registration Statement is being filed in connection with the exercise of registration rights by a security holder other than the Security Holder (an "Other Holder"), all of any Other Holder's shares of Common Stock shall be included in the registration and the remaining number of securities that are entitled to be included in the registration shall be allocated (A) 80% to the Company and any other shareholders (not including the Other Holder or the Security Holder) whose shares are to be included in such Registration Statement and (B) 20% to the Security Holder, and (ii) in the event the registration is not being filed in connection with the exercise of registration rights of any Other Holder (a) 80% to the Company and any other shareholders (not including Security Holder) whose shares are to be included in such Registration Statement and (b) 20% to Security Holder. If any Person does not agree to the terms of any such underwriting, such Person shall be excluded therefrom by written notice from the Company or the underwriter.

            Nothing contained in this Subsection B shall, however, limit the Company's right to cancel, postpone or withdraw any such registration proposed by the Company for any reason.

            Any obligation of the Company to effect a registration pursuant to this Subsection B shall be conditioned upon Security Holder entering into an underwriting agreement with the Company and the managing underwriters of the registered offering of the type described in paragraph (10) of Subsection C.

      C. REGISTRATION PROCEDURES. If the Company is required by the provisions of Subsections A or B of this Section 2 to effect the Registration of any of the Registrable Securities under the Securities Act, the Company will, as soon as in reasonably practicable:

            (1) Prepare and file with the Commission a Registration Statement with respect to such securities and use its reasonable best efforts to cause such Registration Statement to become and, subject to paragraph (2) of this Subsection C, remain effective.

            (2) Keep such Registration effective, and the prospectus used in connection therewith, current for a period of ninety (90) days or until the Security Holder has completed the distribution described in the Registration Statement relating thereto, whichever first occurs (the "Selling Period"); provided, however, that (a) the Selling Period shall be extended for a period of time equal to any period that Security Holder refrains from selling any securities included in such registration pursuant to a suspension under Subsection A.

            (3) Prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and such prospectus current in compliance with Section 10 of the Securities Act, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Common Stock covered by such Registration Statement; provided, however, that the Company shall have no obligation under this paragraph (3) after the period required by paragraph (2) of this Subsection C has lapsed.

            (4) Furnish to Security Holder such number of copies of such Registration Statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such Registration Statement (including each preliminary prospectus, summary prospectus and prospectus supplement), in conformity with the requirements of the Securities Act, and such other documents, as Security Holder may reasonably require in order to facilitate the public offering, sale or other disposition of the Registrable Securities owned by Security Holder.

            (5) Use reasonable best efforts to register or qualify the Common Stock covered by such Registration Statement under such other securities or blue sky laws of jurisdictions in the United States of America as Security Holder shall reasonably request (excluding however any jurisdiction in which the filing would subject the Company to additional tax liability, and any jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration or qualification which consent would not be required but for this paragraph (5)), and do such other acts and things as may be required to enable Security Holder to consummate the public sale or other disposition in such jurisdictions of the Registrable Securities owned by Security Holder.

            (6) Otherwise use reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement which satisfies the provisions of Section 11(a) of the Securities Act.

            (7) Immediately notify Security Holder at any time when a prospectus is required to be delivered under the Securities Act within the Selling Period referred to in paragraph (2) of this Subsection C, of the Company becoming aware that the prospectus included in the Registration Statement, or as such prospectus may be amended or supplemented, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances then existing, and at the request of Security Holder to promptly prepare and furnish to Security Holder a number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in the light of the circumstances then existing. In the event the Company shall give any such notice, Security Holder shall immediately suspend use of the prospectus and the Selling Period shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when Security Holder shall have received the copies of such supplemented or amended prospectus.

            (8) In the event that the Company suspends use by Security Holder of a prospectus relating to an offering of Registrable Securities pursuant to a suspension under Subsection A, because the Company is conducting negotiations for a material business combination or due to pending material developments or events that have not yet been publicly disclosed and as to which the Company believes public disclosure will be prejudicial to the Company, the Company shall deliver notice in writing to the effect of the foregoing and, upon receipt of such notice, the Security Holder shall not use the prospectus, and the Selling Period shall cease to run or will not commence, until such Security Holder has received copies of the supplemented or amended prospectus provided for in paragraph 3 of this Subsection C, or until it is advised in writing by the

Company that the prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in such prospectus. The Company will use reasonable best efforts to ensure that the use of the prospectus may be resumed, and the Selling Period will commence, as promptly as is practicable and, in any event, promptly after the earlier of (x) public disclosure of such material business combination or pending material development or event sufficient to permit an affiliate of the Company to sell Common Stock or (y) in the judgment of the Company, public disclosure of such material business combination or material development or event would not be prejudicial to the Company.

            (9) Use its reasonable best efforts to list such Registrable Securities on the primary securities exchange or other trading market on which the Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange or other trading market, and to provide a transfer agent and registrar for such Registrable Securities covered by such Registration Statement not later than the effective date of such Registration Statement.

            (10) Enter into such agreements (including an underwriting agreement in customary form and containing customary provisions relating to legal opinions and accountants' letters and customary representations and warranties and customary provisions for mutual indemnification and contribution between the Company and the underwriters for Security Holder) and take such other actions as Security Holder may reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

            (11) Make available for inspection by Security Holder, by any underwriter participating in any disposition to be effected pursuant to such Registration Statement and by any attorney, accountant or other agent retained by Security Holder or any such underwriter, all customary financial and other records, customary corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all customary information requested by Security Holder, such underwriter, attorney, accountant or agent, as is reasonably needed in connection with such Registration Statement; provided such parties execute confidentiality agreements reasonably acceptable to the Company.

            Except as otherwise provided in Section 2.7(b) of the Stock Rights and Restriction Agreement, underwriting discounts and commissions attributable to securities offered on behalf of Security Holder plus the fees and expenses of separate counsel for Security Holder incurred in connection with effecting a Registration pursuant to this Section 2 shall be borne by Security Holder. All other expenses incurred in connection with the Registration Statement shall be borne by the Company.

            It shall be a condition precedent to the obligation of the Company to take any action pursuant to this Section 2 in respect of the Registrable Securities which are to be registered at the request of Security Holder that Security Holder shall furnish to the Company such information regarding the securities held by it and the intended method of disposition thereof as the Company shall reasonably request and as shall be required in connection with the action taken by the Company.

      D.    INDEMNIFICATION.

            (1) In the event of any Registration of any Registrable Securities under the Securities Act pursuant to this Section 2, the Company agrees to indemnify and hold harmless Security Holder, its directors, officers and employees, and each other Person, if any, who controls Security Holder within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Security Holder or any such director, officer, employee or controlling Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which such securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse Security Holder or such director, officer, employee or controlling Person for reasonable legal or any other expenses reasonably incurred by Security Holder or such director, officer, employee or controlling Person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any alleged untrue statement or alleged omission made in such Registration Statement, preliminary prospectus, prospectus, or amendment or supplement in reliance upon and in conformity with written information furnished to the Company in writing for use therein; and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus if such untrue statement or alleged untrue statement or omission or alleged omission has been the subject of a notice given to Security Holder pursuant to paragraph (7) of Subsection C if Security Holder after receipt of such notice and prior to the receipt of a corrected prospectus sold a Registrable Security to the Person asserting such loss, claim, damage, liability or expense who purchased such Registrable Security which is the subject thereof form Security Holder. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Security Holder or such director, officer, employee or participating Person or controlling Person, and shall survive the transfer of such securities by Security Holder.

            (2) Security Holder agrees to indemnify and hold harmless the Company, its directors, officers and employees and each other Person, if any, who controls the Company against any losses, claims, damages or liabilities joint or several, to which the Company or any such director, officer, or employee or any such Person may become subject under the Securities Act or any other statute or at common law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any alleged untrue statement of any material fact contained, on the effective date thereof, in any Registration Statement under which Registrable Securities were registered under the Securities Act at the request of Security Holder, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, or (ii) any alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such alleged untrue statement or alleged omission was made in such Registration Statement, preliminary prospectus, prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company in writing by Security Holder for use therein, and shall reimburse the Company or such director, officer, employee or other Person for any reasonable legal or any other expenses reasonably incurred in connection with investigating or defending any such loss, claim, damage, liability or action.

            (3) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Subsection E, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligation under this Subsection D to the extent the indemnifying party is not materially prejudiced by such failure. In case any such action is brought against an indemnified party, the indemnified party shall permit the indemnifying party to assume the defense of such action or proceeding, provided that counsel for the indemnifying party, who shall conduct the defense of such action or proceeding shall be approved by the indemnified party (whose approval shall not be unreasonably withheld) and the indemnified party may participate in such defense at such indemnified party's expense unless in the opinion of counsel to such indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim that would prevent the indemnified party's counsel from adequately representing both parties, in which event the indemnifying party shall pay the reasonable fees and expense of separate counsel for the indemnified party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. The indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate
                                    -9-
firm for all indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent.

            (4) Indemnification similar to that specified in the preceding paragraphs of this Subsection E shall be given by the Company and Security Holder (with such modifications as shall be appropriate) with respect to liability related to any required registration or other qualification of Registrable Securities under any Federal or state law or regulation of governmental authority other than the Securities Act.

            (5) If the indemnification provided for in this Subsection D is unavailable or insufficient to hold harmless an indemnified party under paragraphs (1) or (2) above, then the indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in paragraphs (1) or (2) above, in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and Security Holder on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equity considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Security Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and Security Holder agree that it would not be just and equitable if contributions pursuant to this paragraph (5) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this paragraph (5). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this paragraph (5) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim (which shall be limited as provided in paragraph (3) above if the indemnifying party has assumed the defense of any such action in accordance with the provisions thereof) which is the subject of this paragraph
(5). Notwithstanding the provisions of this paragraph (5), in respect of any loss, claim, damage or liability based upon any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact which relates to information other than information supplied by Security Holder, Security Holder shall not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities offered by it and distributed to the public were offered to the public exceeds the amount of any damages which Security Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Promptly after receipt by an indemnified party under this paragraph (5) of notice of the commencement of any action against such party in respect of which a claim for contribution may be made against an indemnifying party under this paragraph (5), such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in paragraph (3) above has not been given with respect to such action; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under this paragraph
(5) to the extent such omission is not prejudicial.

      E. PUBLIC AVAILABILITY OF INFORMATION. The Company shall comply with all public information reporting requirements of the Commission, to the extent required from time to time to enable Security Holder to sell Registrable Securities without Registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the Commission. Upon the request of Security Holder, the Company will deliver to Security Holder a written statement as to whether it has complied with such requirements.

      F. SUPPLYING INFORMATION. The Company shall cooperate with Security Holder in supplying such information as may be necessary for Security Holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Registrable Securities.

      G. SPECIFIC PERFORMANCE. Each party hereto acknowledges and agrees that each other party hereto would be irreparably harmed and would have no adequate remedy of law if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, it is agreed that, in addition to any other remedies by law or in equity which may be available, the parties hereto shall be entitled to obtain temporary and permanent injunctive relief with respect to any breach or threatened breach of, or otherwise obtain specific performance of the covenants and other agreements contained in this Agreement.

      Section 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Security Holder that (a) the Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (c) this Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company, and, assuming this Agreement constitutes a valid and binding obligation of Security Holder is enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors, rights generally from time to time and to general principles of equity, and except as the enforceability thereof may be limited by considerations of public policy.

      Section 4. REPRESENTATIONS AND WARRANTIES OF SECURITY HOLDER. Security Holder represents and warrants to the Company that (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, (b) the execution and delivery of this Agreement by Security Holder and the consummation by Security Holder of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Security Holder and no other corporate proceedings on the part of Security Holder are necessary to authorize this Agreement or any of the transactions contemplated hereby, and (c) this Agreement has been duly executed and delivered by Security Holder and constitutes a valid and binding obligation of Security Holder, and, assuming this Agreement constitutes a valid and binding obligation of the Company, is enforceable against Security Holder in accordance with its terms subject to applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance and similar laws affecting creditors' rights generally from time to time and to general principles of equity, and except as the enforceability thereof may be limited by considerations of public policy.

      Section 5. STOCK RIGHTS AND RESTRICTIONS AGREEMENT. This Agreement shall be in all respects subject to the terms and conditions of the Stock Rights and Restrictions Agreement between the parties hereto and of even date herewith. As provided in the next sentence, this Agreement may be assigned by Security Holder, in whole or in part, in connection with any transfer (one or more) of Registrable Securities that is permitted under the Stock Rights and Restrictions Agreement except for transfers (i) in a Public Offering or (ii) pursuant to Rule 144 or Rule 145; provided, however, that any such transferee who is not an Affiliate of Security Holder must acquire from the Security Holder a number of Registrable Securities equal to at least 25% of the Eligible Stock then held by Security Holder and its Affiliates. In order for any such transferee to be entitled to the benefits of this Agreement and thereby become a "Security Holder," such transferee must agree to be bound by this Agreement by executing a counterpart of this Agreement. In the event of an assignment or partial assignment of this Agreement pursuant to this Section 5, notices and requests to and from the Company pursuant to this Agreement shall continue to be made only to and from the Security Holder until such time as Security Holder shall otherwise advise the Company in writing from time to time that a transferee-Security Holder(s) will give and receive notices and requests.

      In the event that any such transferee-Security Holder is an E&P Company (as defined in the Stock Rights and Restriction Agreement), then any underwriter for such E&P Company shall have customary access to perform its due diligence obligations with respect to any Registration Statement subject to confidentiality obligations that prohibit the sharing or disclosure of information with such E&P Company, and no such E&P Company shall, by virtue of this Agreement, have access to non-public information of the Company.

      No transfer or assignment of this Agreement shall increase the number of Registrations which the Company is obligated to make under this Agreement.

      Section 6. NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or transmitted by telex, telegram or facsimile transmission or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

             (a)  if to Security Holder, to:

                  Shell Louisiana Onshore Properties Inc.
                  P.O. Box 7986
                  Newark, Delaware 19714
                  Attention:  Corporate Secretary

                  with a copy to:

                  Shell Oil Company Legal Firm
                  P.O. Box 2463
                  Houston, Texas 77252
                  Attention:  Danna M. Walton
                  Fax: 713-241-5056

            (b)   if to the Company, to:

                  The Meridian Resource Corporation
                  15995 N. Barkers Landing, Suite 300
                  Houston, Texas  77079
                  Attention:  Joseph A. Reeves, Jr., Chairman and
                              Chief Executive Officer
                  Fax:  (281) 558-5595

                  with a copy to:

                  Fulbright & Jaworksi L.L.P.
                  1301 McKinney Street, Suite 5100
                  Houston, Texas  77010
                  Attention:  Curtis W. Huff
                  Fax:  (713) 651-5246

      Section 7. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.

      Section 8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, which together shall constitute a single agreement.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their officers thereunto duly authorized.

                        THE MERIDIAN RESOURCE CORPORATION


                                    By
                                    Name
                                    Title


                       SHELL LOUISIANA ONSHORE PROPERTIES
                                    INC.


                                    By
                                    Name
                                    Title

                                   EXHIBIT H

                           CONTINGENT CONSIDERATION

      For purposes of this Agreement, the parties agree that the Company's federal income tax basis in its assets as of the Effective Time is $36 million (the "Agreed Tax Basis"). In the event that (i) the Company is entitled to increase the tax basis of its assets held at the Effective Time for periods during either 1997 or 1998 through the Effective Time, which adjustment has the effect of increasing the Company's Agreed Tax Basis in its assets by more than 100 percent (the "Threshold Amount"), and (ii) such increased tax basis is available to the Company after the Closing, the parties agree as follows:

      Notwithstanding any provision in this Agreement or the Stock Rights and Restrictions Agreement which might otherwise limit the acquisition by SLOPI or any of it Affiliates of additional shares of TMR Common Stock, to the extent that TMR's consolidated federal income tax group actually realizes a cash benefit as a result of such increase in basis in the Company's assets in excess of the Threshold Amount with respect to any consolidated federal income tax return which includes the Company for any period ending before the tenth anniversary of the Closing, TMR shall issue and deliver to SLOPI an additional number of shares of TMR Common Stock equal in value to 60% of such cash benefit. Such additional shares of TMR Common Stock shall be delivered within 30 days after the date of filing of TMR's federal income tax return for each year in which TMR or the Company realizes such cash benefit. For purposes of this Agreement, in determining whether a reduction in TMR's federal income tax has actually been realized, TMR shall be entitled to utilize all other deductions, expenses, and credits of all members of its affiliated group before utilizing any tax benefits arising from such increase in tax basis of the Company's assets. For purposes of issuing additional shares of TMR Common Stock, all such shares shall be valued at the "Average Per Share Market Value" with respect to the date of issuance (as such term is defined in the Stock Rights and Restriction Agreement).

                                  SCHEDULE I

                            TMR DISCLOSURE SCHEDULE

                                   (OMITTED)

                                  SCHEDULE II

                          COMPANY DISCLOSURE SCHEDULE

                                   (OMITTED)

                                 SCHEDULE III

                 TRUE-UP ACCOUNTING PROCEDURES AND PRINCIPLES
                   OPERATIONS AND PRODUCTION AFTER 12/31/97

SLOPI DIVIDEND AND OPERATIONS ON AND AFTER 1/1/98

Although Closing will occur after 1/1/98, the parties agree that, in general, the economic benefits and burdens relating to the LOPI Properties prior to 1/1/98 shall be for the benefit of SLOPI and that the benefits and burdens relating to the LOPI Properties on and after 1/1/98 shall be for the benefit of TMR. In order to divide the benefits and burdens relating to the LOPI Properties in such a manner, the parties hereby agree to the following:

      (1) SLOPI will have received a dividend (the "SLOPI Dividend") by the Company in an amount in accordance with Section 8.2(a) relating to the period beginning 10/1/97 and ending 12/31/97 such that the accounts and records of the Company following payment of the SLOPI Dividend reflect or include only the following: (i) the benefits from all Production and Proceeds from the LOPI Properties in respect of operations on or after January 1, 1998, including all Revenues,
            (ii) the burdens of all Production and Proceeds from the LOPI Properties in respect of operations on or after January 1, 1998, including all Expenditures on or after January 1, 1998, (iii) all assets and liabilities relating to Suspense Funds for the LOPI Properties (which assets and liabilities shall "net" to zero; (iv) all property, plant and equipment that are LOPI Properties; and (v) all liabilities associated with deferred taxes and gas imbalances.

      (2) The Company shall accrue an amount for taxes described in Section 9.10(a)(3) of the Agreement relating to the taxable period beginning January 1, 1998.

REVENUES

Oil, gas and natural gas liquids production revenues accounted for shall include
(i) the actual value received of production sold or transferred and recorded in accordance with GAAP and the appropriate adjustments for royalties, and other contractual provisions, Revenues will specifically exclude (a) products purchases for resale, (b) production and severance taxes, and (c) any marketing fees paid to affiliates. Other revenues will include miscellaneous revenues and expenses associated with oil and gas operations.

                                   III-1

PRODUCTION AND PROCEEDS

Production and Proceeds shall include, without limitation, proceeds from any imbalance and oil in storage above the pipeline connection, and take-or-pay collections/rights and accounts receivable attributable to production and all other monetary payments (including, without limitation, proceeds from the sale of mineral production, credits, tax refunds, insurance proceeds, salvage payments and reimbursement of joint operating costs and expenses) attributable to the ownership, use or production of the LOPI Properties.

EXPENDITURES

Expenditures shall include (i) all direct expenditures incurred to operate and maintain wells and related equipment, including, such expenditures as operating labor, repairs and maintenance, materials, supplies, and fuel consumed in operations, reconditioning and recompletion activities, (ii) exploration costs associated with geological and geophysical activity (including, but not limited to seismic activity to the extent title is owned by LOPI), acquiring, carrying and retaining undeveloped properties (other than the LOPI Properties), and drilling exploratory wells determined to be productive or non-productive (excluding non-producing amortization), (iii) severance and ad valorem taxes,
(iv) regulatory fees, (v) processing, compression, dehydration and separation fees and transportation and gathering costs, (vi) all capital expenditures associated with drilling, completing and equipping the operations, and (vii) operating overhead charges of $1.64 per net barrel equivalent of production calculated on the basis of 6mcf per barrel of oil equivalent.

SUSPENSE FUNDS

Suspense Funds shall include the amount of money representing the aggregate amount of all suspense accounts associated with the LOPI Properties, including accounts receivable from interest owners relating to the LOPI Properties on account of revenue settlement disbursements, whether incurred prior to, on or after 1/1/98, provided that, the assets constituting Suspense Funds are at least equal to the liabilities constituting Suspense Funds; and PROVIDED FURTHER, that Suspense Funds shall not include any associated amounts for administrative and legal expenses relating to periods prior to 1/1/98, it being understood that such administrative and legal expenses associated with Suspense Funds prior to 1/1/98 shall be for the account of SLOPI and administrative and legal expenses associated with Suspense Funds on or after 1/1/98 (other than internal and affiliate charges, which shall be included in the operating overhead charges provided above) shall be for the account of TMR.

INTERIM ACCOUNTING PAYMENT AND COLLECTION SERVICES

From 1/1/98 until Closing, SLOPI shall, for the account of and in consideration of the overhead charges set forth in clause (vii) of the definition of Expenditures, provide all necessary and appropriate financial accounting services for the Properties and all related operations and

                                   III-2
administration of the LOPI Properties in the same manner and to the same extent provided by Shell prior to 1/1/98, taking into account and acting consistent with the provisions in this agreement. Shell shall, for the account of and at the sole cost to the Company, pay all expenditures which are the obligations of the Company and collect all proceeds and other monetary payments which are allocated to the Company.

POST CLOSING SETTLEMENT

Within sixty (60) business days after Closing, SLOPI and its Affiliates shall make a final post-closing settlement to account for all revenues, expenditures, accruals for taxes described in Section 9.10(a)(3) of the Agreement and other obligations associated with the period starting with 1/1/98 and inclusive through the Effective Time to insure the division of economic benefits and burdens as contemplated under these true-up accounting principles. SLOPI and its Affiliates shall provide TMR with access to the post closing settlement calculation and the work papers related thereto. If after such 60 business day period, TMR shall have an objection to the calculation of the post closing settlement, then the parties shall attempt to resolve such dispute over the 15 business day period following the delivery of the post closing statement. If no objections are made during such 15 business day period, the applicable party shall pay the other party in cash the net amount owed pursuant to the post closing settlement, and if there is a dispute, the net amount of any undisputed amounts. If disputes with respect to the final settlement cannot be resolved within the 15 business day period, then either party with notice to the other party may submit the matters in dispute to Arthur Andersen & Co. or such other nationally recognized independent accounting firm as may be approved by the parties, which firm shall render an opinion on such disputed matters. Within five days of the delivery of such opinion, the amounts owed as determined by such accounting firm shall be paid in cash by the owing party to the other party.

ACCOUNTING INFORMATION TO BE PROVIDED TO SLOPI BY TMR

TMR shall provide SLOPI financial information necessary for SLOPI to recognize and disclose its interest in TMR in accordance with SEC requirements. This will include access to information necessary to convert TMR's financial records to successful efforts accounting and the costs of conversion from full cost to successful efforts shall be borne by SLOPI. For the 10-Q reporting periods ending March 31, June 20 and September 30 of each year, TMR shall provide such information on or about the 30th day following the end of the applicable period, absent special circumstances in which case it will be provided as soon as practicable, but in no event later than the 40th day following the end of the applicable period. For calendar year periods, TMR shall provide such information on or about the 60th day following the end of the period, absent special circumstances in which case it will be provided as soon as reasonably practicable, but in no event later than March 15 of the following calendar year.

                                   III-3